Dated 11 May 2021 UNILEVER FINANCE NETHERLANDS B.V. and UNILEVER PLC and UNILEVER UNITED STATES, INC. and THE LAW DEBENTURE TRUST CORPORATION P.L.C. TWENTY-THIRD SUPPLEMENTAL TRUST DEED relating to a U.S.$25,000,000,000 Debt Issuance Programme Ref: L-309202 Linklaters LLP A43902758 2 This Twenty-Third Supplemental Trust Deed is made 11 May 2021 between: (1) UNILEVER FINANCE NETHERLANDS B.V. (“UFN”), a company incorporated under the laws of The Netherlands, whose corporate seat is in Rotterdam and its address at Weena 455, 3013 AL, Rotterdam, The Netherlands, UNILEVER PLC (“PLC”), a company incorporated under the laws of England, whose registered office is at Port Sunlight, Wirral, Merseyside CH62 4ZD, United Kingdom and UNILEVER UNITED STATES, INC. (“UNUS”), a company incorporated under the laws of the State of Delaware, United States of America, whose registered office is at 1209 Orange Street, Wilmington, Delaware 19801, United States of America; and (2) THE LAW DEBENTURE TRUST CORPORATION p.l.c., a company incorporated under the laws of England, whose registered office is at Eighth Floor, 100 Bishopsgate, London EC2N 4AG, United Kingdom (the “Trustee”, which expression shall, wherever the context so admits, include any other trustee or trustees for the time being of these presents). Whereas: (A) This Deed is supplemental to the Trust Deed dated 22 July 1994 made between PLC, UNUS, the Trustee, Unilever N.V. and Unilever Japan Holdings K.K. (the “Principal Trust Deed”) as amended by the First Supplemental Trust Deed dated 24 July 1995, the Second Supplemental Trust Deed dated 11 July 1996, the Third Supplemental Trust Deed dated 13 November 1997, the Fourth Supplemental Trust Deed dated 11 November 1998, the Fifth Supplemental Trust Deed dated 4 July 2000, the Sixth Supplemental Trust Deed dated 2 July 2001, the Seventh Supplemental Trust Deed dated 1 July 2002, the Eighth Supplemental Trust Deed dated 27 June 2003, the Ninth Supplemental Trust Deed dated 2 June 2004, the Tenth Supplemental Trust Deed dated 10 August 2005, the Eleventh Supplemental Trust Deed dated 15 May 2007, the Twelfth Supplemental Trust Deed dated 13 May 2008, the Thirteenth Supplemental Trust Deed dated 11 May 2009, the Fourteenth Supplemental Trust Deed dated 6 May 2010, the Fifteenth Supplemental Trust Deed dated 5 May 2011, the Sixteenth Supplemental Trust Deed dated 4 May 2012, the Seventeenth Supplemental Trust Deed dated 3 May 2013, the Nineteenth Supplemental Trust Deed dated 2 May 2014, the Twentieth Supplemental Trust Deed dated 1 May 2015, the Twenty-First Supplemental Trust Deed dated 22 April 2016 and the Twenty-Second Supplemental Trust Deed dated 15 May 2019. (B) The parties of the first part hereto desire to modify certain provisions of the Principal Trust Deed, as amended. Now this Twenty-Third Supplemental Trust Deed witnesses and it is agreed and declared as follows: 1 Definitions All expressions defined in the Principal Trust Deed shall, unless there is anything in the subject or context inconsistent therewith, have the same meanings in this Twenty-Third Supplemental Trust Deed. 2 The Trust Deed (A) The Principal Trust Deed is hereby amended and restated as of the effective date hereof and as set out in Clause 3 below and shall henceforth be read and construed A43902758 3 as one document in the form set out in the Schedule to this Twenty-Third Supplemental Trust Deed. (B) Save to the extent specifically referred to in this Twenty-Third Supplemental Trust Deed, nothing contained in this Twenty-Third Supplemental Trust Deed shall be construed as a waiver, variation, modification or amendment of the provisions of the Principal Trust Deed and the Principal Trust Deed, all issued Notes and all issued Coupons shall continue in full force and effect. For the avoidance of doubt, this Twenty-Third Supplemental Trust Deed only governs Notes issued after the date hereof. 3 Effectiveness The amendments to the Principal Trust Deed effected by this Twenty-Third Supplemental Trust Deed shall take effect on the date of execution by the last party to this Twenty-Third Supplemental Trust Deed. 4 Notices Pursuant to Clause 17(A) of the Principal Trust Deed, the Trustee hereby agrees that notice of the execution of this Twenty-Third Supplemental Trust Deed need not be given to the Noteholders in accordance with Condition 14 of the Notes. 5 Counterparts This Twenty-Third Supplemental Trust Deed may be executed in any number of counterparts, each of which shall be identical and all of which, when taken together, shall constitute one and the same instrument and any one of the parties hereby may execute this Twenty-Third Supplemental Trust Deed by signing any such counterpart. 6 Rights of Third Parties The parties to this Twenty-Third Supplemental Trust Deed do not intend that any term of this Twenty-Third Supplemental Trust Deed should be enforceable, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this Twenty-Third Supplemental Trust Deed. 7 Governing Law This Twenty-Third Supplemental Trust Deed, and any non-contractual obligations arising out of or in connection with it, is governed by, and shall be construed in accordance with, the laws of England and the provisions relating to jurisdiction contained in Clause 34 of the Principal Trust Deed shall apply, mutatis mutandis, hereto. (Signature page to the Trust Deed) In witness whereof this Twenty-Third Supplemental Trust Deed has been executed as a deed by the parties hereto and is intended to be and is hereby delivered on the date first above written. EXECUTED as a DEED by UNILEVER PLC acting by: in the presence of: Witness’s signature Name Address Occupation

(Signature page to the Trust Deed) EXECUTED as a DEED by UNILEVER FINANCE NETHERLANDS B.V. (having its corporate seat in Rotterdam, The Netherlands) acting by: in the capacity as Duly Authorised Attorney under its authority acting by: (Signature page to the Trust Deed) EXECUTED as a DEED by the said UNILEVER UNITED STATES, INC. acting by under its authority: (Signature page to the Trust Deed) EXECUTED as a DEED by THE LAW DEBENTURE TRUST CORPORATION p.l.c. in the presence of: Director: Secretary, representing Law Debenture Corporate Services Ltd: A43902758 i SCHEDULE Dated 22 July 1994 as amended and restated on 11 May 2021 UNILEVER FINANCE NETHERLANDS B.V. and UNILEVER PLC and UNILEVER UNITED STATES, INC. and THE LAW DEBENTURE TRUST CORPORATION P.L.C. TWENTY THIRD SUPPLEMENTAL TRUST DEED relating to a U.S.$25,000,000,000 Debt Issuance Programme (as amended by the First Supplemental Trust Deed dated 24 July 1995, the Second Supplemental Trust Deed dated 11 July 1996, the Third Supplemental Trust Deed dated 13 November 1997, the Fourth Supplemental Trust Deed dated 11 November 1998, the Fifth Supplemental Deed dated 4 July 2000, the Sixth Supplemental Trust Deed dated 2 July 2001, the Seventh Supplemental Trust Deed dated 1 July 2002, the Eighth Supplemental Trust Deed dated 27 June 2003, the Ninth Supplemental Trust Deed dated 2 June 2004, the Tenth Supplemental Trust Deed dated 10 August 2005, the Eleventh Supplemental Trust Deed dated 15 May 2007, the Twelfth Supplemental Trust Deed dated 13 May 2008, the Thirteenth Supplemental Trust Deed dated 11 May 2009, the Fourteenth Supplemental Trust Deed dated 6 May 2010, the Fifteenth Supplemental Trust Deed dated 5 May 2011, the Sixteenth Supplemental Trust Deed dated 4 May 2012, the Seventeenth Supplemental Trust Deed dated 3 May 2013, the Nineteenth Supplemental Trust Deed dated 2 May 2014, the Twentieth Supplemental Trust Deed dated 1 May 2015, the Twenty-First Supplemental Trust Deed dated 22 April 2016, the Twenty-Second Supplemental Trust Deed dated 15 May 2019 and the Twenty-Third Supplemental Trust Deed dated 11 May 2021) Ref: L-309202 Linklaters LLP

A43902758 i Table of Contents Contents Page 1 Definitions ................................................................................................................................ 1 2 Amount of the Notes ............................................................................................................... 8 3 Covenant to repay and to pay interest .................................................................................... 9 4 Issue and constitution of Notes ..............................................................................................11 5 Forms and issue of the Notes ............................................................................................... 12 6 Stamp Duties ......................................................................................................................... 13 7 Covenant to observe provisions of the Trust Deed and Schedules ...................................... 14 8 Guarantee ............................................................................................................................. 14 9 Application of moneys received by the Trustee .................................................................... 16 10 Power to retain and invest less than 10 per cent. ................................................................. 17 11 Authorised investments ......................................................................................................... 17 12 Indemnification of the Trustee upon enforcement ................................................................. 18 13 Payment to Noteholders and Couponholders ....................................................................... 18 14 Production of Notes and Coupons ........................................................................................ 18 15 Covenants by the Issuers and the Guarantors ..................................................................... 19 16 Remuneration of the Trustee ................................................................................................. 21 17 Modifications and Substitution .............................................................................................. 23 18 Redemption, Purchase and Cancellation .............................................................................. 28 19 Noteholders to be treated as holding all Coupons ................................................................ 28 20 No notice to Couponholders .................................................................................................. 29 21 Trustee may enter into other transactions with PLC or any of its group companies............. 29 22 Provisions supplemental to the Trustee Act 1925 and the Trustee Act 2000 in favour of the Trustee .................................................................................................................................. 30 23 Disapplication ........................................................................................................................ 32 24 Trustee entitled to assume due performance........................................................................ 32 25 Waiver ................................................................................................................................... 33 26 Power to delegate ................................................................................................................. 33 A43902758 ii 27 Competence of a majority of Trustees .................................................................................. 33 28 Appointment of New Trustees ............................................................................................... 34 29 Retirement of Trustees .......................................................................................................... 34 30 Powers of the Trustee are additional .................................................................................... 35 31 Currency Indemnity ............................................................................................................... 35 32 Notices .................................................................................................................................. 36 33 Contracts (Rights of Third Parties) Act 1999 ......................................................................... 37 34 Governing Law ...................................................................................................................... 37 The First Schedule Form of Temporary Global Note ....................................................................... 38 The Second Schedule Form of Permanent Global Note ................................................................. 50 The Third Schedule Form of Definitive Note ................................................................................... 58 The Fourth Schedule Terms and Conditions of the Notes .............................................................. 68 The Fifth Schedule Form of Supplemental Deed increasing Programme Limit .............................114 The Sixth Schedule Form of Supplemental Deed joining a New Issuer ........................................115 The Seventh Schedule Form of Supplemental Deed releasing an Issuer .....................................118 The Eighth Schedule Provisions for Meetings of Holders of Notes .............................................. 120 A43902758 1 This Trust Deed is made on the 22nd day of July 1994 and amended and restated on 11 May 2021 between: (1) UNILEVER FINANCE NETHERLANDS B.V. (“UFN”), a company incorporated under the laws of The Netherlands, whose corporate seat is in Rotterdam and its address at Weena 455, 3013 AL, Rotterdam, The Netherlands, UNILEVER PLC (“PLC”), a company incorporated under the laws of England, whose registered office is at Port Sunlight, Wirral, Merseyside CH62 4ZD, United Kingdom and UNILEVER UNITED STATES, INC. (“UNUS”), a company incorporated under the laws of the State of Delaware, United States of America, whose registered office is at 1209 Orange Street, Wilmington, Delaware 19801, United States of America; and (2) THE LAW DEBENTURE TRUST CORPORATION p.l.c., a company incorporated under the laws of England, whose registered office is at Eighth Floor, 100 Bishopsgate, London EC2N 4AG, United Kingdom (hereinafter called the “Trustee”, which expression shall, wherever the context so admits, include any other trustee or trustees for the time being of these presents). Whereas: (A) UFN, PLC and UNUS have authorised the establishment of a programme for the issuance of debt instruments (the “Programme”) to be constituted in the manner hereinafter appearing. (B) UFN, PLC and UNUS have duly authorised the issue of a maximum aggregate principal amount of U.S.$25,000,000,000 (or its equivalent in other currencies) (or such greater amount as shall be established pursuant to Clause 2(B) hereof) of notes outstanding under the Programme (the “Programme Limit”). (C) Each issue will be represented by notes issued in bearer form. (D) Pursuant to powers contained in their constitutional documents, UFN, PLC and UNUS have duly authorised the execution of these presents as the principal instrument subject to which Notes (as defined below) may from time to time be issued by any of the Issuers (as defined below) and constituted. (E) Each of the Guarantors (as defined below) has agreed to guarantee in the manner hereinafter appearing such obligations of the Issuers as are hereinafter specified and in respect of whose obligations under these presents and under the Notes the relevant Guarantor has given its guarantee hereunder. (F) The Law Debenture Trust Corporation p.l.c. has agreed to act as trustee of these presents for the Noteholders and the Couponholders upon the terms and subject to the conditions hereinafter contained. Now this deed witnesseth and it is hereby declared as follows: 1 Definitions (A) In these presents (including the recitals), unless there is something in the subject or context inconsistent therewith, the expressions following shall have the meanings hereinafter mentioned (that is to say): “Calculation Agency Agreement” means any agreement made between the relevant Issuer, the relevant Guarantor(s), the Trustee and the Calculation Agent in A43902758 2 the form, or substantially in the form of the Calculation Agency Agreement set out in the first schedule to the Paying Agency Agreement; “Calculation Agent” means the institution appointed as such by the relevant Issuer and relevant Guarantor(s) with the prior approval of the Trustee for any Series of Notes issued by such Issuer and specified in the relevant Final Terms; “CGN” means a Note in global form which is not a New Global Note, as so specified in the Final Terms relating to the applicable Tranche; “Clearstream, Luxembourg” means Clearstream Banking S.A.; “Common Safekeeper” means an ICSD or such person as may be nominated by the ICSDs to act as common safekeeper; “Conditions” means: (i) in relation to any Tranche of Notes issued on or after 11 May 2021, the terms and conditions in the form or substantially in the form set out in the Schedule to the Twenty-Third Supplemental Trust Deed; and (ii) in relation to any Tranche of Notes issued prior to 11 May 2021, the terms and conditions in the form or substantially the form set out in the schedule to the relevant supplemental trust deed applicable as at the issue date of such tranche, in each case, as the same may have been or may be supplemented as described in the Final Terms relating to such Tranche, and as the same may, from time to time, be altered in accordance with the provisions of these presents, and any reference in these presents to a particular numbered Condition shall be construed in relation to such Tranche as a reference to the provision (if any) in the Conditions thereof which corresponds to the particular numbered Condition in the Conditions applicable to such Tranche; “Couponholders” means the several persons who are for the time being Holders of Coupons; “Coupons” means the bearer interest coupons (if any) appertaining to Notes or, as the context may require, a specific number thereof and includes any replacement Coupon or Coupons issued pursuant to Condition 13 and, unless the context otherwise requires, includes the Talons, such Coupons being, if appertaining to a Fixed Rate Note, substantially in the form set out in Part B of the Third Schedule or, if appertaining to a Floating Rate Note, substantially in the form set out in Part C of the Third Schedule; “Dealer” means any person or institution appointed as such pursuant to the Dealer Agreement; “Dealer Agreement” means the dealer agreement dated 22 July 1994 between, inter alia, the Issuers, the Guarantors and the Dealers, the terms of which (as novated, amended, amended and restated, varied or supplemented from time to time) are incorporated into any sale and purchase agreement relating to Notes reached between the relevant Issuer, the relevant Guarantor(s) and any Dealer(s); “Definitive Note” means a definitive Note issued or, as the case may require, to be issued by the relevant Issuer in exchange for a Temporary Global Note or a

A43902758 3 Permanent Global Note or part thereof, such Definitive Note being substantially in the form set out in Part A of the Third Schedule hereto with such modifications as may be agreed between the relevant Issuer, the relevant Guarantor(s), the Principal Paying Agent, the Trustee and the relevant Dealer(s) and having (where so specified in the relevant Final Terms) Coupons attached thereto on issue; “euro” means the currency introduced at the start of the third stage of European economic and monetary union pursuant to the Treaty establishing the European Community, as amended; “Euroclear” means Euroclear Bank SA/NV; “Eurosystem” means the central banking system for the Euro; “Eurosystem-eligible NGN” means a NGN which is intended to be held in a manner which would allow Eurosystem eligibility, as stated in the Final Terms relating to the applicable Tranche; “Event of Default” means any of the events listed in Condition 10 upon the happening of which any Series of the Notes would (subject only to notice by the Trustee as provided in that Condition) become immediately due and repayable; “Extraordinary Resolution” has the meaning set out in paragraph 21 of the Eighth Schedule; “Final Terms” means, in relation to a Tranche, a Final Terms or Pricing Supplement duly executed by the relevant Issuer, referring to this Trust Deed and specifying the relevant provisions of such Tranche (including any changes to the Conditions); “Fixed Rate Notes” means Notes on which interest is calculated at a fixed rate payable in arrear on such dates as are specified in the relevant Final Terms; “Floating Rate Notes” means Notes on which interest is calculated at a floating rate payable at intervals of such period of months as are specified in the relevant Final Terms; “Group Company” has the meaning set out in the Conditions; “Guarantee” means the guarantees contained in these presents pursuant to which the Notes issued by (i) UFN are guaranteed unconditionally and irrevocably on a joint and several basis by PLC and UNUS and (ii) PLC are guaranteed unconditionally and irrevocably by UNUS; “Guarantors” means PLC and UNUS and any company which, pursuant to Clause 17, has become a Guarantor but excluding any such company which has ceased to be a Guarantor, and “Guarantor” means any of them; “ICSD Direct Agreement” means an agreement between the ICSDs and an Issuer in respect of New Global Notes that such Issuer may request be made eligible for settlement with the ICSDs; “ICSDs” means Euroclear and Clearsteam, Luxembourg; “Interest Basis” means the basis on which the relevant Notes will bear interest (which may be a fixed or floating rate or on a zero coupon basis); A43902758 4 “Issue Date” means, in respect of any Note, the date of issue and purchase thereof pursuant to, and in accordance with, the Paying Agency Agreement, being, in the case of any Note in the form of a Permanent Global Note or a Definitive Note, the same date as the date of issue of the Temporary Global Note which initially represented such Note; “Issuers” means, at any time, the Original Issuers and any other company which, pursuant to Clause 17, has become an Issuer but excluding any such company which has ceased to be an Issuer, and “Issuer” means any of them; “Maturity Date” means, in respect of any Note, the date (if any) on which it is due to be redeemed in accordance with the provisions of Condition 7; “month” means calendar month; “NGN” or “New Global Note” means a Note in global form which is a new global note, as so specified in the applicable Final Terms; “Non-eligible NGN” means a NGN which is not intended to be held in a manner which would allow Eurosystem eligibility, as stated in the applicable Final Terms; “Note” means a note in bearer form (provided that the minimum maturity and/or the maximum maturity (as the case may be) shall comply with all applicable legal and regulatory requirements of the jurisdiction of the currency in which the relevant Notes are denominated), the actual maturity (if any) being specified in the relevant Final Terms, issued or to be issued by any of the Issuers pursuant to the Dealer Agreement and shall be in, or substantially in, the relevant form set out in the relevant Schedule, which shall initially be represented by, and comprised in, a Temporary Global Note. Any Temporary Global Note may (in accordance with the terms of such Temporary Global Note) be exchanged for Definitive Notes (if so specified in the relevant Final Terms) and otherwise for a Permanent Global Note which, in turn, may (in accordance with the terms of such Permanent Global Note) be exchanged for Definitive Notes; “Noteholders” means the several persons who are for the time being Holders of outstanding Notes save that, in respect of the Notes of any Series, so long as such Notes or any part thereof are represented by Notes in global form, each person who is for the time being shown in the records of an ICSD or any other relevant clearing system (other than Clearstream, Luxembourg, if Clearstream, Luxembourg shall be an accountholder of Euroclear or such other relevant clearing system, and Euroclear, if Euroclear shall be an accountholder of Clearstream, Luxembourg or such other relevant clearing system) as the Holder of a particular nominal amount of the Notes of such Series (in which regard any certificate or other document or such other evidence and/or information and/or certification issued by an ICSD or such other relevant clearing system or any form of record made by any of them as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest or proven error) shall, for the purpose only of the exercise by the Trustee of all rights, duties, discretions, powers and authorities imposed or conferred on the Trustee which are to be exercised or performed by reference to, or in favour of, the Noteholders but not for any other purpose, be deemed to be and shall be treated as the Holder of such nominal amount of such Notes; and the expressions “Noteholder”, “Holder of Notes” and related expressions shall be construed accordingly; A43902758 5 “Notes in global form” means Notes represented by a Temporary Global Note or a Permanent Global Note; “Original Issuers” means UFN and PLC and “Original Issuer” means any of them; “outstanding” means, in relation to the Notes, all the Notes other than: (i) those which have been redeemed in accordance with these presents or the Conditions; (ii) those in respect of which the date for redemption in accordance with the provisions of these presents or the Conditions has occurred and the redemption moneys wherefore (including premium (if any) and all interest in respect thereof) have been duly paid to the Trustee in the manner provided in these presents, or to the Principal Paying Agent in the manner provided in the Paying Agency Agreement (and, where appropriate, notice to that effect has been given to the relative Noteholders in accordance with Condition 14) and remain available for payment against presentation of those Notes and/or Coupons (as the case may be); (iii) those which have become void under Condition 12; (iv) those which have been purchased by any of the Issuers, the Guarantors or any Group Company as provided in Condition 7 and not resold; (v) those mutilated or defaced Notes which have been surrendered and cancelled and in respect of which replacement Notes have been issued pursuant to Condition 13; (vi) (for the purpose only of ascertaining the amount of the Notes outstanding and without prejudice to the status for any other purpose of the Notes) those Notes which are alleged to have been lost, stolen or destroyed and in respect of which replacements have been issued pursuant to Condition 13; (vii) any Temporary Global Note to the extent that it has been exchanged for the relative Permanent Global Note or, as the case may be, the relative Definitive Notes pursuant to its provisions; and (viii) any Permanent Global Note to the extent that it has been exchanged for the relative Definitive Notes pursuant to its provisions; “Paying Agency Agreement” means the paying agency agreement dated 22 July 1994 made between the Issuers, the Guarantors and the various agents named therein and the Trustee (as amended, restated or supplemented from time to time) and includes any other agreement the terms of which have been previously approved by the Trustee in writing appointing further or other Paying Agents or appointing any other Principal Paying Agent or amending the terms of any such appointment; “Paying Agents” means the several institutions (including, where the context permits or requires, the Principal Paying Agent) at their respective specified offices named as such in the Third Schedule or at such other offices as are notified to the Noteholders in accordance with the Paying Agency Agreement or such other or further specified paying agents for all or any Series of Notes or Coupons as may from time to time be appointed in respect thereof by the relevant Issuer and the A43902758 6 relevant Guarantor(s) with the prior approval of the Trustee in writing and (in respect only of any Series already issued and remaining outstanding at the time of such appointment) notice of whose appointment is given to the Noteholders of such Series in accordance with Condition 14; “Permanent Global Note” means a global note substantially in the form set out in the Second Schedule with such modifications (if any) as may be agreed between the relevant Issuer, the relevant Guarantor(s), the Principal Paying Agent, the Trustee and the relevant Dealer(s), comprising Notes of a single Tranche issued or, as the case may require, to be issued by the relevant Issuer pursuant to the Dealer Agreement or any other agreement and these presents in exchange for the whole or part of the Temporary Global Note issued in respect of the Notes of such Tranche; “Principal Paying Agent” means Deutsche Bank AG, London Branch at its office at Winchester House, 1 Great Winchester Street, London EC2N 2DB, United Kingdom or such other principal paying agent for Notes and Coupons of all or any Series as may from time to time be appointed by the relevant Issuer and the relevant Guarantor(s) with the prior approval of the Trustee in writing and (in respect only of any Series already issued and remaining outstanding at the time of such appointment) notice of whose appointment has been given to the Noteholders of such Series in accordance with Condition 14; “Procedures” means the written administrative procedures and guidelines relating to the terms of Notes which may be issued and the settlement of issues of Notes as shall be agreed upon from time to time by the Issuers, the Guarantors, the Dealers, the Principal Paying Agent and the Trustee; “Relevant Date” means, in respect of any payment, the date on which such payment first becomes due and payable, but if the full amount of the moneys payable has not been made available to the Trustee or the Principal Paying Agent, as the case may be, on or prior to such due date, it means the first date on which, the full amount of such moneys having been so made available, notice to that effect shall have been duly given to the Holders of Notes of the relevant Series in accordance with Condition 14; “Relevant Guarantor(s)” means, in respect of an issue of Notes (i) by UFN, PLC and UNUS and (ii) by PLC, UNUS; “repay” shall include “redeem” and vice versa and “repaid”, “repayable” and “repayment” and “redeemed”, “redeemable” and “redemption” shall be construed accordingly; “Requisite Currency” means, in relation to any Notes, the currency in which such Notes are denominated; “Securities Act” means the United States Securities Act of 1933, as amended; “Series” means all Notes which are denominated in the same currency and which have the same Maturity Date and Interest Basis (both as indicated in the relevant Final Terms) and interest payment dates (if any) and the terms of which (save for the Issue Date, denomination, issue price and first interest payment (all as indicated in the relevant Final Terms)) are otherwise identical (including listing) and the expressions “Notes of the relevant Series”, “Holders of Notes of the relevant Series” and kindred expressions shall be construed accordingly;

A43902758 7 “Sterling” means the lawful currency for the time being of the United Kingdom; “stock exchange” means the stock exchange or stock exchanges upon which the Notes of any Series are for the time being or are to be listed; “successor in business” means, in relation to any Issuer or any Guarantor, any company which, as the result of any amalgamation, merger, reconstruction or transfer, either: (i) owns beneficially the major part of the undertaking, property and assets owned by such Issuer or Guarantor immediately prior thereto; or (ii) carries on, as successor to such Issuer or Guarantor, the major part of the business carried on by such Issuer or Guarantor immediately prior thereto; “Talon” means a bearer talon for further Coupons in the form set out in Part D of the Third Schedule and includes any replacement talon issued pursuant to Condition 13; “Temporary Global Note” means a global note substantially in the form set out in the First Schedule with such modifications (if any) as may be agreed between the relevant Issuer, the relevant Guarantor(s), the Principal Paying Agent, the Trustee and the relevant Dealer(s), comprising Notes of a single Tranche, issued by any of the Issuers pursuant to the Dealer Agreement or any other agreement and these presents; “Tranche” means all Notes of the same Series with the same Issue Date; “these presents” means this Trust Deed and the Schedules (as from time to time modified in accordance with the provisions herein contained) and includes any deed or other document executed in accordance with the provisions hereof (as from time to time modified as aforesaid) and expressed to be supplemental hereto; “trust corporation” means a corporation entitled by rules made under the Public Trustee Act 1906 to act as a custodian trustee; “United States” means the United States of America (including the States and the District of Columbia) and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands; “U.S. Person” means (i) any person who is a citizen or resident of the United States; (ii) a domestic partnership; (iii) a domestic corporation or other entity taxable as a corporation; (iv) any estate the income of which is subject to United States federal income taxation regardless of its source; or (v) a trust if it (x) is subject to the primary supervision of a court within the United States and one or more “United States persons” within the meaning of the Internal Revenue Code of 1986, as amended, have the authority to control all of its substantial decisions or (y) has made a valid election under applicable Treasury Regulations to be treated as a domestic trust provided that the term “U.S. Person” shall not include foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165- 12(c)(1)(iv)) purchasing for their own account or for resale; Words denoting the masculine gender only shall include the feminine gender also; and Words denoting persons only shall include companies, corporations, partnerships and all other legal entities. A43902758 8 (B) In these presents references to: (i) any provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification or re-enactment; (ii) principal and/or interest in respect of the Notes shall be deemed also to include references to any additional amounts which may be payable under Condition 9 or under any obligation undertaken pursuant to Clause 6; (iii) costs, charges or expenses shall include any value added tax or similar tax charged or chargeable in respect thereof; and (iv) “principal” in the context of the payment of principal on a Note shall be deemed to include a reference to the redemption amount (if any) payable on such Note. (C) References in this Trust Deed to Schedules, Clauses, sub-clauses, paragraphs and sub-paragraphs shall be construed as references to the Schedules to this Trust Deed and to the Clauses, sub-clauses, paragraphs and sub-paragraphs of this Trust Deed respectively. (D) Unless the context otherwise requires, words and expressions contained in these presents shall bear the same meanings as in the Companies Acts 1985, 1989 and 2008. (E) The headings are inserted herein only for convenience and shall not affect the construction hereof. 2 Amount of the Notes (A) The Notes will be issued in Series in an aggregate principal amount from time to time outstanding which shall not exceed U.S.$25,000,000,000 or such greater amount as shall be established pursuant to sub-clause (B) of this Clause, and for this purpose: (i) each Note denominated in a currency other than U.S. dollars shall be converted into U.S. dollars using the spot rate of exchange for the purchase of the relevant currency against payment of U.S. dollars being quoted by the Principal Paying Agent on the date on which the agreement for the issuance of such Notes was made; (ii) the principal amount of each Note with a zero coupon and other Notes issued at a discount shall be the net proceeds receivable by the relevant Issuer for the particular Tranche pursuant to the Dealer Agreement; and (iii) the currency in which any Notes are payable, if different from the currency of their denomination, shall be disregarded, and otherwise, subject to these presents, subject to such provisions and on such terms and conditions and at such time or times as the relevant Issuer and the relevant Guarantor(s) shall determine and the Trustee shall not be responsible for such conversion or the receipt or application of the proceeds of issue by the relevant Issuer. A43902758 9 (B) The amount specified in sub-clause (A) of this Clause may be increased from time to time by a deed expressed to be supplemental hereto executed by the Issuers, the Guarantors and the Trustee substantially in the form set out in the Fifth Schedule. 3 Covenant to repay and to pay interest (A) Each Issuer (in respect of Notes issued by it) covenants with the Trustee that it will, as and when the Notes of any Series or any of them become due to be redeemed or any principal or redemption amount on the Notes of any Series or any of them becomes due to be repaid in accordance with the Conditions, unconditionally pay or procure to be paid to, or to the order of, the Trustee in immediately available funds and/or same day funds, as the case may be, in the relevant currency the principal amount or, as the case may be, redemption amount of the Notes of such Series becoming due for redemption or repayment on that date and (where such Notes bear interest) shall (subject to the provisions of the Conditions) until such payment (as well after as before any judgment or other order of any court of competent jurisdiction) is duly made, unconditionally pay or procure to be paid to or to the order of the Trustee as aforesaid on the dates provided for in the Conditions interest on the principal amount (or such other amount as may be specified in the relevant Final Terms) of the Notes of such Series outstanding from time to time in the relevant currency at the rate calculated from time to time in accordance with, and at the times, provided in the Conditions; provided that: (i) every payment of principal, redemption amount or interest in respect of such Notes made to or to the order of the Principal Paying Agent in the manner provided in the Paying Agency Agreement shall be in satisfaction pro tanto of the relevant covenant by such Issuer contained in this Clause and shall be deemed for the purposes of this Clause to have been paid to the order of the Trustee except to the extent that there is default in the subsequent payment thereof to the Holders of the Notes and/or Coupons of such Series (as the case may be) in accordance with the Conditions in which event interest will again commence to accrue from the date of such default until the date upon which payment is duly made in accordance with this Clause; (ii) in the case of any payment of principal, redemption amount or interest in respect of the Notes of such Series made after the due date, payment shall be deemed not to have been made until the full amount due has been received by the Trustee or the Principal Paying Agent (as the case may be) and, unless the Trustee otherwise agrees, notice to that effect has been given to the Holders of Notes of such Series in accordance with Condition 14; and (iii) in any case where payment of the whole or any part of the principal amount or redemption amount due in respect of any Note of such Series is improperly withheld or refused upon due presentation of such Note, interest shall accrue at the rate aforesaid on the whole or such part of the principal amount or redemption amount (as the case may be) from the date of such withholding or refusal until the date on which notice is given to the Holders of Notes of such Series either in accordance with Condition 14 or individually that the full amount payable in respect of the amount of principal or redemption amount in the relevant currency has been paid to the Principal Paying Agent and the A43902758 10 relevant Issuer covenants that it shall unconditionally pay the interest so accrued to or to the order of the Trustee as aforesaid. (B) Each Issuer may, from time to time without the consent of the Noteholders of any Series, create and issue further notes, bonds or debentures having the same terms and conditions as the Notes of such Series ranking pari passu in all respects (or in all respects except for the first payment of interest, if any, on them and/or the denomination thereof) so as to form a single series with any previously existing Series of Notes. (C) At any time after an Event of Default shall have occurred in respect of the Notes of any Series, the Trustee may: (i) by notice in writing to the relevant Issuer, the relevant Guarantor(s), the Principal Paying Agent, the other Paying Agents and the relevant Calculation Agent require the Principal Paying Agent, the other Paying Agents and the relevant Calculation Agent or any of them: (a) to act thereafter as Principal Paying Agent, Paying Agents and relevant Calculation Agent respectively of the Trustee in relation to payments to be made by or on behalf of the Trustee under the terms of these presents and on the terms provided in the Paying Agency Agreement or, as the case may be, the relevant Calculation Agency Agreement mutatis mutandis in relation to such Notes (save that the Trustee’s liability under any provisions thereof for the indemnification of the Paying Agents or any Calculation Agent shall be limited to amounts for the time being held by the Trustee on the terms of these presents in relation to such Notes which are available to the Trustee for such purpose) and thereafter to hold all such Notes and the relative Coupons (if any) and all sums, documents and records held by them in respect of such Note and Coupons (if any) on behalf of the Trustee; and/or (b) to deliver up all Notes and Coupons (if any) of such Series and all sums, documents and records held by them in respect of such Notes and Coupons to the Trustee or as the Trustee shall direct in such notice provided that such notice shall be deemed not to apply to any document or record which the relative Paying Agent or relevant Calculation Agent is obliged not to release by any law or regulation; and (ii) by notice in writing to the relevant Issuer and the relevant Guarantor(s) require each of them to make all subsequent payments in respect of the Notes and Coupons of the relevant Series to or to the order of the Trustee and not to the Principal Paying Agent or relevant Calculation Agent (as the case may be) and, with effect from the issue of any such notice until such notice is withdrawn, proviso (i) to sub-clause (A) of this Clause shall cease to have effect. (D) If any Series of Floating Rate Notes becomes immediately due and repayable pursuant to Condition 10, the rate of interest and interest amounts in respect of them shall continue to be calculated in accordance with the Conditions until all such

A43902758 11 Floating Rate Notes of such Series shall have been repaid, except that the rates of interest and interest amounts need not be notified in accordance with the Conditions. (E) All payments in respect of, under and in connection with these presents and the Notes and Coupons of any Series shall be made to the relevant Noteholders and Couponholders in the relevant currency as specified in the applicable Final Terms. (F) The Notes of each Series shall form a separate Series and accordingly, unless for any purpose the Trustee at its absolute discretion shall otherwise determine, all the provisions of these presents shall apply separately to the Notes of each Series and, in these presents, the expressions “Notes”, “Noteholders”, “Coupons”, and “Couponholders” and, in each case, kindred expressions shall be construed accordingly. 4 Issue and constitution of Notes (A) By not later than the close of business (London time) on the second day (excluding Saturdays, Sundays and bank holidays) on which banks are open for business in the City of London preceding each proposed Issue Date, the relevant Issuer shall: (i) procure that the Trustee receives a copy of the relevant Final Terms; and (ii) deliver to the Trustee a certificate signed by a director of UFN or PLC, as the case may be, or some other person duly authorised in that behalf certifying to the best of the knowledge and belief of the giver of the certificate having made all reasonable enquiries the absence of any event listed in Condition 10 (whether or not applicable to the Notes of such Tranche) or any event which, with the lapse of time and/or the giving of notice and/or the issue of a certificate would constitute an Event of Default and compliance with the Programme Limit. The relevant Issuer shall also procure that there is delivered to the Trustee an executed copy of the relevant Final Terms prior to the Issue Date in the case where the copy of such Final Terms referred to in (i) above was unexecuted. Forthwith upon the issue of, and full payment for, the relevant Temporary Global Note(s), the Notes of the Tranche to which it or they relate(s) shall become constituted by these presents without further formality. (B) None of the Issuers shall be entitled to, and each Issuer hereby covenants with the Trustee that it will not, issue any Notes pursuant to these presents unless the appropriate Guarantee applies to such Notes. (C) Each of the Issuers and the Guarantors shall procure that legal opinions shall be delivered to the Trustee in any of the following circumstances: (i) on such occasions as the Trustee so requests after consultation with the relevant Issuers and the relevant Guarantor(s), on the occurrence of either a change or a proposed change in any applicable law or regulation (or interpretation thereof) affecting any of the Issuers, the Guarantors, the Notes, or these presents or on the Trustee having any other reasonable grounds; and (ii) on any occasion on which the Dealers receive any legal opinion in accordance with the Dealer Agreement. A43902758 12 If, notwithstanding the preceding provisions of this Clause 4, the Trustee is not satisfied with any legal opinion delivered to it pursuant to this Clause 4(C) (not being a legal opinion substantially in the form of the legal opinion delivered to the Trustee on the date hereof) the Trustee shall thereafter be entitled not to approve any new Final Terms in respect of which such legal opinion may, at any time, relate or be connected in any way whatsoever. 5 Forms and issue of the Notes (A) The Notes of each Tranche will be represented on issue by a Temporary Global Note and, if so specified in the Final Terms, such Temporary Global Note shall be a NGN. Each Temporary Global Note shall be exchangeable, in accordance with its terms, for a Permanent Global Note or Definitive Notes having Coupons attached all as set out in such Temporary Global Note. Each Permanent Global Note shall be exchangeable, in accordance with its terms, for Definitive Notes having Coupons attached all as set out in such Permanent Global Note. All Notes in global form shall be signed manually on behalf of the relevant Issuer by a director of UFN or PLC or, as the case may be, some other person duly authorised in that behalf and may be a master Note in global form supplied by the relevant Issuer under the provisions of the Paying Agency Agreement, authenticated by the Principal Paying Agent and, in the case of each Eurosystem-eligible NGN or Non-eligible NGN in respect of which the Issuer has notified the Principal Paying Agent that effectuation is to be applicable, effectuated by or on behalf of the specified Common Safekeeper. Each Note in global form which is a CGN, shall be delivered to a bank depositary common to the ICSDs or any other relevant clearing system or, in the case of a Note in global form which is a NGN, shall be delivered to the specified Common Safekeeper in accordance with the provisions of the Paying Agency Agreement. All Definitive Notes shall, unless otherwise specified in the relevant Final Terms, be security printed in accordance with any applicable regulatory requirements from time to time (and Notes shall be security printed in accordance with the requirements of the applicable stock exchange and any other applicable regulatory requirements from time to time), shall be serially numbered and shall, if interest bearing, have attached thereto Coupons or, if so specified in the relevant Final Terms, have endorsed thereon a grid for recording the payment of interest. The Notes in global form, the Definitive Notes and Coupons (if any) shall be in bearer form and shall have the Conditions endorsed thereon, attached thereto or incorporated by reference therein. Title to the Notes in global form and the Definitive Notes and Coupons shall pass by delivery. (B) The Definitive Notes and the Coupons shall be signed manually or in facsimile on behalf of the relevant Issuer (where UFN or PLC is the Issuer) by a director of UFN or PLC, as the case may be, or some other person duly authorised in that behalf. Any Issuer may use on any Definitive Note or any Coupon facsimile signatures of each of the authorised signatories of the relevant Issuer set out in this sub-clause notwithstanding the fact that when such Definitive Note or Coupon shall be issued any such person shall have ceased to hold such office. The Definitive Notes or Coupons so executed (and, in the case of the Definitive Notes, authenticated) and issued shall be valid and binding obligations of the relevant Issuer. The master Temporary Global Note and the master Permanent Global Note for an Issuer shall be signed manually by or on behalf of such Issuer in accordance with Clause 5(A). Any Issuer may adopt and use the signature of any person who, at the date of signing A43902758 13 a master Temporary Global Note or master Permanent Global Note, is authorised to sign on behalf of the relevant Issuer for such purpose notwithstanding that such person may have ceased to hold such office at the time of the creation and issue of the relevant Tranche or the issue and delivery of the relevant Notes. (C) The relevant Issuer shall procure that, prior to their issue and delivery, the Notes in global form and the Definitive Notes shall be authenticated manually by an authorised signatory on behalf of the Principal Paying Agent and, in the case of each Eurosystem-eligible NGN or Non-eligible NGN in respect of which the Issuer has notified the Principal Paying Agent that effectuation is to be applicable, effectuated by or on behalf of the specified Common Safekeeper. Notes in global form and Definitive Notes, as the case may be, shall not be valid for any purpose unless and until so authenticated and, in the case of Eurosystem-eligible NGNs or Non-eligible NGNs in respect of which the Issuer has notified the Principal Paying Agent that effectuation is to be applicable, so effectuated and any Coupons appertaining to the relevant Definitive Notes shall not be valid for any purpose unless and until the Definitive Notes to which they appertain shall have been authenticated but, subject thereto, Notes in global form, Definitive Notes and Coupons so executed shall be binding and valid obligations of the relevant Issuer. (D) The Trustee shall be entitled to rely on the records of the ICSDs in relation to any determination of the principal amount outstanding of each NGN. For this purpose, “records” means the records that each ICSD holds for its customers which reflect the amount of such customers’ interest in the Notes. 6 Stamp Duties (A) The relevant Issuer will pay all stamp duties and other similar duties or taxes (if any) payable in The Netherlands, the United States or the United Kingdom on (i) the constitution and issue of the Notes and/or the Coupons and (ii) the initial delivery of the Notes. The Issuers will pay all stamp duties and other similar duties or taxes (if any) payable in the aforesaid countries on the execution of these presents. If in consequence of an Event of Default the Trustee (or any Noteholder or Couponholder where permitted under these presents so to do) shall take any proceedings against the relevant Issuer or the relevant Guarantor(s) and/or any proceedings to wind up the relevant Issuer or the relevant Guarantor(s) in The Netherlands and/or the United Kingdom and/or the United States and if for the purposes of any such proceedings these presents or any Notes or Coupons are taken into such jurisdiction and any stamp duties or other similar duties or taxes become payable thereon in any such jurisdiction, the relevant Issuer will pay (or reimburse the person making payment of) such stamp duties or other similar duties or taxes. (B) Covenant to give substitute tax undertaking If the relevant Issuer or the relevant Guarantor(s) shall become subject generally to the taxing jurisdiction of any territory other than or in addition to The Netherlands, in the case of UFN, the United Kingdom, in the case of PLC or the United States or any political sub-division thereof, in the case of UNUS, or any authority in such other territory having power to tax, then the relevant Issuer or the relevant Guarantor(s) (as the case may be) shall (unless the Trustee shall otherwise agree), but only if by virtue of becoming so subject it shall be necessary in order that the net amounts received by the Holder of any Note or Coupon after withholding or deduction for or A43902758 14 on account of taxes or duties imposed or levied by or on behalf of such territory or authority, shall equal the respective amounts of principal and/or redemption amount and/or interest as would have been receivable in respect of the Notes or Coupons in the absence of such withholding or deduction, give to the Trustee an undertaking or covenant in form and manner reasonably satisfactory to the Trustee in terms corresponding to the terms of Condition 9 with the substitution for, or (as the case may require) the addition to, the references therein to The Netherlands, the United Kingdom or the United States or any authority in The Netherlands, the United Kingdom or the United States having power to tax of references to that other or additional territory or any authority therein having power to tax to whose taxing jurisdiction the relevant Issuer or, as the case may be, the relevant Guarantor(s) shall have become subject as aforesaid and in such event the provisions of these presents shall be read accordingly and the provisions of parts (i) to (iv) of Condition 7(b) shall be amended accordingly. 7 Covenant to observe provisions of the Trust Deed and Schedules (A) Each of the Issuers and each of the Guarantors hereby covenants with the Trustee to comply with those provisions of these presents which are expressed to be binding on each of them and to perform and observe the same. The Notes and the Coupons shall be held subject to the provisions contained in these presents, all of which shall be binding upon each of the Issuers, the Guarantors, the Noteholders and the Couponholders and all persons claiming through or under them respectively. The issue of any Series of Notes shall constitute confirmation of the fact that the Notes of such Series carry the benefit of the Guarantee. (B) The provisions contained in the Schedules shall have full effect in the like manner as if the same had been incorporated herein. 8 Guarantee (A) Each of: (i) UNUS, in respect of any Notes issued by PLC; and (ii) PLC and UNUS, jointly and severally, in respect of any Notes issued by UFN, hereby irrevocably and unconditionally guarantee to the Trustee the due and punctual payment by the relevant Issuer of any moneys payable from time to time by the relevant Issuer in respect of the Notes and the Coupons and under or pursuant to these presents, as the case may be, in the manner hereinafter provided, namely: (i) if and whenever the relevant Issuer shall make default in the payment of any moneys payable by the relevant Issuer in respect of the Notes or the Coupons or under or pursuant to these presents, as the case may be, the relevant Guarantor(s) shall forthwith upon written demand therefor made by the Trustee unconditionally pay to or to the order of the Trustee in the relevant currency the amount in respect of which such default has been made and any payment so made shall pro tanto cure such default by the relevant Issuer provided that every payment of such moneys as aforesaid made by the relevant Guarantor(s) to the Noteholders and/or the Couponholders, as the case may be, or to, or to the order of, the Principal Paying Agent in the manner provided in the Paying Agency Agreement shall

A43902758 15 be satisfaction pro tanto of the covenants by the Guarantors in this Clause contained (and shall be deemed for the purposes of this Clause to have been paid to or to the order of the Trustee) except, in the case of payment to or to the order of the Principal Paying Agent as aforesaid, to the extent that there is default in the subsequent payment thereof to the Noteholders or the Couponholders, as the case may be, in accordance with the Conditions. The provisions of Condition 9 shall apply with respect to payments by any of the Guarantors made hereunder; (ii) without prejudice to the provisions of paragraph (i) of this sub-clause (A), each of the Guarantors shall, as between the Trustee and itself, be liable as if it were the principal debtor and not merely a surety and none of the Guarantors shall be exonerated or discharged from liability under the Guarantee by time being given to the relevant Issuer or the relevant Guarantor(s) or any of them by the Trustee or by the Noteholders or Couponholders or any of them, by any other indulgence or concession to the relevant Issuer granted by the Trustee or by the Noteholders or Couponholders or any of them or by anything done by the Trustee in exercise of any of the trusts, powers, authorities or discretions vested in it by these presents or by anything which the Noteholders or Couponholders or the Trustee or any of them may omit or neglect to do or by any other dealing or thing which, but for this provision, might operate to exonerate or discharge any of the relevant Guarantor(s) from their covenants herein contained or by the illegality, invalidity or unenforceability of or any defect in the provisions of any Note or Coupon or these presents or any of the relevant Issuer’s obligations thereunder or hereunder; (iii) the Guarantee is to be a continuing guarantee and accordingly shall remain in operation until all moneys owing in respect of the Notes and the Coupons and under these presents have been paid or satisfied and is in addition to and not in substitution for any other rights which the Trustee or the Noteholders or Couponholders or any of them may have under or by virtue of these presents and may be enforced without first having recourse to any such rights and without taking any steps or proceedings against the relevant Issuer. In particular, the Guarantee may be enforced on each and every occasion on which default is made by the relevant Issuer in payment notwithstanding that any call under this Guarantee may have been made previously by the Trustee or that any proceedings may have been commenced against any of the relevant Guarantor(s) in respect of sums already due under the Guarantee; (iv) the Trustee may from time to time make any arrangement or compromise with the relevant Guarantor(s) or any of them in relation to the Guarantee which the Trustee may think fit; (v) the relevant Guarantor(s) or any of them shall not, without the consent of the Trustee, at any time after default has been made by the relevant Issuer in the payment of any moneys payable by the relevant Issuer in respect of the Notes or the Coupons or under or pursuant to these presents and so long as any moneys payable by the relevant Guarantor(s) in respect of such defaulted moneys remain unpaid, exercise in respect of any amounts paid A43902758 16 under the Guarantee any right of subrogation or any other right or remedy which may accrue to the relevant Guarantor(s) in respect of or as a result of such payment; and (vi) if any payment received by the Trustee or any Noteholder or Couponholder pursuant to the provisions of these presents shall, on the subsequent bankruptcy or insolvency of the relevant Issuer or the relevant Guarantor(s) or any of them, be avoided under any laws relating to bankruptcy or insolvency, such payment shall not be considered as having discharged or diminished the liability of the relevant Guarantor(s) or any of them, and the Guarantee shall continue to apply as if such payment had at all times remained owing by the relevant Issuer and the relevant Guarantor(s) shall indemnify the Trustee and the Noteholders and Couponholders, as the case may be, in respect thereof. (B) If any moneys shall become payable by any of the Guarantors under the Guarantee, the relevant Issuer shall not, without the consent of the Trustee, so long as such moneys remain unpaid, pay any moneys for the time being due by the relevant Issuer to any of the Guarantors. (C) In this Clause 8, the expression “relevant Issuer” shall mean the Issuer in respect of which the relevant Guarantor(s) have given their Guarantee. 9 Application of moneys received by the Trustee (A) The Trustee shall apply all moneys received by it under these presents in respect of the Notes of any Series: (i) first, in payment or satisfaction of the reasonable costs, charges, expenses and liabilities incurred by the Trustee in or about the preparation and execution of, or in carrying out the terms of, or enforcing the trusts of these presents (including remuneration of the Trustee); (ii) secondly, in or towards payment pari passu and rateably of all arrears of interest remaining unpaid in respect of the Notes of the relevant Series and all principal moneys, redemption amounts and premium (if any) due on or in respect of such Notes; provided that where Notes of more than one Series have become so due and payable, such moneys shall be applied as between the amounts outstanding in respect of the different Series pari passu and rateably (except where such moneys are paid in respect of a specific Series or several specific Series, in which event such moneys shall be applied solely to the amounts outstanding in respect of that Series or those Series respectively); and (iii) thirdly, in payment of the balance (if any) to the relevant Issuer or, in the event that any moneys were received from the relevant Guarantor(s), to the extent of such moneys, to the relevant Guarantor(s) (provided that the Trustee shall not have regard as to how any such moneys are apportioned between the Guarantors). Without prejudice to the provisions of this Clause, if the Trustee shall hold any moneys which represent principal, redemption amount, premium or interest in respect of Notes or Coupons which have become void under Condition 12, the A43902758 17 Trustee shall (subject to no sums being then overdue to the Trustee in respect of any Notes or Coupons of any Series and to the payment or provision for the payment or satisfaction of the said costs, charges, expenses and liabilities, including the remuneration of the Trustee) pay the same forthwith to the relevant Issuer (without prejudice to any question as to how such surplus should be dealt with as between the relevant Issuer and any other person for the time being entitled thereto in priority to the relevant Issuer). (B) If more than one Series of Notes has become due and payable, the Trustee shall apportion between the relevant Noteholders the payment of the costs, charges, expenses and liabilities referred to in paragraph (i) of sub-clause (A) of this Clause out of moneys received and held upon trust by the Trustee as aforesaid, in such manner and in such amounts as it shall, in its absolute discretion, consider appropriate. (C) The Trustee shall give not less than 14 days’ notice to Noteholders in accordance with the Conditions of the day fixed for any payment to the Noteholders under this Clause 9. 10 Power to retain and invest less than 10 per cent. If the amount of the moneys at any time available for payment in respect of the Notes of any Series under Clause 9 shall be less than one-tenth of the principal amount of the Notes of such Series then repayable, the Trustee may, at its discretion, invest such moneys on behalf of the persons entitled thereto under Clause 9 upon some or one of the investments hereinafter authorised with power from time to time, at the like discretion, to vary such investments. The income resulting from such investments shall be applied in accordance with Clause 9. However, upon such income reaching an amount such that, if that amount were added to the investment and any other funds for the time being under the control of the Trustee and applicable for the purpose, the total sum would be sufficient to pay at least one tenth of the principal amount of the Notes of such Series then repayable, then such investment and funds shall also be applied under Clause 9. 11 Authorised investments Any moneys which under the trusts herein contained ought to, or may be, invested by the Trustee may be invested in the name or under the control of the Trustee in any of the investments for the time being authorised by English law for the investment by trustees of trust moneys or in any other investments, whether similar to those aforesaid or not, which may be selected by the Trustee or by placing the same on deposit in the name or under the control of the Trustee with such bank or other financial institution as the Trustee may think fit and in such currency as the Trustee may think fit (in the case of any currency other than the Requisite Currency), with the approval of the relevant Issuer (such approval not to be unreasonably withheld) and the Trustee may at any time vary or transfer any of such investments for or into other such investments, subject to the proviso in Clause 22, neither it nor the relevant Issuer nor the relevant Guarantor(s) shall be responsible for any loss occasioned by reason of any such investments or such deposit whether by depreciation in value, fluctuation in exchange rates or otherwise. A43902758 18 12 Indemnification of the Trustee upon enforcement (A) The Trustee shall not be bound to take any steps to enforce the performance of any of the provisions of these presents, the Notes or the Coupons unless (i) it shall have been directed to do so by an Extraordinary Resolution or so requested in writing by the Holders of at least one-fourth in principal amount of the Notes of the relevant Series then outstanding and (ii) it shall have been indemnified and/or secured and/or prefunded to its satisfaction against all liabilities, proceedings, claims and demands to which it may thereby become liable and all costs, charges and expenses which may be incurred by it in connection therewith. (B) Should the Trustee take any proceedings against any Issuer and/or any Guarantor: (i) proof therein that as regards any specified Note of a particular Series, default has been made in paying any principal, redemption amount, premium and/or, where the same is not paid against presentation of a Note in global form or, as the case may be, a Coupon, interest due in respect of such Note shall (unless the contrary be proved) be sufficient evidence that like default has been made as regards all other Notes of such Series in respect of which a corresponding payment is then due; and (ii) proof therein that as regards any specified Coupon appertaining to a Note of a particular Series, default has been made in paying any interest due to the relevant Couponholders shall (unless the contrary be proved) be sufficient evidence that like default has been made as regards all other Coupons appertaining to the Notes of such Series in respect of which a corresponding payment is then due. 13 Payment to Noteholders and Couponholders Any payment to be made in respect of the Notes of any Series or the Coupons appertaining thereto by the relevant Issuer or relevant Guarantor(s) or the Trustee may be made in the manner provided in the Conditions and any payment so made shall be a good discharge, pro tanto, to such Issuer, or, as the case may be, such Guarantor or the Trustee. Any payment in full of interest made in respect of a Coupon shall extinguish any claim of a Noteholder which may arise directly or indirectly in respect of such interest. 14 Production of Notes and Coupons Upon any payment to Noteholders or Couponholders under Condition 8 the Note or Coupon in respect of which such payment is made shall, if the Trustee so requires, be produced to the Trustee, or the Paying Agent by or through whom such payment is made and the Trustee shall, in the case of part payment, enface or cause such Paying Agent to enface (other than in the case of a Temporary Global Note or Permanent Global Note in NGN form) a memorandum of the amount and date of payment on such Note or Coupon or, in the case of payment in full, shall cancel or procure the same to be cancelled and shall certify or procure the certification of such cancellation but such Paying Agent may, in any particular case, dispense with the production and enfacement of a Note or Coupon upon such indemnity being given as it shall reasonably think sufficient.

A43902758 19 15 Covenants by the Issuers and the Guarantors Each of the Issuers and the Guarantors (provided that UNUS shall have no liability or obligation under this Clause 15 in respect of any of sub-clauses (B), (D), (Q) and (R) below) hereby covenants with the Trustee that, so long as any of the Notes issued or guaranteed by it remains outstanding, it shall: (A) at all times maintain, while any Notes are outstanding, a Paying Agent (in accordance with the Conditions) and at all times maintain any other agents (including but not limited to any Calculation Agent) required by the Conditions relating to any outstanding Notes all in accordance with the Conditions; (B) upon becoming aware of the same, give notice in writing to the Trustee of the occurrence of any Event of Default in relation to it or any event which, with the lapse of time and/or the giving of notice and/or the issue of a certificate would constitute an Event of Default in relation to it; (C) within 14 days of any written request by the Trustee and at least once in every year (if practicable at the same time as copies of the balance sheet and accounts mentioned under paragraph (f) below are sent) deliver to the Trustee (in the case of UFN and PLC) a certificate signed by a director of UFN or PLC, as the case may be, or some other person duly authorised in that behalf to the effect that to the best of the knowledge, information and belief of such person having made all reasonable enquiries: (i) there did not exist as at a date not more than five days prior to the date of the certificate nor had there existed at any other time prior thereto since the date hereof or since the date as of which the last such certificate was given any Event of Default or any event which, with the lapse of time and/or the giving of notice and/or the issue of a certificate would constitute an Event of Default or, if such an Event of Default or event did then exist or had existed, specifying the same; and (ii) during the preceding financial year (or during such period as the Trustee may specify in such request) and since the completion thereof up to the date mentioned in (i) above each of the Issuers and the Guarantors complied in all material respects with its obligations contained in these presents or, if such is not the case, specifying the respects in which it has not so complied; (D) so far as permitted by law, at all times give to the Trustee such other information as it shall reasonably require for the purpose of the discharge of the duties and discretions vested in it hereunder or by operation of law; (E) send to the Trustee a copy in the English language of every publicly available balance sheet, profit and loss account, report or other notice, statement or circular which is (in each case) issued to its members or stockholders, or as soon as practicable after, the time of the issue thereof; (F) so far as permitted by law, at all times execute all such further documents and do all such further acts and things as may be necessary at any time or times to give effect to the terms and conditions of these presents; (G) oblige the Principal Paying Agent to notify the Trustee forthwith if it does not on or before the due date for repayment of the Notes of any Series or any of them or the A43902758 20 due date for payment of the relevant Coupons (if any), receive unconditionally the full amount in the relevant currency of the moneys payable on such due date in respect of all such Notes or Coupons, as the case may be; (H) as soon as reasonably practicable and before the time of publication send, or procure to be sent, to the Trustee four copies of the form of all notices to be given to Noteholders; (I) at all times use their reasonable endeavours to maintain a listing of the Notes on such stock exchange as the Notes are, for the time being, quoted or listed or, if it is unable to do so having used such reasonable endeavours or if the maintenance of such listing is agreed by the Trustee to be unduly onerous, use its reasonable endeavours to obtain and maintain a quotation or listing of the Notes on such other stock exchange or exchanges as they may (with the written approval of the Trustee) decide and shall also use its reasonable endeavours to procure that there will at all times be furnished to any stock exchange on which the Notes are for the time being quoted or listed on the application of the relevant Issuer such information as such stock exchange may require in accordance with its normal requirements or in accordance with any arrangements for the time being made with any such stock exchange; (J) not less than 45 days prior to the redemption date in respect of the Notes of any Series give the Trustee notice of the proposed redemption of the Notes pursuant to Condition 7(b) or 7(c); (K) comply with its obligations under the Paying Agency Agreement and any other agreement (including but not limited to any Calculation Agency Agreement) appointing other agents for the purpose of the Programme and the Dealer Agreement, and use its reasonable endeavours to procure that (i) the Principal Paying Agent and the relevant Calculation Agent comply with all their respective obligations thereunder; and (ii) in respect of each Temporary Global Note which is a NGN or Permanent Global Note which is a NGN, the ICSDs maintain their records in accordance with the relevant ICSD Direct Agreement; (L) if, in accordance with the provisions of Condition 8, interest, principal, premium or other redemption amount in respect of Notes becomes payable at the specified office in the United States of any Paying Agent, promptly give notice thereof to the Noteholders in accordance with Condition 14; (M) in the event of the existence of a serious threat as referred to in Clause 5(c) of the Paying Agency Agreement, when satisfactory arrangements pursuant to Clause 5(c) of the Paying Agency Agreement have been put in place, forthwith, unless the Trustee otherwise agrees, give notice to the relevant Noteholders in accordance with Condition 14 of such arrangements; (N) furnish a copy of the Procedures from time to time in effect to the Trustee; (O) ensure that each Note to be issued or other transaction to be effected hereunder shall comply with all applicable laws and regulations of any governmental or other regulatory authority of the country of any relevant currency for the purposes of any relevant Note and that all necessary consents and approvals of, and registrations and filings with, any such authority in connection therewith are obtained and A43902758 21 maintained in full force and effect and copies thereof are supplied promptly to the Trustee; (P) forthwith give notice to the Trustee of the appointment of any new Dealer pursuant to the Dealer Agreement or of any modification to the Dealer Agreement; (Q) forthwith give notice to the Trustee of the Issuer’s intention to redenominate Notes in accordance with Condition 8C or exchange Notes in accordance with Condition 8D; and (R) in the event of any Issuer giving any notice to redenominate the Notes of any Series pursuant to Condition 8C(1) or for the exchange of any Notes of any Series for Notes denominated in euro pursuant to Condition 8D, such Issuer shall (unless the Trustee otherwise agrees in writing), not later than the date on which the redenomination will become effective or, as the case may be, the Notes become exchangeable enter into a deed with the Trustee supplemental to these presents in a form satisfactory to the Trustee which records the terms of any amendments to the Conditions which will arise from such redenomination or exchange and effect any other consequential amendments to these presents which, in the opinion of the Trustee, require to be made to give effect to such redenomination or exchange. 16 Remuneration of the Trustee (A) The relevant Issuer, failing whom the relevant Guarantor(s), shall (subject as hereinafter provided) pay to the Trustee such remuneration as shall be agreed from time to time between the Issuers and the Trustee as remuneration for its services as Trustee under these presents. Such remuneration shall, unless otherwise agreed, be deemed to accrue from day to day and shall be paid annually in arrear. At any time after the occurrence of an Event of Default or in the event of the Trustee finding it necessary or being required to undertake any exceptional duties (or duties otherwise outside the scope of the normal duties of the Trustee under these presents) in the performance of its trusteeship under these presents the relevant Issuer, failing whom the relevant Guarantor(s), shall pay such additional remuneration as shall be agreed between the Trustee and the relevant Issuer (and which may be calculated by reference to the Trustee’s normal hourly rates in force from time to time). In the event of the Trustee and the relevant Issuer failing to agree upon whether such duties are of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under these presents, or failing to agree upon such increased or additional remuneration, such matters shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Trustee and approved by the relevant Issuer or, failing such approval, nominated by the President for the time being of The Law Society of England and Wales (the expenses involved in such nomination and the fee of such investment bank being shared equally between the Trustee and the relevant Issuer), and the decision of any such investment bank shall be conclusive and binding on the relevant Issuer, the relevant Guarantor(s) and the Trustee. (B) The Trustee shall not be entitled to remuneration in respect of any period after the date on which, all the Notes of any Series having become due for redemption, the redemption moneys (including accrued interest thereon) have been paid to the Trustee, the Principal Paying Agent or otherwise duly provided for to the satisfaction of the Trustee unless, upon due presentation of any Note or Coupon, payment of the A43902758 22 moneys due in respect thereof is improperly withheld or refused, in which event remuneration will commence again to accrue. (C) In addition to remuneration hereunder the relevant Issuer, failing whom the relevant Guarantor(s), shall, on written request, pay all other reasonable costs, charges and expenses including travelling expenses which the Trustee may properly incur in relation to the preparation and execution of these presents and the exercise of the powers or the execution of the trusts vested in it by or pursuant to these presents and in any other manner in relation to these presents, including but not limited to legal and travelling expenses and any stamp, issue, registration, documentary and other taxes or duties paid or payable by the Trustee in connection with any action taken or contemplated by or on behalf of the Trustee for enforcing, or resolving any doubt concerning, or for any other purpose in relation to, these presents. (D) The relevant Issuer, failing whom the relevant Guarantor(s), shall indemnify the Trustee (i) in respect of all liabilities and expenses properly incurred by it or any liability or expense properly incurred by any person appointed by it to whom any trust, power, authority or discretion may be delegated by it in the execution or purported execution of the trusts, powers, authorities or discretions vested in it by these presents, provided that in the case of any such delegate the Trustee shall have exercised reasonable care in the selection of such delegate and (ii) against all liabilities, actions, proceedings, costs, claims and demands in respect of any matter or thing properly done or omitted in relation to these presents but shall not be liable to indemnify the Trustee or the Noteholders or Couponholders, as the case may be, against any income tax (or similar taxes) which the Trustee pays or for which the Trustee is liable to account by reason of fees payable in respect of its acting as Trustee pursuance to these presents. (E) All sums payable under sub-clauses (C) and (D) of this Clause shall be payable within 30 days of demand. All sums payable by the relevant Issuer, failing whom the relevant Guarantor(s), under this Clause shall carry interest at a rate equal to two per cent. per annum over the NatWest International Bank Base Rate from time to time from the date 30 days after the date of the same being demanded to the day of payment or (where a demand by the Trustee specifies that payment by the Trustee will be made on an earlier date) from 30 days after such earlier date. If practicable, the Trustee will notify the relevant Issuer, failing which the relevant Guarantor(s), of any expenditure prior to incurring the same but the absence of such notice shall not deprive the Trustee of the right to be reimbursed by the relevant Issuer or the relevant Guarantor(s) to the same extent as the Trustee would be entitled to if prior notification had been given. (F) The relevant Issuer, failing whom the relevant Guarantor(s), shall in addition pay to the Trustee (if so required) an amount equal to the amount of any value added tax or similar tax properly charged in respect of its remuneration hereunder. (G) The Trustee shall be entitled in its absolute discretion to determine in respect of which Series of Notes any costs, charges, expenses or liabilities incurred under these presents have been incurred or to allocate any such costs, charges, expenses or liabilities between the different Series of Notes.

A43902758 23 (H) Unless otherwise specifically stated in any discharge of these presents the provisions of this Clause 16 shall continue in full force and effect notwithstanding such discharge. (I) All payments to be made by the relevant Issuer, failing whom the relevant Guarantor(s), to the Trustee under these presents shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within any relevant jurisdiction or any authority therein or thereof having power to tax, unless such withholding or deduction is required by law. In that event, the Obligor shall pay such additional amount as will, after such deduction or withholding has been made, leave the Trustee with the full amount which would have been received by it had no such withholding or deduction been required. 17 Modifications and Substitution (A) The Trustee may from time to time and at any time without any consent of the Noteholders or the Couponholders (or, as the case may be, the Holders of the Notes or Coupons of any one or more Series) agree with the relevant Issuer (a) to any modification (other than of the provisos to paragraphs 5 and 6 of the Eighth Schedule hereto or any provision of these presents referred to in those provisos) of these presents which in the opinion of the Trustee is not materially prejudicial to the interests of the Holders of the Notes or, as the case may be, the Holders of the Notes of the relevant Series or (b) to any modification of these presents which is of a formal, minor or technical nature or made to correct a manifest error. In addition, the Trustee shall be obliged to concur with the Issuer in effecting any Benchmark Amendment in the circumstances and as otherwise set out in Condition 6(H) without the consent of the Noteholders or Couponholders. Any such modification or any substitution pursuant to sub-clause (B) of this Clause shall be binding on the Noteholders and the Couponholders and, unless the Trustee otherwise agrees, the relevant Issuer shall cause any such modification or substitution to be notified to the Noteholders as soon as practicable thereafter in accordance with Condition 14. (B) The Trustee may, without the consent of the Noteholders or the Couponholders (or, as the case may be, the Holders of Notes or Coupons of any one or more Series), agree to the substitution (i) in place of the relevant Issuer (or of any previous substitute under this sub-clause (B)) as the principal debtor in respect of the Notes the Coupons and these presents of any Group Company (incorporated in any such case in any country in the world) (a “Group Company Substitution”) or (ii) in place of the relevant Issuer as principal debtor or of any of the relevant Guarantor(s) (or any of the previous substitute under this sub-clause (B)) of any successor in business of the relevant Issuer or, as the case may be, any such relevant Guarantor(s) or of any previous substitute hereunder (any substitute under this sub- clause being hereinafter in this sub-clause (B) referred to as the “Substituted Company”) provided that: (i) (a) a trust deed is executed or some other form of undertaking is given by the Substituted Company to the Trustee, in form and manner reasonably satisfactory to the Trustee, agreeing to be bound by the terms of these presents, the Notes and the Coupons, with any A43902758 24 consequential amendments which the Trustee may deem appropriate, as fully as if the Substituted Company had been named in these presents and on the Notes and the Coupons as the principal debtor in place of any such relevant Issuer (or of any such previous Substituted Company) or, as the case may be, as a guarantor in place of the relevant Guarantor (or of any such previous Substituted Company); (b) the Trustee shall be satisfied that the Substituted Company has obtained all necessary governmental and regulatory approvals and consents necessary for its assumption of the obligations and liability as the principal debtor or, as the case may be, a guarantor under these presents and in respect of the Notes and the Coupons in place of the relevant Issuer or any such relevant Guarantor (or of any such previous Substituted Company); (c) in the case of a Group Company Substitution only an unconditional and irrevocable guarantee of (a) UNUS and PLC or, (b) where PLC becomes the principal debtor, UNUS, shall have been given in form and substance satisfactory to the Trustee of the payment of all moneys payable by the Substituted Company under these presents, the Notes and the Coupons; (d) the relevant Issuer and the relevant Guarantor(s) (or, where appropriate, any such previous Substituted Company) and the Substituted Company comply with such other requirements as the Trustee may reasonably direct in the interests of the Holders of the Notes of the relevant Series; (e) if the directors of the Substituted Company (or other officers acceptable to the Trustee) shall certify to the Trustee that it is solvent at the time at which the said substitution is proposed to be effected, the Trustee may rely absolutely on such certificate and shall not be bound to have regard to its financial condition, profits or prospects or to compare the same with those of the relevant Issuer or such relevant Guarantor (or of any previous Substituted Company); and (f) (without prejudice to the generality of sub-paragraphs (a) to (e) inclusive of this paragraph (i)), where the Substituted Company is incorporated, domiciled or resident in, or is otherwise subject generally to the taxing jurisdiction of, or of any authority in, a territory or territories other than The Netherlands, the United Kingdom, the United States or the territory applicable in respect of any previous Substituted Company, undertakings or covenants are given in terms corresponding to the provisions of Condition 9 containing, in substitution for or in addition to (as the case may require) the references to The Netherlands, the United Kingdom, the United States or such territory, as the case may be, references to the territory or territories in which the Substituted Company is incorporated, domiciled or resident or the taxing jurisdiction of which, or of any authority of or in which, the Substituted Company is otherwise subject generally and in the event of any such undertaking or covenant being given the provisions of these presents shall be read and construed A43902758 25 accordingly and the provisions of parts (i) to (iv) of Condition 7(b) shall be amended accordingly. (ii) Upon the execution of such documents and compliance with the said requirements: (a) the Substituted Company shall be deemed to be named in these presents and on the Notes and the Coupons as principal debtor or, as the case may be, as a guarantor in place of the relevant Issuer or such relevant Guarantor (or of any previous Substituted Company) and these presents and the Notes and the Coupons shall thereupon be deemed to be amended in such manner as expressly specified in any supplement to these presents or, failing which, as shall be necessary to give effect to the substitution and the giving of any guarantee; and (b) in the case of a valid substitution of any of the Issuers (or any such previous Substituted Company), the relevant Issuer (or any such previous Substituted Company) shall be released from any or all of its obligations under these presents and the Notes and the Coupons, but without prejudice to the obligations of the relevant Guarantor(s) (or the successor company of any such Guarantor(s)) under the Guarantee or their guarantee; and (y) in the case of the valid substitution of any of the Guarantors (or any such previous Substituted Company), the relevant Guarantor (or any such previous Substituted Company) shall be released from all of its obligations under the Guarantee or such guarantee but without prejudice to the obligations of the remaining Guarantor(s) (or the successor company of any such Guarantor(s)) under the Guarantee or their guarantee. Not later than 15 days after the execution of any such undertaking and guarantee and such other deeds, documents and instruments as aforesaid and compliance with the said requirements of the Trustee, the relevant Issuer or the relevant Guarantor or the previous Substituted Company shall, unless the Trustee agrees otherwise, give notice thereof to the Noteholders in accordance with Condition 14. (iii) In connection with any proposed substitution the Trustee may agree, without consent of the Noteholders (or, as the case may be, the Holders of Notes of the relevant Series) to a change of the law governing the Notes (or, as the case may be, the Notes of the relevant Series) and/or these presents Provided that such change would not in the opinion of the Trustee be materially prejudicial to the interests of the Holders of the Notes (or, as the case may be, the Holders of the Notes of the relevant Series). (C) The relevant Issuer and PLC each hereby covenants with the Trustee that, so long as any of the Notes or the Coupons is outstanding, it will not, except where the relevant Issuer or PLC, as the case may be, is the continuing company, merge into, or transfer all or substantially all of its assets or undertaking to, another company (“New Company”) unless, inter alia, a trust deed is executed or some other form of undertaking is given by the New Company in form and manner reasonably satisfactory to the Trustee, agreeing to be bound by the terms of these presents, the Notes and the Coupons, with any consequential amendments which the Trustee may deem appropriate as fully as if the New Company had been named in these presents A43902758 26 and on the Notes and the Coupons in place of the relevant Issuer or PLC, as the case may be (or of any previous substitute under this Clause), and the following further conditions apply: (i) the relevant Issuer or PLC, as the case may be (or any previous substitute under this Clause), and the New Company shall comply with such other requirements as the Trustee may reasonably direct in the interests of the Notes of the relevant Series; (ii) where the New Company is incorporated, domiciled or resident in, or is otherwise subject generally to the taxing jurisdiction of, or of any authority in, a territory or territories other than, in the case of UFN, The Netherlands, in the case of PLC, the United Kingdom or, in the case of any previous substitute under this Clause, the applicable territory, undertakings or covenants shall be given by the New Company in terms corresponding to the provisions of Condition 9 with the substitution for the references to The Netherlands, the United Kingdom or such territory, as the case may be, of references to the territory or territories in which the New Company is incorporated, domiciled or resident or to whose taxing jurisdiction it is subject generally and in the event of any such undertaking or covenant being given the provisions of these presents shall be read and construed accordingly and the provisions of parts (i) to (iv) of Condition 7(b) shall be amended accordingly; (iii) in the case of the merger of, or transfer by, the relevant Issuer or any previous substitute under this Clause, an unconditional and irrevocable guarantee is given by the relevant Guarantor(s) in form and substance satisfactory to the Trustee of the payment of all moneys payable by the New Company under these presents and the Notes of the relevant Series; and (iv) if the directors of the New Company (or other officers acceptable to the Trustee) shall certify to the Trustee that it is solvent at the time at which the said merger or transfer is proposed to be effected, the Trustee may rely absolutely on such certificate and shall not be bound to have regard to the financial condition, profits or prospects of the New Company or to compare the same with those of the relevant Issuer or PLC, as the case may be (or of any previous substitute under this Clause). Any such trust deed or undertaking shall, if so expressed, operate to release the relevant Issuer or PLC, as the case may be, or any such previous substitute as aforesaid, from all of its obligations under the Notes, the Coupons and these presents. Not later than 15 days after the execution of any such documents as aforesaid and after compliance with the said requirements of the Trustee, the relevant Issuer or PLC, as the case may be, or such previous substitute shall give notice thereof to the Noteholders in accordance with Condition 14. Upon the execution of such documents and compliance with the said requirements the New Company shall be deemed to be named in these presents and on the Notes and the Coupons in place of the relevant Issuer or PLC, as the case may be (or of any previous substitute under this sub-clause), under these presents, the Notes and the Coupons, and these presents, the Notes and the Coupons shall be deemed to be amended in such manner as shall be necessary to give effect to the above provisions and without prejudice to the generality of the foregoing references in these presents,

A43902758 27 in the Notes or in the Coupons to the relevant Issuer or PLC, as the case may be, or such previous substitute shall, where the context so requires, be deemed to be references to the New Company. (D) In connection with any proposed substitution, merger or transfer as aforesaid, the Trustee shall, without prejudice to the generality of the foregoing, not have regard to the consequences of such substitution, merger or transfer for individual Noteholders of the relevant Series resulting from their being for any purpose domiciled or resident in, otherwise connected with, or subject to the jurisdiction of, any particular territory or any political subdivision thereof. (E) PLC may, at any time, appoint any Group Company to become an Issuer of Notes in accordance with the following provisions of this sub-clause without the consent of the Noteholders or the Couponholders. Any Group Company that is to become an Issuer shall do so under the terms of a supplemental deed in or substantially in the form set out in the Sixth Schedule or in such other form as may be approved in writing by the Trustee (which shall take effect in accordance with its terms), whereby such Group Company agrees to be bound as an Issuer under these presents and the Paying Agency Agreement. PLC undertakes to use all reasonable efforts to procure that all such acts and things are done as may be necessary or desirable to ensure the due execution and delivery of such supplemental deed by each such Group Company and that each such Group Company becomes bound by such provisions of these presents and the Paying Agency Agreement as are expressed to be assumed by it in such supplemental deed. The Trustee shall be entitled to rely on the legal opinions referred to in such supplemental deed but otherwise shall not be bound to enquire into the financial condition of any such Group Company or to make any investigation into, or to satisfy itself in any way in relation to the valid existence of, any such Group Company, its power or capacity to enter into such supplemental deed or to perform its obligations under these presents or the Paying Agency Agreement, the due authorisation, execution or delivery of such supplemental deed or performance of any such obligations by such Group Company, the obtaining of any necessary consents or authorisations for such execution, delivery or performance, the taking of any action (including any necessary registration or filing) required to ensure the enforceability as against such Group Company of any obligations expressed to be assumed by it under these presents or the Paying Agency Agreement. (F) If (i) the Trustee does not have actual knowledge or express notice that any Event of Default or any event which, with the lapse of time and/or the giving of notice and/or the issue of a certificate, would constitute an Event of Default has occurred and is continuing and (ii) the relevant Issuer has outstanding Notes issued by it, the Substituted Company (which if not an Issuer shall have become an Issuer pursuant to sub-clause (B) of this Clause) shall have assumed the obligations of such Issuer pursuant to sub-clause (B) of this Clause, the Trustee shall forthwith execute and deliver a supplemental deed in or substantially in the form set out in the Seventh Schedule or in such other form as may be approved by the Trustee whereby such Issuer is released from its covenants and other obligations under these presents. A43902758 28 18 Redemption, Purchase and Cancellation (A) All Notes redeemed or purchased by or on behalf of any of the Issuers, the Guarantors or any Group Company together with all unmatured Coupons attached thereto or surrendered therewith, and all Coupons paid in accordance with and in the manner provided in the Conditions, shall be cancelled forthwith by or on behalf of the relevant Issuer save that the purchaser may elect in the case of Notes so purchased to hold or resell such Notes, together with all unmatured Coupons attached thereto. The relevant Issuer shall, within seven days after being so requested in writing by the Trustee, procure that a certificate stating (i) the amounts paid in respect of Notes and Coupons so redeemed or paid and cancelled, (ii) the certificate numbers of Notes so redeemed, purchased and cancelled and (iii) the total number and maturity dates of such cancelled Coupons shall, within such seven day period, be given to the Trustee by the Principal Paying Agent provided, other than where such Notes are represented by a NGN, delivery thereof to the Principal Paying Agent has been made by any such purchaser as soon as reasonably practicable after the date of such redemption, purchase and cancellation or payment (as the case may be). In the case of purchase and/or cancellation of a Temporary Global Note which is a NGN or a Permanent Global Note which is a NGN, the relevant Issuer shall procure, in accordance with the terms of the Paying Agency Agreement, that the Principal Paying Agent instructs the ICSDs to make appropriate entries in their respective records to reflect such purchase and/or cancellation. PLC shall, within seven days after being so requested in writing by the Trustee, deliver a certificate in writing signed by a duly authorised signatory thereof setting out the total numbers and aggregate nominal amount of Notes of each Series which up to and including the date of such certificate are held beneficially at such date by the Issuers, the Guarantors or any Group Company, but which have not been cancelled. Such certificates may be accepted by the Trustee as conclusive evidence of: (a) repayment or discharge pro tanto of the Notes and of payment of Coupons; or (b) beneficial ownership of the relevant Notes by the Issuers, the Guarantors or any Group Company. (B) The relevant Issuer shall procure that there shall be kept a full and complete record of all Notes and Coupons (other than certificate numbers of Coupons) and their redemption, payment, purchase and cancellation and of all replacement Notes or Coupons issued in substitution for mutilated, lost, stolen or destroyed Notes or Coupons and the relevant Issuer shall further procure that such record shall be made available to the Trustee, within seven days after being so requested in writing by the Trustee. 19 Noteholders to be treated as holding all Coupons (A) Wherever in these presents the Trustee is required or entitled to exercise a trust, power, authority or discretion by reference to the interests of the Noteholders or any of the same (or, as the case may be, the Holders of the Notes of the relevant Series or any of the same), the Trustee shall assume that each Noteholder is the Holder of all Coupons appertaining to each Note of such Series of which he is the Holder. A43902758 29 (B) Each of the Trustee, the Paying Agents, the relevant Issuer and the relevant Guarantor(s) (whether or not it is overdue and regardless of any notice of ownership or writing thereon, or notice of any previous theft or loss thereof) shall for the purpose of making payments and for all other purposes (save as provided in (ii) below) be entitled to deem and treat: (i) the bearer of any Note in global form or Definitive Note or the relative Coupon; and (ii) in the case of any Notes in global form, for the purpose only of the exercise by the Trustee of all rights, duties, discretions, powers and authorities imposed or conferred on the Trustee which are to be exercised or performed by reference to or in favour of Noteholders but not for any other purpose, each person for the time being shown in the records of an ICSD or any other relevant clearing system as having a particular nominal amount of any Notes in global form credited to his securities account, as the absolute owner thereof and of all rights thereunder free from encumbrances and shall not be required to obtain proof of such ownership (other than, in the case of any person for the time being so shown in the records of an ICSD or any other relevant clearing system, a certificate or letter of confirmation signed on behalf of an ICSD or the relevant clearing system, or any such certificate or document which may comprise a statement or print-out of electronic records provided by Euroclear’s EUCLID and/or Easy-Way System or Clearstream, Luxembourg’s Cedrom System or any other relevant clearing system) as to the identity of the bearer of any Definitive Notes or Coupon. 20 No notice to Couponholders None of the relevant Issuer, the relevant Guarantor(s), nor the Trustee shall be required to give any notice to the Couponholders for any purpose under these presents and the Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to the Noteholders in accordance with Condition 14. 21 Trustee may enter into other transactions with PLC or any of its group companies No Trustee and no director or officer of any corporation being a trustee of these presents shall by reason of the fiduciary position of such trustee be in any way precluded from making any contracts or entering into any transactions in the ordinary course of business with PLC or any of its group companies, whether directly or through any other Group Company or associated company, or from accepting the trusteeship of any other debenture stock, debentures or securities of PLC or any of its group companies or any company in which UFN, PLC or UNUS, as the case may be, is interested and without prejudice to the generality of these provisions it is expressly declared that such contracts and transactions may include any contract or transaction in relation to the placing, underwriting, purchasing, subscribing for or dealing with or lending money upon or making payments in respect of the Notes or any other stock, shares, debenture stock, debentures or other securities of PLC or any of its group companies or any company in which UFN, PLC or UNUS, as the case may be, is interested or any contract or banking or insurance with PLC or any of its group companies and neither the Trustee nor any such director or officer shall be accountable to the Noteholders or Couponholders or PLC or any of its group companies for any profit, fees, A43902758 30 commissions, interest, discounts or share of brokerage earned, arising or resulting from any such contracts or transactions and the Trustee and any such director or officer shall also be at liberty to retain the same for its or his own benefit. 22 Provisions supplemental to the Trustee Act 1925 and the Trustee Act 2000 in favour of the Trustee By way of supplement to the Trustee Act 1925 and the Trustee Act 2000 (the “Trustee Acts”) it is expressly declared as follows: (A) the Trustee may in relation to these presents act on the opinion or advice of or a certificate or any information obtained from any lawyer, banker, valuer, surveyor, broker, auctioneer, accountant or other expert in The Netherlands, the United Kingdom, the United States or elsewhere (whether obtained by the Trustee, UFN, PLC, UNUS, any Group Company or any Paying Agent) and shall not be responsible for any loss occasioned by so acting; any such opinion, advice, certificate or information may be sent or obtained by letter or facsimile copy and the Trustee shall not be liable for acting on any opinion, advice, certificate or information purporting to be so conveyed although the same shall contain some error or shall not be authentic; (B) the Trustee shall be at liberty to accept a certificate signed by (i) any Director or other person duly authorised of UFN or PLC (as the case may be) or (ii) the President, any Vice President or the Treasurer or other person duly authorised of UNUS as to any fact or matter prima facie within the knowledge of UFN, PLC or, as the case may be, UNUS as sufficient evidence thereof and a like certificate to the effect that any particular dealing or transaction or step or thing is, in the opinion of the person so certifying, expedient as sufficient evidence that it is expedient and the Trustee shall not be bound in any such case to call for further evidence or be responsible for any loss that may be occasioned by its failing so to do; (C) the Trustee shall (save as expressly otherwise provided herein) as regards all the trusts, powers, authorities and discretions vested in it by these presents or by operation of law have absolute and uncontrolled discretion as to the exercise or non- exercise thereof and, provided it shall not have acted fraudulently, the Trustee shall not be responsible for any loss, costs, damages, expenses or inconvenience that may result from the exercise or non-exercise thereof; (D) the Trustee may appoint and pay any person to act as a custodian or nominee on any terms in relation to such assets of the trust as the Trustee may determine, including for the purpose of depositing with a custodian these presents and all deeds and other documents relating to these presents or the notes of any series, and the Trustee shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it hereunder, or be bound to supervise the proceedings or acts of any such person; the Trustee is not obliged to appoint a custodian if the Trustee invests in securities payable to bearer; (E) the Trustee as between itself, the Noteholders and the Couponholders shall have full power to determine all questions and doubts arising in relation to any of the provisions of these presents and every such determination, whether made upon a question actually raised or implied in the acts or proceedings of the Trustee, shall be conclusive and shall bind the Trustee, the Noteholders and the Couponholders;

A43902758 31 (F) the Trustee shall not be responsible for acting upon any resolution purporting (i) to have been passed at any meeting of the Noteholders (or, as the case may be, the Noteholders of any Series) in respect whereof minutes have been made and signed or (ii) to be a written resolution or electronic consent made in accordance with The Eighth Schedule, even though it may subsequently be found that there was some defect in the constitution of the meeting or the passing of the resolution or that for any reason the resolution was not valid or binding upon the Noteholders and/or the relative Couponholders (or, as the case may be, the Noteholders of any Series and the Couponholders (if any)); (G) the Trustee may, in the conduct of the trust business, instead of acting personally, employ and pay an agent on any terms, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Trustee (including the receipt and payment of money) and the Trustee shall not be responsible for any misconduct on the part of any person appointed by it hereunder or be bound to supervise the proceedings or acts of any such person; (H) any trustee being a banker, lawyer, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or his partner or firm on matters arising in connection with the trusts of these presents and also his reasonable and properly incurred charges in addition to disbursements for all other work and business done and all time spent by him or his partner or firm on matters arising in connection with these presents, including matters which might or should have been attended to in person by a trustee not being a banker, lawyer, broker or other professional person; (I) the Trustee shall not be responsible for the receipt or application by the relevant Issuer of the proceeds of the issue of the Notes of any Series, the exchange of any Temporary Global Note for a Permanent Global Note or, as the case may be, Definitive Notes or the exchange of any Permanent Global Note for Definitive Notes or for the delivery of the Definitive Notes to the persons entitled thereto; (J) the Trustee shall not be liable to the relevant Issuer or the relevant Guarantor(s) or any Noteholder or Couponholder by reason of having accepted as valid or not having rejected any Note or Coupon purporting to be such and subsequently found to be forged or not authentic; (K) the Trustee shall not (unless ordered so to do by a court of competent jurisdiction) be required to disclose to any Noteholder or Couponholder confidential, financial or other information made available to the Trustee by any Issuer and/or any Guarantor in connection with these presents and no Noteholder or Couponholder shall be entitled to take any action to obtain from the Trustee any such information; (L) where it is necessary or desirable for any purpose in connection with these presents to convert any sum from one currency to another it shall (unless otherwise provided by these presents or required by law) be converted at such rate or rates, in accordance with such method and as at such date for the determination of such rate of exchange, as may be specified by the Trustee in its absolute discretion but having regard to current rates of exchange, if available, and any rate, method and date so A43902758 32 specified shall be binding on the relevant Issuer, the relevant Guarantor(s), the Noteholders and the Couponholders; (M) any consent given by the Trustee for the purposes of these presents may be given on such terms and subject to such conditions (if any) as the Trustee thinks fit; (N) whenever in these presents the Trustee is required in connection with any exercise of its powers, trusts, authorities or discretions to have regard to the interests of the Noteholders, (or, as the case may be, the Holders of the Notes of any one or more Series) it shall have regard to the interests of such Noteholders as a class and in particular, but without prejudice to the generality of the foregoing, shall not be obliged to have regard to the consequences of such exercise for any individual Noteholder resulting from his or its being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory and the Trustee shall not be entitled to require, nor shall any Noteholder or Couponholder be entitled to claim from the relevant Issuer or the relevant Guarantor(s) any indemnification or payment in respect of any tax consequence of any such exercise upon any individual Noteholder or Couponholder; (O) the Trustee may call for and shall be at liberty to accept and place full reliance on as sufficient evidence thereof and shall not be liable to any Issuer, any Guarantor or any Noteholder or Couponholder by reason only of either having accepted as valid or not having rejected an original certificate or letter of confirmation purporting to be signed on behalf of an ICSD or any other relevant clearing system or any form of record made and verified by either of them to the effect that at any particular time or throughout any particular period any particular person is, was or will be shown in its records as having a particular nominal amount of Notes of a particular Series credited to his securities account; and (P) no provision of the Trust Deed or the Conditions shall require the Trustee to do anything which may in its opinion be illegal or contrary to applicable law or regulation. Provided nevertheless that none of the provisions of these presents shall in any case in which the Trustee has failed to show the degree of care and diligence required of it, having regard to the provisions of these presents conferring on the Trustee any powers, authorities or discretions, relieve or indemnify the Trustee against any liabilities which by virtue of any rule of law would otherwise attach to it in respect of any negligence, default, breach of duty or breach of trust of which it or any of its employees, agents or delegates may be guilty in relation to its duties under these presents. 23 Disapplication Section 1 of the Trustee Act 2000 shall not apply to the duties of the Trustee in relation to the trusts constituted by these presents. Where there are any inconsistencies between the Trustee Acts and the provisions of these presents, the provisions of these presents shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of this Trust Deed shall constitute a restriction or exclusion for the purposes of that Act. 24 Trustee entitled to assume due performance Except as herein otherwise expressly provided the Trustee shall be and is hereby authorised to assume without enquiry, in the absence of knowledge or express notice to the contrary, A43902758 33 that each of the Issuers and the Guarantors is duly performing and observing all the covenants and provisions contained in these presents relating to the Issuers and/or the Guarantors (as the case may be) and on their respective parts to be performed and observed and that no event has happened upon the happening of which any of the Notes of any Series may become repayable. 25 Waiver The Trustee may, without prejudice to its rights in respect of any subsequent breach, condition, event or act, from time to time and at any time, but only if and in so far as in its opinion the interests of the Noteholders (or, as the case may be, the Holders of Notes of the relevant Series) shall not be materially prejudiced thereby, authorise or waive, on such terms and conditions (if any) as shall seem expedient to it, any proposed breach or breach of any of the covenants or provisions contained in these presents or the Notes or Coupons (or, as the case may be, the Notes of such Series and the relative Coupons) or determine, in relation to any Series, that any condition, event or act which constitutes, or which with the giving of notice and/or the lapse of time and/or the issue of a certificate would constitute, but for such determination, an Event of Default for the purposes of these presents shall not do so provided always that the Trustee shall not exercise any powers conferred upon it by this Clause in respect of the Notes of any Series in contravention of any express direction by an Extraordinary Resolution of the Notes of such Series then outstanding (but so that no such direction or request shall affect any authorisation, waiver or determination previously given or made). Any such waiver, authorisation or determination shall be binding on the Noteholders and the Couponholders (or, as the case may be, the Holders of the Notes and Coupons of such Series) and if, but only if, the Trustee shall so require, shall be notified by the relevant Issuer to the Noteholders (or, as the case may be, the Holders of Notes of such Series) in accordance with Condition 14 as soon as practicable thereafter. 26 Power to delegate The Trustee may, in the execution and exercise of all or any of the trusts, powers, authorities and discretions vested in it by these presents, act by responsible officers or a responsible officer for the time being of the Trustee and the Trustee may also whenever it thinks fit, whether by power of attorney or otherwise, delegate to any person or persons all or any of the trusts, powers, authorities and discretions vested in it by these presents and any such delegation may be made upon such terms and conditions and subject to such regulations (including power to sub-delegate) as the Trustee may think fit in the interests of the Noteholders (or, as the case may be, the Holders of Notes of any one or more Series) and provided that the Trustee shall have exercised reasonable care in the selection of such delegate and subject to the proviso in Clause 22, it shall not be bound to supervise the proceedings and shall not in any way or to any extent be responsible for any loss incurred by any misconduct or default on the part of such delegate or sub-delegate. The Trustee shall give prompt notice to the relevant Issuer of the appointment of any delegate as aforesaid and shall procure that any delegate shall also give prompt notice to the relevant Issuer or any sub-delegate. 27 Competence of a majority of Trustees Whenever there shall be more than two trustees hereof the majority of such trustees shall (provided such majority includes a trust corporation) be competent to execute and exercise A43902758 34 all the trusts, powers, authorities and discretions vested by these presents in the Trustee generally. 28 Appointment of New Trustees (A) The power of appointing new trustees shall be vested in the Issuers but, subject to sub-clause (B) of this Clause, no person shall be appointed as Trustee in relation to any Series who shall not previously have been approved by an Extraordinary Resolution of the Holders of Notes of that Series. A trust corporation may be appointed sole trustee of the presents but subject thereto there shall be at least two trustees of these presents one at least of which shall be a trust corporation. Any appointment of a new trustee hereof shall as soon as practicable thereafter be notified by the Issuers to the Paying Agents and to the Noteholders. The Noteholders shall together have the power, exercisable by Extraordinary Resolution, to remove any trustee or trustees for the time being of these presents. The removal of any trustee shall not become effective unless there remains a trustee of these presents (being a trust corporation) in office after such removal. (B) Notwithstanding the provisions of sub-clause (A) of this Clause, the Trustee may, upon giving prior notice to but without the consent of the Issuers or the Guarantors or the Noteholders or Couponholders (or, as the case may be, the Holders of Notes or Coupons of any one or more Series), appoint any person established or resident in any jurisdiction (whether a trust corporation or not) to act either as a separate trustee or as a co-trustee jointly with the Trustee (i) if the Trustee considers such appointment to be in the interests of the Holders of the Notes of the relevant Series or (ii) for the purposes of conforming to any legal requirements, restrictions or conditions in any jurisdiction in which any particular act or acts are to be performed. The Issuers hereby irrevocably appoint the Trustee to be their attorney in their name and on their behalf to execute any such instrument of appointment. Such person shall (subject always to the provisions of these presents) have such trusts, powers, authorities and discretions (not exceeding those conferred on the Trustee by these presents) and such duties and obligations as shall be conferred on or imposed by the instrument of appointment (which shall include all relevant obligations which are imposed on the Trustee). The Trustee shall have power in like manner to remove any such person. Such reasonable remuneration as the Trustee may pay to any such person, together with any attributable costs, charges and expenses incurred by it in performing its function as such separate trustee or co-trustee, shall for the purposes of these presents be treated as costs, charges and expenses incurred by the Trustee. 29 Retirement of Trustees (A) Any Trustee for the time being of these presents may retire at any time upon giving not less than three months’ notice in writing to each Issuer and each Guarantor without assigning any reason and without being responsible for any costs occasioned by such retirement. The retirement of any Trustee shall not become effective unless there remains a trustee of the presents (being a trust corporation) in office after such retirement. Each of the Issuers covenants that in the event of a trustee giving such notice under this Clause it shall use its best endeavours to procure a new trustee to be appointed.

A43902758 35 (B) Where there are outstanding separate Series of Notes constituted by this Deed the powers conferred upon the Issuers and the Guarantors, the Noteholders and the Trustee by Clause 28 and sub-clause (A) of this Clause 29 shall, at the discretion of the person exercising such power, be capable of being exercised, and shall be effective where so expressed to be exercised, to enable a new trustee to be appointed, a trustee to be removed, a trustee to retire and a separate trustee or co- trustee to be appointed separately in relation to each such separate Series of Notes as aforesaid, and “Trustee” as used in this Deed shall be construed accordingly. In the event of the foregoing provisions of this sub-clause (B) resulting in there being more than one Trustee at any one time, executed originals of this Deed and all other original documentation shall be held by or to the order of The Law Debenture Trust Corporation p.l.c. if still trustee of any of the said separate Series of the Notes, or by such one of the trustees as the Issuers or Guarantors may, subject to any contrary direction of the Noteholders of the relevant Series by Extraordinary Resolution, from time to time designate. 30 Powers of the Trustee are additional The powers conferred by these presents upon the Trustee shall be in addition to any powers which may from time to time be vested in it by general law or as the Holder of any of the Notes or Coupons. 31 Currency Indemnity (A) If a judgment or order is rendered by a court of any particular jurisdiction for the payment of any amounts owing to the Trustee or any of the Noteholders or, as the case may be, Couponholders under these presents or any of the Notes or Coupons or under a judgment or order of a court of any other jurisdiction in respect thereof or for the payment of damages in respect of either thereof and any such judgment or order is expressed in a currency (in this Clause referred to as the “Judgment Currency”) other than the currency in which such amounts are so owing (the “relevant currency”) and the Trustee or the Noteholders or, as the case may be, Couponholders do not have an option to have such judgment or order of such court expressed in the relevant currency, the relevant Issuer (failing which the relevant Guarantor(s)) shall be liable, as a separate and independent obligation, to indemnify and hold the Trustee and the Noteholders and Couponholders harmless against any deficiency arising or resulting from any variation between (1) the rate of exchange applied in converting any amount expressed in the relevant currency into the Judgment Currency for the purposes of such judgment or order and (2) the rate of exchange of the Judgment Currency for the relevant currency as at the date or dates of discharge of the said judgment or order. (B) If as a result of any judgment expressed in a Judgment Currency as is referred to in sub-clause (A) of this Clause and a variation in rates of exchange as therein mentioned the amount received by the Trustee, if converted on the date of payment into the relevant currency, would yield a sum in excess of the sum (expressed in the relevant currency) due to the Trustee, the Trustee shall hold such excess to the order of the relevant Issuer. A43902758 36 32 Notices Any notice or demand to any Issuer, or any Guarantor or the Trustee or any approval or certificate of the Trustee required to be given, made or served for any purpose of these presents shall be given, made or served by sending the same by pre-paid post (first-class if inland, airmail if overseas), telex or by facsimile copy or by delivering the same by hand as follows: if to Unilever Finance Netherlands B.V.: Address: Weena 455 3013 AL Rotterdam The Netherlands Fax: +31 10 217 4287 Attention: Company Secretary if to Unilever PLC: Address: Unilever House 100 Victoria Embankment London EC4Y 0DY Fax: +44 20 7822 6108 Attention: Group Secretary if to Unilever United States, Inc. Address: 700 Sylvan Avenue Englewood Cliffs New Jersey 07632 United States of America Fax: +1 (201) 894 2775 Attention: General Counsel if to the Trustee to: Address: Eighth Floor 100 Bishopsgate London EC2N 4AG Fax: +44 20 7606 0643 Attention: The Manager, Commercial Trusts A43902758 37 or at such other address as shall have been notified (in accordance with this Clause) by the party in question to the other parties hereto for the purposes of this Clause and any notice sent by post as provided in this Clause shall be deemed to have been given, made or served 48 hours (in the case of inland post) or 14 days (in the case of overseas post) after despatch, any notice sent by telex as provided in this Clause shall be deemed to have been given, made or served at the time the answerback is received and any notice sent by facsimile copy as provided in this Clause shall be deemed to have been given, made or served upon receipt in complete and legible form. A notice given under this Trust Deed but received on a day which is not a Business Day (as defined in the Fourth Schedule to this Trust Deed) or after 5.00 p.m. on a Business Day in the place of receipt will only be deemed to be given on the next Business Day in that place. In the case of a notice or demand to any Issuer, a copy of such notice or demand shall, in addition, be given, made or served hereunder to each of the Guarantors. 33 Contracts (Rights of Third Parties) Act 1999 The parties to this Trust Deed do not intend that any term of this Trust Deed should be enforceable, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this Trust Deed. 34 Governing Law These presents, the Notes and the Coupons, and any non-contractual obligations arising out of or in connection with them, shall be governed by, and construed in accordance with, English law and, in relation to all claims arising hereunder, whether contractual or non-contractual, UFN and UNUS severally agree that the courts of England are to have jurisdiction to settle any such claim and that accordingly any suit, action or proceedings arising hereunder (together referred to as “Proceedings”) may be brought in such courts. Nothing contained in this Clause shall limit any right to take Proceedings against UFN, UNUS or PLC in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not. Each of UFN and UNUS irrevocably agrees that any Proceedings in England or any demand or any notice in respect of Notes may be made or served on it by the same being posted in a prepaid registered or recorded delivery letter addressed to it at the address set out in Clause 32 for the time being of PLC (or at such other office as it may have notified in writing to the Trustee and as the Trustee shall from time to time have approved) and marked for the attention of the Group Secretary of PLC or such other official of PLC as UFN or, as the case may be UNUS may have notified in writing to the Trustee and the Trustee shall from time to time have approved. In witness whereof this Trust Deed has been executed as a deed by the parties hereto and is intended to be and is hereby delivered on the date first above written. A43902758 38 The First Schedule Form of Temporary Global Note Series Number: [●] Serial Number: [●] [ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]1 THIS GLOBAL NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT IN CERTAIN TRANSACTIONS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED HEREIN HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. [NAME OF ISSUER] (incorporated in 2[●] with limited liability) TEMPORARY GLOBAL NOTE representing up to [Aggregate principal amount of Series] [Title of Notes] irrevocably and unconditionally guaranteed by 3[●] This Temporary Global Note is issued in respect of [principal amount of Temporary Global Note] in principal amount of an issue of [aggregate principal amount of Series] in aggregate principal amount of [title of Notes] (the “Notes”) by [name of Issuer] (the “Issuer”) and has the benefit of the guarantee of [●] (the “Guarantor[s]”) contained in the Trust Deed as defined below. The Notes are constituted by a trust deed dated 22 July 1994 (the “Trust Deed”, which expression shall include any amendments or supplements thereto) made between the Issuer and the other parties named therein as issuers, the Guarantor[s] and the other parties named therein as guarantors and The Law Debenture Trust Corporation p.l.c. (the “Trustee”, which expression shall include any successor to The Law Debenture Trust Corporation p.l.c. in its capacity as such for the holders of Notes from time to time). The Issuer for value received promises, all in accordance with the Conditions (as defined in the Trust Deed) and the final terms or the pricing supplement (as applicable) (the “Final Terms”) prepared in relation to the Notes to pay to the bearer upon surrender hereof on [maturity date] or on such earlier date as the same may become payable in accordance therewith the principal sum of [denomination in words and numerals] or such other redemption amount as may be specified therein [and to pay 1 Include bracketed language on all Notes with maturities of more than 365 days. 2 Insert jurisdiction of incorporation of Issuer and, if Unilever Finance Netherlands B.V. is Issuer, include “and having its corporate seat in Rotterdam, The Netherlands”. 3 Insert name of Guarantor(s).

A43902758 39 in arrear on the dates specified therein interest on such principal amount at the rate or rates specified therein] all subject to and in accordance with the Conditions. If the relevant Final Terms indicates that this Temporary Global Note is intended to be a New Global Note, the nominal amount of Notes represented by this Temporary Global Note shall be aggregate amount from time to time entered in the records of both Euroclear Bank SA/NV and Clearstream Banking S.A. (together, the “ICSDs”). The records of the ICSDs (which expression in this Temporary Global Note means the records that each ICSD holds for its customers which reflect the amount of such customers’ interests in the Notes represented by this Temporary Global Note) shall be conclusive evidence of the nominal amount of Notes represented by this Temporary Global Note and, for these purposes, a statement issued by an ICSD stating the nominal amount of Notes represented by this Temporary Global Note at any time shall be conclusive evidence of the records of such ICSD at that time. If the relevant Final Terms indicates that this Temporary Global Note is not intended to be a New Global Note, the nominal amount of the Notes represented by this Temporary Global Note shall be the amount stated in the applicable Final Terms or, if lower, the nominal amount most recently entered by or on behalf of the Issuer in the relevant column in the Schedule hereto. Except as specified herein, the bearer of this Temporary Global Note is entitled to the benefit of the same obligations on the part of the Issuer as if such bearer were the bearer of the Notes represented hereby, and all payments under and to the bearer of this Temporary Global Note shall be valid and effective to satisfy and discharge the corresponding liabilities of the Issuer in respect of the Notes. On or after the date (the “Exchange Date”) which is 40 days after the original issue date of the Notes, upon notice being given to the Principal Paying Agent, not earlier than the Exchange Date in substantially the form set out in Annex 1 hereto, by an ICSD acting on the instructions of any holder of an interest in this Temporary Global Note, this Temporary Global Note is exchangeable in whole or in part for, as specified in the relevant Final Terms, either (a) either, if the relevant Final Terms indicates that this Temporary Global Note is intended to be a New Global Note, interests recorded in the records of the ICSDs in a Permanent Global Note or, if the relevant Final Terms indicated this Temporary Global Note is not intended to be a New Global Note, a permanent global note (the “Permanent Global Note”) representing the Notes and in substantially the form (subject to completion) set out in the Second Schedule to the Trust Deed or (b) definitive notes (“Definitive Notes”) in substantially the form (subject to completion) set out in the Third Schedule to the Trust Deed. On an exchange of the whole of this Temporary Global Note, this Temporary Global Note shall be surrendered to or to the order of Deutsche Bank AG, London Branch as principal paying agent (the “Principal Paying Agent”, which expression shall include any successor to Deutsche Bank AG, London Branch in its capacity as such at its specified office in relation to the Notes). The Issuer shall procure that: (a) if the relevant Final Terms indicates that this Temporary Global Note is intended to be a New Global Note and this Temporary Global Note is to be exchanged for a Permanent Global Note, on an exchange of the whole or part only of this Temporary Global Note, details of such exchange shall be entered pro rata in the records of the ICSDs such that the nominal amount of Notes represented by this Temporary Global Note shall be reduced by the nominal amount of this Temporary Global Note so exchanged; or (b) if the relevant Final Terms indicates that this Temporary Global Note is not intended to be a New Global Note or if the relevant Final Terms indicate that this Temporary Global Note is intended to be a New Global Note and this Temporary Global Note is to be exchanged for A43902758 40 Definitive Notes, on an exchange of part only of this Temporary Global Note details of such exchange shall be entered by or on behalf of the Issuer in the Schedule hereto, whereupon the nominal amount of this Temporary Global Note and the Notes represented by this Temporary Global Note shall be reduced by the nominal amount of this Temporary Global Note so exchanged. On any exchange of this Temporary Global Note for a Permanent Global Note, details of such exchange shall be entered by or on behalf of the Issuer in the Schedule to the Permanent Global Note. If interests in a Temporary Global Note are exchanged for a Permanent Global Note as provided above, interests in such Permanent Global Note may thereafter be exchanged for Definitive Notes, as provided above. [Payments of interest otherwise falling due before the Exchange Date will be made only: (a) upon presentation of the Temporary Global Note to the Principal Paying Agent at its specified office in relation to the Notes provided that no such presentation shall be required if the relevant Final Terms indicates that this Temporary Global Note is intended to be a New Global Note; and (b) upon or to the extent of delivery to the Principal Paying Agent of a certificate or certificates issued by Euroclear Bank SA/NV or Clearstream Banking S.A. or the operator of any other relevant clearing system and dated not earlier than the relevant interest payment date in substantially the form set out in Annex II hereto.] [On any occasion on which a payment of interest is made in respect of this Temporary Global Note, the Issuer shall procure that either: (a) if the relevant Final Terms indicates that this Temporary Global Note is intended to be a New Global Note, details of such payment shall be entered in the records of the ICSDs; or (b) if the relevant Final Terms indicate that this Temporary Global Note is not intended to be a New Global Note, the same is noted on the Schedule hereto.] On any occasion on which a payment of principal or redemption amount is made in respect of this Temporary Global Note or on which Notes represented by this Temporary Global Note are to be cancelled, the Issuer shall procure that: (a) if the relevant Final Terms indicates that this Temporary Global Note is intended to be a New Global Note, details of such payment, redemption or cancellation (as the case may be) shall be entered pro rata in the records of the ICSDs and, upon any such entry being made, the nominal amount of the Notes recorded in the records of the ICSDs and represented by this Temporary Global Note shall be reduced by the aggregate nominal amount of the Notes so redeemed and cancelled or by the aggregate amount of the Notes in respect of which such payment is made (or, in the case of partial payment, the corresponding part thereof); and (b) if the relevant Final Terms indicates that this Temporary Global Note is not intended to be a New Global Note, (i) the aggregate principal amount of the Notes in respect of which such payment is made (or, in the case of a partial payment, the corresponding part thereof) or which are delivered in definitive form or which are to be cancelled and (ii) the remaining principal amount of this Temporary Global Note (which shall be the previous principal amount hereof less the amount referred to at (i) above) are noted on the Schedule hereto, whereupon the principal amount of this Temporary Global Note shall for all purposes be as most recently so noted. A43902758 41 Payments due in respect of Notes for the time being represented by this Temporary Global Note shall be made to the bearer of this Temporary Global Note and each payment so made will discharge the Issuer’s obligations in respect thereof. Any failure to make the entries referred to above shall not affect such discharge. This Temporary Global Note, and any non-contractual obligations arising out of or in connection with it, is governed by, and will be construed in accordance with, English law. [The Issuer has, in the Trust Deed, agreed, for the benefit of the Trustee and the Holders of the Notes that the courts of England shall have jurisdiction to hear and determine any suit, action or proceedings which may arise out of or in connection with the Trust Deed or the Notes (including a claim or dispute relating to any non-contractual obligations arising out of or in connection with the Trust Deed or the Notes) (“Proceedings”) and, for such purposes, irrevocably submitted to the jurisdiction of such courts. The Issuer has, in the Trust Deed, agreed that the process by which any Proceedings in England are begun may be served on it by being posted in a prepaid registered or recorded delivery letter addressed to it at the address set out in Clause 32 of the Trust Deed of Unilever PLC. Nothing contained herein or in the Trust Deed shall affect the right to serve process in any other manner permitted by law. The submission to the jurisdiction of the courts of England shall not (and shall not be construed so as to) limit the right of the Trustee or Holders of the Notes or any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law preclude the taking of proceedings in any other jurisdiction.]4 This Temporary Global Note shall not be valid for any purpose until authenticated for and on behalf of Deutsche Bank AG, London Branch as Principal Paying Agent and, if the relevant Final Terms indicate that this Temporary Global Note is intended to be a New Global Note (i) which is intended to be held in a manner which would allow Eurosystem eligibility or (ii) in respect of which the Issuer has notified the Principal Paying Agent that effectuation is to be applicable, effectuated by the entity appointed as common safekeeper by the ICSDs. As witness the manual signature of a duly authorised officer on behalf of the Issuer. [Name of Issuer] By [manual signature] (duly authorised) Name: Title: ISSUED in London as of [●] [●] 4 Insert where Issuer is not incorporated in England and Wales. A43902758 42 AUTHENTICATED for and on behalf of DEUTSCHE BANK AG, LONDON BRANCH as Principal Paying Agent without recourse, warranty or liability By [manual signature] (duly authorised) Name: Title: [EFFECTUATED without recourse, warranty or liability by By as common safekeeper [manual signature]5 Name: Title: 5 Effectuation is only required if this Temporary Global Note is a New Global Note (i) which is intended to be a Eurosystem- eligible New Global Note, as specified in the relevant Final Terms or (ii) in respect of which the Issuer has instructed the Principal Paying Agent that effectuation is to be applicable.

A43902758 43 The Schedule6 Payments, Delivery of Definitive Notes, Exchange for Permanent Global Note and Cancellation of Notes Date of payment, delivery or cancellation Amount of interest then paid Amount of principal or, as the case may be, redemption amount then paid Aggregate principal amount of Definitive then delivered Aggregate principal amount of this Temporary Global Note then exchanged for the Permanent Global Note Aggregate principal amount of Note then cancelled Remaining principal amount of this Temporary Global Note Authorised Signatory 6 This Schedule should only be completed where the relevant Final Terms indicates that this Temporary Global Note is not intended to be a New Global Note. A43902758 44 Annex I [Form of certificate to be given in relation to exchanges of this Temporary Global Note for the Permanent Global Note or Definitive Notes:] [Name of Issuer] [Aggregate principal amount and title of Notes] This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organisations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our “Member Organisations”) substantially to the effect set forth in the Trust Deed dated 22 July 1994 as amended, restated or supplemented from time to time, as of the date hereof [●] principal amount of the above-captioned Securities (i) is owned by persons that are not (a) citizens or residents of the United States, (b) domestic partnerships, (c) domestic corporations or other entities taxable as corporations, (d) estates, the income of which is subject to United States federal income taxation regardless of its source, or (e) trusts if they (x) are subject to the primary supervision of a court within the United States and one or more “United States persons” within the meaning of the Internal Revenue Code of 1986, as amended, have the authority to control all of each such trust’s substantial decisions or (y) have made a valid election under applicable Treasury Regulations to be treated as domestic trusts (“United States persons”), (ii) is owned by United States persons that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv) (“financial institutions”)) purchasing for their own account or for resale, or (b) acquired the Securities through and are holding through on the date hereof (as such terms “acquired through” and “holding through” are described in U.S. Treasury Regulations Section 1.163- 5(c)(2)(i)(D)(6)) foreign branches of United States financial institutions (and in either case (a) or (b), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the issuer or the issuer’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), (iii) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), or (iv) is beneficially owned either by non-U.S. persons or U.S. persons who purchased such securities in a transaction that did not require registration under the U.S. Securities Act of 1933 (the “Securities Act”) (terms used in this clause (iv) shall have the meanings assigned to them in Regulation S under the Securities Act) or state securities laws, and to the further effect that United States or foreign financial institutions described in clause (iii) above (whether or not also described in clause (i), (ii) or (iv)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions. We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the temporary global security excepted in such certifications and (ii) that as of the date hereof we have not received any notification from any of our Member Organisations to the effect that the statements made by such Member Organisations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as at the date hereof. As used herein, “United States” means the United States of America (including the States and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands. A43902758 45 We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings. Dated: 7[●] [Euroclear Bank SA/NV/ Clearstream Banking S.A.] By [authorised signature] Name: Title: 7 To be dated not earlier than the Exchange Date. A43902758 46 Annex II [Form of certificate to be given in relation to payments of interest falling due before the Exchange Date:] [Name of Issuer] [Aggregate principal amount and title of Notes] This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organisations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our “Member Organisations”) substantially to the effect set forth in the Trust Deed dated 22 July 1994, as of the date hereof [●] principal amount of the above-captioned Securities (i) is owned by persons that are not (a) citizens or residents of the United States, (b) domestic partnerships, (c) domestic corporations or other entities taxable as corporations, (d) estates, the income of which is subject to United States federal income taxation regardless of its source, or (e) trusts if they (x) are subject to the primary supervision of a court within the United States and one or more “United States persons” within the meaning of the Internal Revenue Code of 1986, as amended, have the authority to control all of each such trust’s substantial decisions or (y) have made a valid election under applicable Treasury Regulations to be treated as domestic trust (“United States persons”), (ii) is owned by United States persons that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv) (“financial institutions”)) purchasing for their own account or for resale, or (b) acquired the Securities through and are holding through on the date hereof (as such terms “acquired through” and “holding through” and described in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(6)) foreign branches of United States financial institutions (and in either case (a) or (b), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the issuer or the issuer’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163- 5(c)(2)(i)(D)(7)), and to the further effect that United States or foreign financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions. As used herein, “United States” means the United States of America (including the States and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands. We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the temporary global security excepted in such certifications and (ii) that as of the date hereof we have not received any notification from any of our Member Organisations to the effect that the statements made by such Member Organisations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as at the date hereof. We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.

A43902758 47 Dated: 8[●] [Euroclear Bank SA/NV/ Clearstream Banking S.A.] By [authorised signature] Name: Title: 8 To be dated not earlier than the relevant interest payment date. A43902758 48 Annex III [Form of account-holder’s certification referred to in preceding certificates:] [Name of Issuer] [Aggregate principal amount and title of Notes] This is to certify that as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account (i) are owned by persons that are not (a) citizens or residents of the United States, (b) domestic partnerships, (c) domestic corporations or other entities taxable as corporations, (d) estates, the income of which is subject to United States federal income taxation regardless of its source, or (e) trusts if they (x) are subject to the primary supervision of a court within the United States and one or more “United States persons” within the meaning of the Internal Revenue Code of 1986, as amended, have the authority to control all of each such trust’s substantial decisions or (y) have made a valid election under applicable Treasury Regulations to be treated as domestic trust (“United States persons”), (ii) are owned by United States person(s) that (a) are foreign branches of a United States financial institution (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv) (“financial institutions”)) purchasing for their own account or for resale, or (b) acquired the Securities through and are holding through on the date hereof (as such terms “acquired through” and “holding through” are described in U.S. Treasury Regulations Section 1.163- 5(c)(2)(i)(D)(6)) foreign branches of United States financial institutions (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the issuer or the issuer’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Securities is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)) this is further to certify that such financial institution has not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions. As used herein, “United States” means the United States of America (including the States and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands. We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Securities held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date. This certification excepts and does not relate to [●] of such interest in the above Securities in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Securities (or, if relevant, exercise of any rights or collection of any interest) cannot be made until we do so certify. We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings. A43902758 49 Dated: 9[●] [Account-holder] as or as agent for the beneficial owner of the Notes. By [authorised signature] Name: Title: 9 To be dated not earlier than 15 days before the Exchange Date or, as the case may be, the relevant interest payment date. A43902758 50 The Second Schedule Form of Permanent Global Note Series Number: [●] Serial Number: [●] [ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]1 THIS GLOBAL NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT IN CERTAIN TRANSACTIONS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED HEREIN HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. 1 Include bracketed language on all Notes will maturities of more than 365 days.

A43902758 51 [NAME OF ISSUER] (incorporated in2 [●] with limited liability) PERMANENT GLOBAL NOTE in respect of [principal amount of Global Note] representing up to [Aggregate principal amount of Series] [Title of Notes] unconditionally and irrevocably guaranteed by 3[●] This Permanent Global Note is issued in respect of [principal amount of Permanent Global Note] in principal amount of an issue of [aggregate principal amount of Series] in aggregate principal amount of [title of Notes] (the “Notes”) by [NAME OF ISSUER] (the “Issuer”) and has the benefit of the guarantee (the “Guarantee”) of [●] (the “Guarantor[s]”) contained in the Trust Deed as defined below. The Notes are constituted by a trust deed dated 22 July 1994 (the “Trust Deed”, which expression shall include any amendments or supplements thereto) made between the Issuer and the other parties named therein as issuers, the Guarantor[s] and the other parties named therein as guarantors and The Law Debenture Trust Corporation p.l.c. as trustee (the “Trustee”, which expression shall include any successor to The Law Debenture Trust Corporation p.l.c. in its capacity as such for the holders of the Notes from time to time). The Issuer for value received promises, all in accordance with the Conditions (as defined in the Trust Deed) of the Notes and the final terms or the pricing supplement (as applicable) (the “Final Terms”) prepared in relation to the Notes, to pay to the bearer upon surrender hereof on [maturity date] or on such earlier date as the same may become payable in accordance therewith the principal sum of [denomination in words and numeral] or such other redemption amount as may be specified therein [and to pay in arrear on the dates specified therein interest on such principal amount at the rate or rates specified therein], all subject to and in accordance with the Conditions. If the relevant Final Terms indicates that this Permanent Global Note is intended to be a New Global Note, the nominal amount of Notes represented by this New Global Note shall be aggregate amount from time to time entered in the records of both Euroclear Bank SA/NV and Clearstream Banking S.A. (together, the “ICSDs”). The records of the ICSDs (which expression in this Permanent Global Note means the records that each ICSD holds for its customers which reflect the amount of such customers’ interests in the Notes represented by this Permanent Global Note) shall be conclusive evidence of the nominal amount of Notes represented by this Permanent Global Note and, for these purposes, a statement issued by an ICSD stating the nominal amount of Notes represented by this Permanent Global Note at any time shall be conclusive evidence of the records of such ICSD at that time. If the relevant Final Terms indicates that this Permanent Global Note is not intended to be a New Global Note, the nominal amount of the Notes represented by this Permanent Global Note shall be 2 Insert jurisdiction of incorporation of Issuer and, if Unilever Finance Netherlands B.V. is Issuer, include “and having its corporate seat in Rotterdam, The Netherlands”. 3 Insert name of Guarantor(s). A43902758 52 the amount stated in the applicable Final Terms or, if lower, the nominal amount most recently entered by or on behalf of the Issuer in the relevant column in the Schedule hereto. The bearer of this Permanent Global Note is entitled to the benefit of the same obligations on the part of the Issuer as if such bearer were the bearer of the Notes represented hereby, and all payments under and to the bearer of this Permanent Global Note shall be valid and effective to satisfy and discharge the corresponding liabilities of the Issuer in respect of the Notes. If so specified in the relevant Final Terms, this Permanent Global Note is exchangeable in whole (but not in part only) for definitive Notes (“Definitive Notes”) in substantially the form (subject to completion) set out in the Third Schedule to the Trust Deed upon the exercise of the relevant option by the bearer hereof and, unless otherwise specified in the relevant Final Terms, at the cost of the Issuer. In order to exercise such option, the bearer hereof must, not less than forty-five days before the date upon which the delivery of such Definitive Notes is required, deposit this Permanent Global Note with Deutsche Bank AG, London Branch as principal paying agent (the “Principal Paying Agent”), which expression shall include any successor to Deutsche Bank AG, London Branch in its capacity as such) at its specified office with the form of exchange endorsed hereon duly completed. This Permanent Global Note will, in any event, be exchangeable in whole, but not in part, (at the cost of the Issuer) for Definitive Notes if any Note becomes due and repayable following an Event of Default (as defined in Condition 10A) and is not duly redeemed (and the funds required for such redemption are not available to the Principal Paying Agent for the purposes of affecting such redemption) by 6.00 p.m. (London time) on the thirtieth day after the time at which such Notes become immediately redeemable, or if either Euroclear Bank SA/NV or Clearstream Banking S.A. or the operator of any other relevant clearing system should cease to operate as a clearing system (other than by reason of public holidays) or should announce an intention permanently to cease business, and it shall not be practicable to transfer the Notes to another clearing system within 90 days. [On any occasion on which a payment of interest is made in respect of this Permanent Global Note, the Issuer shall procure that either: (a) if the relevant Final Terms indicates that this Permanent Global Note is intended to be a New Global Note, details of such payment shall be entered in the records of the ICSDs; or (b) if the relevant Final Terms indicates that this Permanent Global Note is not intended to be a New Global Note, the same is noted on the Schedule hereto.] On any occasion on which a payment of principal or redemption amount is made in respect of this Permanent Global Note or on which this Permanent Global Note is exchanged as aforesaid or on which any Notes represented by this Permanent Global Note are to be cancelled, the Issuer shall procure that: (a) if the relevant Final Terms indicates that this Permanent Global Note is intended to be a New Global Note, details of such payment, redemption, exchange or cancellation (as the case may be) shall be entered pro rata in the records of the ICSDs and, upon any such entry being made, the nominal amount of the Notes recorded in the records of the ICSDs and represented by this Permanent Global Note shall be reduced by the aggregate nominal amount of the Notes so redeemed and cancelled or by the aggregate amount of the Notes in respect of which such payment is made (or, in the case of a partial payment, the corresponding part thereof); and (b) if the relevant Final Terms indicates that this Permanent Global Note is not intended to be a New Global Note, (i) the aggregate principal amount of the Notes in respect of which such A43902758 53 payment is made (or, in the case of a partial payment, the corresponding part thereof) or which are delivered in definitive form or which are to be cancelled and (ii) the remaining principal amount of this Permanent Global Note (which shall be the previous principal amount hereof less the amount referred to at (i) above) are noted on the Schedule hereto, whereupon the principal amount of this Permanent Global Note shall for all purposes be as most recently so noted. Payments due in respect of Notes for the time being represented by this Permanent Global Note shall be made to the bearer of this Permanent Global Note and each payment so made will discharge the Issuer’s obligations in respect thereof. Any failure to make the entries referred to above shall not affect such discharge. Insofar as the Temporary Global Note by which the Notes were initially represented has been exchanged in part only for this Permanent Global Note and is then to be further exchanged as to the remaining principal amount or part thereof for this Permanent Global Note, then upon presentation of this Permanent Global Note to the Principal Paying Agent at its specified office in relation to the Notes and to the extent that the aggregate principal amount of such Temporary Global Note is then reduced by reason of such further exchange, the Issuer shall procure that: (a) if the applicable Final Terms indicates that this Permanent Global Note is intended to be a New Global Note, details of such exchange shall be entered in the records of the ICSDs; or (b) if the applicable Final Terms indicates that this Permanent Global Note is not intended to be a New Global Note, details of such exchange shall be entered by or on behalf of the Issuer in the Schedule hereto. Upon any such exchange, the nominal amount of the Notes represented by this Permanent Global Note shall be increased by the nominal amount of the Notes so exchanged. This Permanent Global Note, and any non-contractual obligations arising out of or in connection with it, is governed by, and will be construed in accordance with, English law. [The Issuer has, in the Trust Deed, agreed for the benefit of the Trustee and the Holders of the Notes that the courts of England shall have jurisdiction to hear and determine any suit, action, proceedings which may arise out of or in connection with the Trust Deed or the Notes (including a claim or dispute relating to any non-contractual obligations arising out of or in connection with the Trust Deed or the Notes) (“Proceedings”) and, for such purposes, irrevocably submitted to the jurisdiction of such courts. The Issuer has, in the Trust Deed, agreed that the process by which any Proceedings in England are begun may be served on it by being posted in a prepaid registered or recorded delivery letter addressed to it at the address set out in Clause 32 of the Trust Deed for the time being of Unilever PLC. Nothing contained herein or in the Trust Deed shall affect the right to serve process in any other manner permitted by law. The submission to the jurisdiction of the courts of England shall not (and shall not be construed so as to) limit the right of the Trustee or the holders of the Notes or any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.]4 This Permanent Global Note shall not be valid for any purpose until authenticated for and on behalf of Deutsche Bank AG, London Branch as Principal Paying Agent and, if the relevant Final Terms indicate that this Permanent Global Note is intended to be a New Global Note (i) which is intended to be held in a manner which would allow Eurosystem eligibility or (ii) in respect of which the Issuer 4 Insert where Issuer is not incorporated in England or Wales. A43902758 54 has notified the Principal Paying Agent that effectuation is to be applicable, effectuated by the entity appointed as common safekeeper by the ICSDs. AS WITNESS the manual signature of a duly authorised officer on behalf of the Issuer. [NAME OF ISSUER] By [manual signature] (duly authorised) Name: Title: ISSUED in London as of [●] [●]

A43902758 55 AUTHENTICATED for and on behalf of DEUTSCHE BANK AG, LONDON BRANCH as Principal Paying Agent without recourse, warranty or liability By [manual signature] (duly authorised) Name: Title: [EFFECTUATED without recourse, warranty or liability by By as common safekeeper [manual signature]5 Name: Title: 5 Effectuation is only required if this Permanent Global Note is a New Global Note (i) which is intended to be a Eurosystem- eligible New Global Note, as specified in the relevant Final Terms or (ii) in respect of which the Issuer has instructed the Principal Paying Agent that effectuation is to be applicable. A43902758 56 Exchange Notice ……...................., being the bearer of this Permanent Global Note at the time of its deposit with the Principal Paying Agent at its specified office for the purposes of the Notes, hereby exercises the option to have this Permanent Global Note exchanged in whole for Notes in definitive form and directs that such Notes in definitive form be made available for collection by it from the Principal Paying Agent’s specified office. By (duly authorised) Name: Title: A43902758 57 The Schedule6 Payments, Delivery of Definitive Notes, further exchanges of the Temporary Global Note and Cancellation of Notes Date of payment, delivery, further exchange of Temporary Global Note or cancellation Amount of interest then paid Amount of principal or, as the case may be, redemption amount then paid Aggregate principal amount of Definitive then delivered Aggregate principal amount of further exchanges of Temporary Global Note Current principal amount of this Permanent Global Note Authorised Signatures 6 The Schedule should only be completed where the relevant Final Terms indicates that this Global Note is not intended to be a New Global Note. A43902758 58 The Third Schedule Form of Definitive Note Part A [On the face of the Notes:] [Denomination] [ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]1 THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT IN CERTAIN TRANSACTIONS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED HEREIN HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. [UNILEVER FINANCE NETHERLANDS B.V., a company having its corporate seat in Rotterdam, The Netherlands/UNILEVER PLC]2 [Aggregate principal amount of Series] [Title of Notes] unconditionally and irrevocably guaranteed by [UNILEVER PLC AND UNILEVER UNITED STATES, INC. on a joint and several basis /UNILEVER UNITED STATES, INC.]2 This [title of Notes] forms one of a series of [title of Notes] (the “Notes”) in an aggregate principal amount of [insert aggregate principal amount of series] issued by [Unilever Finance Netherlands B.V./Unilever PLC]2 as issuer (the “Issuer”) and has the benefit of the guarantee of [Unilever PLC and Unilever United States, Inc./Unilever United States, Inc.]3 (the “Guarantor[s]” contained in the trust deed defined below) [on a joint and several basis ]and is issued pursuant to a trust deed (the “Trust Deed” which expression shall include any amendments or supplements thereto) dated 22 July 1994 and made between, inter alios, the Issuer and the other companies named therein as issuers, the Guarantor[s] and the other companies named therein as guarantors and The Law Debenture Trust Corporation p.l.c., as trustee. The Issuer for value received promises, all in accordance with the terms and conditions [endorsed hereon/attached hereto/incorporated by reference herein] and the Final Terms referred to therein and prepared in relation to the Notes and the Trust Deed, to pay to the bearer upon surrender hereof on [maturity date] or on such earlier date as the same may become payable in accordance therewith the principal amount of: [denomination in words and numerals] 1 Include bracketed language on all Notes with maturities of more than 365 days. 2 Amend as appropriate.

A43902758 59 or such other redemption amount as may be specified therein [and to pay in arrear on the dates specified therein interest on the principal amount hereof at the rate or rates specified therein]3. [Pursuant to the Dutch Saving Certificates Act (Wet inzake spaarbewijzen), each transfer and acceptance of this Note (other than between individuals who do not act in the conduct of a profession or trade): (a) must be made through the mediation of either the Issuer or a Member of Euronext Amsterdam N.V.; and (b) if it involves its physical delivery, must be recorded in a transaction note which includes the name and address of each party, the nature of the transaction and the number and serial numbers of the Notes transferred.]4 [Pursuant to the Dutch Saving Certificates Act (Wet inzake spaarbewijzen), each transfer and acceptance of this Note (other than between individuals who do not act in the conduct of a profession or trade): (a) must be made through the mediation of either the Issuer or a Member of Euronext Amsterdam N.V.; and (b) it if involves its physical delivery and unless it is made between a professional borrower and a professional lender, must be recorded in a transaction note which includes the name and address of each party, the nature of the transaction and the number and serial numbers of the Notes transferred.]5 [This Note shall not]6 [Neither this Note nor any of the interest coupons appertaining hereto shall7 be valid for any purpose until this Note has been authenticated for and on behalf of as principal paying agent. This Note, and any non-contractual obligations arising out of or in connection with it, is governed by, and shall be construed in accordance with, English law. As witness the facsimile signature of a duly authorised officer on behalf of the Issuer. [UNILEVER FINANCE NETHERLANDS B.V./UNILEVER PLC]8 [Name of Issuer] By [manual or facsimile signature] (duly authorised) 3 Insert only where Notes are interest bearing. 4 Include if the Notes (i) are Zero Coupon Notes or other Notes which qualify as savings certificates as defined in the Dutch Savings Certificates Act (Wet inzake spaarbewijzen), (ii) are physically issued in the Netherlands or distributed in the Netherlands in the course of primary trading or immediately thereafter, (iii) are not listed on the stock exchange of Euronext Amsterdam N.V. and (iv) do not qualify as commercial paper or certificates of deposit. 5 Include if the Notes (i) are Zero Coupon Notes or other Notes which qualify as saving certificates as defined in the Dutch Savings Certificates Act (Wet inzake spaarbewijzen), (ii) are physically issued in the Netherlands or distributed in the Netherlands in the course of primary trading or immediately thereafter, (iii) are not listed on the stock exchange of Euronext Amsterdam N.V. and (iv) qualify as commercial paper or certificates of deposit. 6 Insert only where Notes are not interest bearing. 7 Insert only where Notes are interest bearing. 8 Amend as appropriate. A43902758 60 Name: Title: ISSUED in London as of [●] [●] AUTHENTICATED for and on behalf of DEUTSCHE BANK AG, LONDON BRANCH as Principal Paying Agent without recourse, warranty or liability By [manual signature] (duly authorised) Name: Title: [Where no provision is made for separate coupons for the payment of interest the appropriate grid to record payments of principal and/or interest, as the case may be, should be included.] [On the reverse of the Notes:] TERMS AND CONDITIONS [As set out in the Fourth Schedule and as supplemented by the relevant Final Terms] [At the foot of the Terms and Conditions:] PRINCIPAL PAYING AGENT Deutsche Bank AG, London Branch Winchester House 1 Great Winchester Street London EC2N 2DB PAYING AGENT ABN AMRO Bank N.V. Gustav Mahlerlaan 10 P.O. Box 283 (HQ7050) 1000 EA Amsterdam The Netherlands A43902758 61 Part B Forms of Coupon [Attached to the Notes (interest-bearing, fixed rate and having Coupons):] [ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]9 [UNILEVER FINANCE NETHERLANDS B.V., a company having its corporate seat in Rotterdam, The Netherlands/UNILEVER PLC]10 Unconditionally and irrevocably guaranteed by [UNILEVER PLC AND UNILEVER UNITED STATES, INC. on a joint and several basis/ UNILEVER UNITED STATES, INC.]11 [Amount and title of Notes] [Serial Number: [●]] Coupon for [●] due on [●] This Coupon is payable to bearer (subject to the terms and conditions [endorsed on/attached to/incorporated by reference to] the [title of Notes] (the “Note”) to which this Coupon appertains and the Final Terms referred to therein, which shall be binding on the Holder of this Coupon whether or not it is for the time being attached to such Note) at the office of the Principal Paying Agent or any of the Paying Agents set out on the reverse hereof (or any other or further paying agents and/or specified offices from time to time duly appointed and notified to the Noteholders). [The Note to which this Coupon appertains may, in certain circumstances specified in such terms and conditions, fall due for redemption before the due date in relation to this Coupon. In such event, this Coupon will become void and no payment will be made in respect hereof.]12 [●] [UNILEVER FINANCE NETHERLANDS B.V./UNILEVER PLC]13 By [manual or facsimile signature]14 (duly authorised) Name: Title: 9 Include bracketed language on all Notes with maturities of more than 365 days. 10 Amend as appropriate. 11 Amend as appropriate. 12 Delete if the Coupons are not to become void upon early redemption of the Note(s). 13 Amend as appropriate 14 In the case of Unilever Finance Netherlands B.V., include the name and the title of the signatory. A43902758 62 [On the reverse of each Coupon]

A43902758 63 PRINCIPAL PAYING AGENT Deutsche Bank AG, London Branch Winchester House 1 Great Winchester Street London EC2N 2DB PAYING AGENT ABN AMRO Bank N.V. Gustav Mahlerlaan 10 P.O. Box 283 (HQ7050) 1000 EA Amsterdam The Netherlands A43902758 64 Part C [Attached to the Notes (interest-bearing, floating rate and having Coupons):] [ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]15 [UNILEVER FINANCE NETHERLANDS B.V., a company having its corporate seat in Rotterdam, The Netherlands/UNILEVER PLC]16 Unconditionally and irrevocably guaranteed by [UNILEVER PLC AND UNILEVER UNITED STATES, INC. on a joint and several basis/ UNILEVER UNITED STATES, INC.]17 [Amount and title of Notes] Coupon for the amount of interest due on [●] Such amount is payable (subject to the terms and conditions [endorsed on/attached to/incorporated by reference to] the [title of Notes] (the “Notes”) to which this Coupon appertains and the Final Terms referred to therein, which shall be binding on the Holder of this Coupon whether or not it is for the time being attached to such Note) at the office of the Principal Paying Agent or any of the Paying Agents set out on the reverse hereof (or any other or further paying agents and/or specified offices from time to time duly appointed and notified to the Noteholders). [The Note to which this Coupon appertains may, in certain circumstances specified in such terms and conditions, fall due for redemption before the due date in relation to this Coupon. In such event, this Coupon will become void and no payment will be made in respect hereof.]18 [●] [UNILEVER FINANCE NETHERLANDS B.V./UNILEVER PLC]19 By [manual or facsimile signature]20 (duly authorised) Name: Title: 15 Include bracketed language on all Notes with maturities of more than 365 days. 16 Amend as appropriate. 17 Amend as appropriate. 18 Delete if the Coupons are not to become void upon early redemption of the Notes. 19 Amend as appropriate. 20 In the case of Unilever Finance Netherlands B.V., include the name and the title of the signatory. A43902758 65 [On the reverse of each Coupon:] PRINCIPAL PAYING AGENT Deutsche Bank AG, London Branch Winchester House 1 Great Winchester Street London EC2N 2DB PAYING AGENT ABN AMRO Bank N.V. Gustav Mahlerlaan 10 P.O. Box 283 (HQ7050) 1000 EA Amsterdam The Netherlands A43902758 66 Part D Form of Talon [Attached to the Notes (interest-bearing and having Coupons):] [ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]21 [UNILEVER FINANCE NETHERLANDS B.V., a company having its corporate seat in Rotterdam, The Netherlands/UNILEVER PLC]22 Unconditionally and irrevocably guaranteed by [UNILEVER PLC AND UNILEVER UNITED STATES, INC. on a joint and several basis/ UNILEVER UNITED STATES, INC.]23 [Amount and title of Notes] Talon for further Coupons After all the Coupons appertaining to the Note to which this Talon appertains have matured, further Coupons [(including a Talon for further Coupons)] will be issued at the specified office of the Principal Paying Agent or any of the Paying Agents set out on the reverse hereof (or any other or further paying agents and/or specified offices from time to time duly given in accordance with the terms and conditions [endorsed on/attached to/incorporated by reference to] the [title of Notes] (the “Notes”) to which this Talon appertains and the Final Terms referred to therein (which shall be binding on the Holder of this Talon whether or not it is for the time being attached to such Note) upon production and surrender of this Talon. The initial Paying Agents and their specified offices are set out on the reverse hereof. Under the said terms and conditions, such Notes may, in certain circumstances, fall due for redemption before the original due date for exchange of this Talon and in any such event this Talon shall become void and no exchange shall be made in respect hereof. [●] [UNILEVER FINANCE NETHERLANDS B.V./UNILEVER PLC]23 By [manual or facsimile signature]24 (duly authorised) Name: Title: 21 Include bracketed language on all Notes with maturities of more than 365 days. 22 Amend as appropriate. 23 Amend as appropriate. 24 In the case of Unilever Finance Netherlands B.V., include the name and the title of the signatory.

A43902758 67 [On the reverse of each Talon:] PRINCIPAL PAYING AGENT Deutsche Bank AG, London Branch Winchester House 1 Great Winchester Street London EC2N 2DB PAYING AGENT ABN AMRO Bank N.V. Gustav Mahlerlaan 10 P.O. Box 283 (HQ7050) 1000 EA Amsterdam The Netherlands A43902758 68 The Fourth Schedule Terms and Conditions of the Notes The Notes are constituted by a trust deed dated 22 July 1994 (the “Trust Deed”, which expression shall include any amendments or supplements thereto or any restatement thereof) made between Unilever Finance Netherlands B.V. (“UFN”) and Unilever PLC (“PLC”) as issuers (the “Issuers” and each an “Issuer”, which expression shall include any Group Company (as defined below) which becomes an Issuer as contemplated by Condition 15), PLC and Unilever United States, Inc. (“UNUS”) as guarantors of the Notes as hereinafter described (the “Guarantors” and each a “Guarantor”) and The Law Debenture Trust Corporation p.l.c. (the “Trustee”, which expression shall include any successor to The Law Debenture Trust Corporation p.l.c. in its capacity as such) as trustee for the holders of each Series of the Notes (the “Noteholders”). Pursuant to the Trust Deed, the Notes issued by (i) UFN (the “UFN Notes”) are guaranteed unconditionally and irrevocably on a joint and several basis by PLC and UNUS and (ii) PLC (the “PLC Notes” and, together with the UFN Notes, the “Notes”) are guaranteed unconditionally and irrevocably by UNUS. Certain statements herein are summaries of, and are subject to, the detailed provisions of the Trust Deed, which includes the form of the Notes and of the interest coupons, if any, appertaining to the Notes (the “Coupons”). The Notes and the Coupons also have the benefit of a paying agency agreement dated 22 July 1994 (the “Paying Agency Agreement”, which expression shall include any amendments or supplements thereto or any restatement thereof) made between UFN, PLC and UNUS in their capacities as Issuers and Guarantors (as applicable), Deutsche Bank AG, London Branch as principal paying agent (the “Principal Paying Agent”, which expression shall include any successor to Deutsche Bank AG, London Branch in its capacity as such and any substitute or additional principal paying agent appointed in accordance with the Paying Agency Agreement), the paying agents named therein (the “Paying Agents”, which expression shall, unless the context otherwise requires, include the Principal Paying Agent and any substitute or additional paying agents appointed in accordance with the Paying Agency Agreement) and the Trustee. Noteholders and the holders of the Coupons (the “Couponholders”) are entitled to the benefit of, are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and the Paying Agency Agreement. Copies of the Trust Deed and the Paying Agency Agreement are available for inspection during normal business hours at the registered office for the time being of the Trustee (being at the date of this Information Memorandum at Eighth Floor, 100 Bishopsgate, London EC2N 4AG) and at the specified office of each of the Paying Agents. The Notes are issued in series (each a “Series”), and each Series may comprise one or more tranches (“Tranches” and each a “Tranche”) of Notes. Each Tranche will be the subject of final terms or a pricing supplement (“Final Terms”) prepared by, or on behalf of, the Issuer, a copy of which will, in the case of a Tranche of Notes which is to be listed on the Euronext in Amsterdam (“Euronext Amsterdam”) and/or the Stock Exchange of Hong Kong and/or the Singapore Exchange, be lodged with Euronext Amsterdam and/or the Stock Exchange of Hong Kong and/or the Singapore Exchange and be available for inspection at the specified office of each of the Paying Agents appointed in respect of such Notes. In these Terms and Conditions, unless otherwise expressly stated, references to Notes are to Notes of the relevant Series, references to Coupons are to Coupons appertaining to Notes of the relevant Series, references to the Issuer are to the Issuer of such Notes, references to the Guarantor(s) are references to the Guarantor(s) of such Issuer’s obligations under such Notes and references to the Paying Agents are references to the Paying Agents appointed in respect of such Notes. Subject thereto, capitalised terms shall, unless defined herein, have the meanings ascribed thereto in the Trust Deed. A43902758 69 1 Form and Denomination (a) Notes are issued in bearer form. Each Note is a Fixed Rate Note, a Floating Rate Note or a Zero Coupon Note or a combination of any of the foregoing. All payments in respect of each Note shall be made in the currency shown on its face. Form of Notes (b) Each Tranche of Notes will be represented upon issue by a temporary global note (a “Temporary Global Note”) in substantially the form (subject to amendment and completion) scheduled to the Trust Deed and, if so specified in the Final Terms, such Temporary Global Note shall be a New Global Note. On or after the date (the “Exchange Date”) which is 40 days after the completion of distribution of the Notes of the relevant Tranche and provided certification as to the beneficial ownership thereof as required by U.S. Treasury regulations (in the form set out in the Temporary Global Note or such other form as may replace it) has been received, interests in the Temporary Global Note may be exchanged for: (i) interests in a permanent global note (a “Permanent Global Note”) representing the Notes of that Tranche and in substantially the form (subject to amendment and completion) scheduled to the Trust Deed; or (ii) definitive Notes in bearer form (“Definitive Notes”) which will be serially numbered and in substantially the form (subject to amendment and completion) scheduled to the Trust Deed. If interests in the Temporary Global Note are exchanged for interests in a Permanent Global Note pursuant to clause (i) above, interests in such Permanent Global Note may thereafter be exchanged for Definitive Notes described in clause (ii) above. Each exchange of an interest in a Temporary Global Note for an interest in a Permanent Global Note or for a Definitive Note, and each exchange of an interest in a Permanent Global Note for a Definitive Note, shall be made outside the United States. (c) If any date on which a payment of interest is due on the Notes of a Tranche occurs while any of the Notes of that Tranche are represented by the Temporary Global Note, the related interest payment will be made on the Temporary Global Note only to the extent that certification as to the beneficial ownership thereof as required by U.S. Treasury regulations (in the form set out in the Temporary Global Note or such other form as may replace it) has been received by Euroclear Bank SA/NV (“Euroclear”), Clearstream Banking S.A. (“Clearstream, Luxembourg”) or any other relevant clearing system. Payments of principal or interest (if any) on a Permanent Global Note will be made through Euroclear or Clearstream, Luxembourg without any requirement for certification. (d) If so specified in the relevant Final Terms, interests in a Permanent Global Note will be exchangeable in whole (but not in part only), at the option of the Holder of such Permanent Global Note and in accordance with the rules and procedures for the time being of Euroclear, Clearstream, Luxembourg and/or any other relevant clearing system and, unless otherwise specified in the relevant Final Terms, at the Issuer’s cost, for Definitive Notes. In order to exercise such option, the Holder must, not less than 45 days before the date on which delivery of Definitive Notes in global or definitive form is required, deposit the relevant Permanent Global Note with the Principal Paying Agent with the form of exchange notice endorsed thereon duly completed. Interests in a Permanent Global Note will, in any event, be exchangeable in whole (but not in part only) at the cost of the Issuer, for Definitive Notes (i) if any Note of the relevant Series becomes due and repayable following a Default (as defined in A43902758 70 Condition 10A), or (ii) if either Euroclear or Clearstream, Luxembourg or any other relevant clearing system should cease to operate as a clearing system (other than by reason of public holiday) or should announce an intention permanently to cease business and it shall not be practicable to transfer the relevant Notes to another clearing system within 90 days. In relation to any issue of Notes which are represented by a Temporary Global Note which is expressed to be exchangeable for Definitive Notes or an issue of Notes which are represented by a Permanent Global Note exchangeable for Definitive Notes at the option of the Holder, such Notes shall be tradeable only in principal amounts of at least the Specified Denomination (or if more than one Specified Denomination, the lowest Specified Denomination) and multiples thereof. The exchange upon notice option should not be expressed to apply in the applicable Final Terms if the Specified Denomination of the Notes includes language substantially to the following effect: “€100,000 and integral multiples of €1,000 in excess thereof up to and including €199,000.” Furthermore, such Specified Denomination construction is not permitted in relation to any issue of Notes which is to be represented on issue by a Temporary Global Note exchangeable for Definitive Notes. If the Notes are stated in the applicable Final Terms to be issued in NGN form, the relevant clearing systems will be notified whether or not such Notes are intended to be held in a manner which would allow Eurosystem eligibility. Depositing the Global Notes with the Common Safekeeper does not necessarily mean that the Notes will be recognised as eligible collateral for Eurosystem monetary policy and intra-day credit operations by the Eurosystem either upon issue, or at any or all times during their life. Such recognition will depend upon satisfaction of the Eurosystem eligibility criteria. (e) Interest-bearing Definitive Notes will have attached thereto at the time of their initial delivery Coupons presentation of which will be a prerequisite to the payment of interest in certain circumstances specified below. Interest-bearing Definitive Notes will also, if applicable, have attached thereto, at the time of their initial delivery, a talon (a “Talon”) for further coupons and the expression “Coupons” shall, where the context so permits, include Talons. (f) The following legend will appear on all Notes with maturities of more than 365 days and (in the case of Definitive Notes) on Coupons and Talons appertaining thereto: “Any United States person who holds this obligation will be subject to the limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code”. The Internal Revenue Code sections referred to above provide that United States Holders, with certain exceptions, will not be entitled to deduct any loss on Notes, Coupons or Talons and will not be entitled to capital gains treatment in respect of any gain recognised on any sale, disposition, redemption or payment of principal in respect of Notes or Coupons. Denomination of Notes (g) Subject to any then applicable legal and regulatory requirements, (i) Notes will be in the denomination or denominations (each of which denominations must be integrally divisible by either the smallest denomination or by the smallest increment between denominations, whichever is smaller) specified in the relevant Final Terms and (ii) Notes may not be issued under the Programme which have a minimum denomination of less than €100,000 (or its equivalent in another currency). Notes of one denomination will not be exchangeable, after their initial delivery, for Notes of any other denomination.

A43902758 71 Currency of Notes (h) Notes may be denominated in any currency (including, without limitation, euro (as defined in Condition 8C(3)) subject to compliance with all applicable legal or regulatory requirements. References to “Notes” (i) For the purposes of these Terms and Conditions, references to “Notes” shall, as the context may require, be deemed to be to Temporary Global Notes, Permanent Global Notes or Definitive Notes. 2 Status of the Notes Subject to Condition 4, the Notes constitute direct, unconditional and unsecured obligations of the Issuer and (subject as aforesaid) rank and will rank pari passu without any preference among themselves with all other present and future unsecured and unsubordinated obligations of the Issuer (other than obligations preferred by law). 3 Status of the Guarantee Subject to Condition 4, the obligations of each Guarantor under the guarantee constitute unsecured obligations of such Guarantor and (subject as aforesaid) rank and will rank (subject to any obligations preferred by law) pari passu with all other present and future unsecured and unsubordinated obligations of such Guarantor. 4 Negative Pledge (A) Negative Pledge for UFN Notes So long as any UFN Notes remain outstanding (as defined in the Trust Deed): (a) UFN will not create or have outstanding any mortgage, charge, lien, pledge or other security interest upon the whole or any part of its undertaking or assets (including any uncalled capital), present or future; and (b) PLC will not create or have outstanding any mortgage, charge, lien, pledge or other security interest upon the whole or any substantial part of its undertaking or assets (including any uncalled capital), present or future, to secure any Indebtedness of any person (or any guarantee or indemnity given in respect thereof) unless the UFN Notes and the Coupons thereon shall be secured by such mortgage, charge, lien, pledge or other security interest equally and rateably therewith in the same manner or in a manner satisfactory to the Trustee or such other security for the UFN Notes and the Coupons thereon shall be provided as the Trustee shall, in its absolute discretion, deem not less beneficial to the Noteholders or as shall be approved by an Extraordinary Resolution (as defined in the Trust Deed) of Noteholders provided that the restriction contained in this Condition 4(A) shall not apply to: (i) any mortgage, charge, lien, pledge or other security interest arising solely by mandatory operation of law; and (ii) any security over assets of PLC or UFN arising pursuant to the Algemene Voorwaarden (general terms and conditions) of the Nederlandse Vereniging van Banken (Dutch Bankers’ Association) and/or similar terms applied by financial institutions, if and insofar as applicable. A43902758 72 (B) Negative Pledge for PLC Notes So long as any PLC Notes remain outstanding (as defined in the Trust Deed), PLC will not create or have outstanding any mortgage, charge, lien, pledge or other security interest upon the whole or any substantial part of its undertaking or assets (including any uncalled capital), present or future, to secure any Indebtedness of any person (or any guarantee or indemnity given in respect thereof) unless the PLC Notes and the Coupons thereon shall be secured by such mortgage, charge, lien, pledge or other security interest equally and rateably therewith in the same manner or in a manner satisfactory to the Trustee or such other security for the PLC Notes and the Coupons thereon shall be provided as the Trustee shall, in its absolute discretion, deem not less beneficial to the Noteholders or as shall be approved by an Extraordinary Resolution (as defined in the Trust Deed) of Noteholders provided that the restriction contained in this Condition 4(B) shall not apply to: (i) any mortgage, charge, lien, pledge or other security interest arising solely by mandatory operation of law; and (ii) any security over assets of PLC arising pursuant to the Algemene Voorwaarden (general terms and conditions) of the Nederlandse Vereniging van Banken (Dutch Bankers’ Association) and/or similar terms applied by financial institutions, if and insofar as applicable. For the purposes of this Condition 4: “Indebtedness” means any loan or other indebtedness in the form of, or represented by, bonds, notes, debentures or other securities which at the time of issue thereof either is, or is intended to be, quoted, listed or ordinarily dealt in on any stock exchange, over-the-counter or other recognised securities market and which by its terms has an initial stated maturity of more than one year; and “substantial” means an aggregate amount equal to or greater than 25 per cent. of the aggregate value of the fixed assets and current assets of PLC and its group companies (being those companies required to be consolidated in accordance with United Kingdom legislative requirements relating to consolidated accounts) (the “Unilever Group”, and any company within the Unilever Group being referred to herein as a “Group Company”), such value and such assets being determined by reference to the then most recently published audited consolidated balance sheet of the Unilever Group. A report by the Auditors of PLC that, in their opinion, (1) the amounts shown in a certificate provided by PLC (showing the fixed assets and current assets of the relevant part and those fixed assets and current assets expressed as a percentage of the fixed assets and current assets of the Unilever Group) have been accurately extracted from the accounting records of the Unilever Group, and (2) the percentage of the fixed assets and current assets of that part to the fixed assets and the current assets of the Unilever Group has been correctly calculated, shall, in the absence of manifest error, be conclusive evidence of the matters to which it relates. 5 Title (a) Title to Notes and Coupons will pass by delivery. References herein to the “Holders” of Notes or Coupons signify the bearers of such Notes or such Coupons. (b) The Issuer, the Guarantor(s), the Trustee and the Paying Agents may deem and treat the Holder of any Note or Coupon as the absolute owner thereof (whether or not such Note or Coupon shall be overdue and notwithstanding any notice of any previous loss or theft thereof or any express or constructive notice of any claim by any other person of any interest therein) for the purpose of making payments and for all other purposes. A43902758 73 6 Interest Notes may be interest-bearing or non-interest-bearing, as specified in the relevant Final Terms. The Final Terms in relation to each Tranche of interest-bearing Notes shall specify which one (and one only) of Conditions 6A, 6B or 6C shall be applicable and Condition 6D will be applicable to each Tranche of interest- bearing Notes as specified therein. Condition 6G shall be applicable to Zero Coupon Notes. (A) Interest – Fixed Rate Notes, in relation to which this Condition 6A is specified in the relevant Final Terms as being applicable, shall bear interest from their date of issue (the “Issue Date”) (as specified in the relevant Final Terms) or from such other date as may be specified in the relevant Final Terms at the rate or rates per annum (or otherwise) (the “Fixed Rate of Interest”) specified in the relevant Final Terms. Such interest will be payable in arrear on such dates (the “Fixed Interest Payment Dates”) as are specified in the relevant Final Terms and on the date of final maturity thereof (the “Maturity Date”). The amount of interest payable in respect of any Note in relation to which this Condition 6A is specified in the relevant Final Terms as being applicable shall be calculated by multiplying the product of the Fixed Rate of Interest and: (i) in the case of any such Note in global form, the principal amount of such Note; or (ii) in the case of any such Note in definitive form, the Calculation Amount, in each case, by the applicable Day Count Fraction (as defined in Condition 6E(6)) as specified in the relevant Final Terms and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention. Where the Denomination of a Note in relation to which this Condition 6A is specified in the relevant Final Terms as being applicable and which is in definitive form comprises more than one Calculation Amount, the amount of interest payable in respect of such Note shall be the aggregate of the amounts (determined in the manner provided above) for each Calculation Amount comprising the Denomination without any further rounding. If no Day Count Fraction is specified in the relevant Final Terms then, in the case of Notes denominated in any currency other than U.S. dollars, the applicable Day Count Fraction shall be Actual/Actual (ICMA) (as defined in Condition 6E(6)(ii)) and, in the case of Notes denominated in U.S. dollars, the applicable Day Count Fraction shall be 30/360 (as defined in Condition 6E(6)(v)). (B) Interest – Floating Rate (Screen Rate Determination) (1) Notes, in relation to which this Condition 6B is specified in the relevant Final Terms as being applicable, shall bear interest at the rates per annum (or otherwise) determined in accordance with this Condition 6B. (2) Such Notes shall bear interest from their Issue Date (as specified in the relevant Final Terms) or from such other date as may be specified in the relevant Final Terms. Such interest will be payable on each Interest Payment Date (as defined in Condition 6E(1)) and on the date of the final maturity thereof (the “Maturity Date”) (if any). (3) The relevant Final Terms, in relation to Notes in relation to which this Condition 6B is specified as being applicable, shall specify which page (the “Relevant Screen Page”), on the Reuters Screen or any other information vending service, shall be applicable. For these purposes, “Reuters Screen” means the Reuters Money Market Rates Service (or such other service as may be nominated as the information vendor for the purpose of displaying comparable rates in succession thereto). The reference rate for such Notes shall be the Euro interbank offered rate A43902758 74 (“EURIBOR”), in each case for the relevant period, as specified in the relevant Final Terms (the “Reference Rate”). Screen Rate Determination for Floating Rate Notes not referencing Compounded Daily SONIA, Compounded Daily SOFR or Weighted Average SOFR (4) The rate of interest (the “Rate of Interest”) for each Interest Period (as defined in Condition 6E(1)) in relation to Notes in relation to which this Condition 6B is specified as being applicable and the Reference Rate in respect of the Notes is not specified in the relevant Final Terms as being “Compounded Daily SONIA”, “Compounded Daily SOFR” or “Weighted Average SOFR” shall, subject to Condition 6H, be determined by the Determination Agent (being the Principal Paying Agent or any other party named in the applicable Final Terms) on the following basis: (i) the Determination Agent will determine the rate for deposits (or, as the case may require, the arithmetic mean of the rates for deposits rounded (if necessary) to the fourth decimal place, with 0.00005 being rounded upwards) in the relevant currency for a period of the duration of the relevant Interest Period according to the rate (or rates) appearing for the Reference Rate on the Relevant Screen Page as at the Relevant Time on the Interest Determination Date (as defined in Condition 6B(6)). If five or more rates for deposits appear for the Reference Rate on the Relevant Screen Page as at the Relevant Time on the Interest Determination Date, the highest (or, if there is more than one such highest quotation, one only of such quotations) and the lowest (or, if there is more than one such lowest quotation, one only of such quotations) shall be disregarded by the Determination Agent for the purpose of determining the arithmetic mean (rounded as provided above) of such rates for deposits; (ii) if, on any Interest Determination Date, no such rate for deposits so appears (or, as the case may require, if fewer than three such rates for deposits so appear) or if the Relevant Screen Page (or any replacement therefor) is unavailable or if the Reference Rate is unavailable on the Relevant Screen Page, the Issuer will request appropriate quotations and the Determination Agent will determine the arithmetic mean of the rates at which deposits in the relevant currency are offered by four major banks in, in the case of Notes denominated in any currency other than euro, the London interbank market or, in the case of Notes denominated in euro, the Euro-zone interbank market, selected by the Determination Agent, at the Relevant Time on the Interest Determination Date to prime banks in, in the case of Notes denominated in any currency other than euro, the London interbank market or, in the case of Notes denominated in euro, the Euro-zone interbank market for a period of the duration of the relevant Interest Period and in an amount that is representative for a single transaction in the relevant market at the relevant time. If two or more of such banks provide the Issuer with such quotations, the Rate of Interest for such Interest Period shall be the arithmetic mean (rounded (if necessary) to the fourth decimal place, with 0.00005 being rounded upwards) of such quotations. “Euro-zone” means the zone comprising the member states of the European Union that from time to time have the euro as their currency;

A43902758 75 (iii) if, on any Interest Determination Date, only three such rates for deposits are so quoted by such banks, the Determination Agent will determine the arithmetic mean (rounded as aforesaid) of the rates so quoted; or (iv) if fewer than three or no rates are so quoted by such banks, the Determination Agent will determine the arithmetic mean of the rates quoted by four major banks in the Relevant Financial Centre (as defined in Condition 8B(1)) (or, in the case of Notes denominated in euro, in such financial centre or centres as the Issuer may select), selected by the Issuer, at approximately 11.00 a.m. (Relevant Financial Centre time (or local time at such other financial centre or centres as aforesaid)) on the Interest Determination Date for loans in the relevant currency to leading European banks for a period of the duration of the relevant Interest Period and in an amount that is representative for a single transaction in the relevant market at the relevant time, and the Rate of Interest applicable to such Notes during each Interest Period will be the sum of the relevant margin (the “Relevant Margin”) specified in the relevant Final Terms and the rate (or, as the case may be, the arithmetic mean) so determined; provided that, if the Determination Agent is unable to determine a rate (or, as the case may be, an arithmetic mean) in accordance with the above provisions in relation to any Interest Period, the Rate of Interest applicable to such Notes during such Interest Period will be the sum of the Relevant Margin and the rate (or, as the case may be, the arithmetic mean) last determined in relation to such Notes in respect of the preceding Interest Period; and provided always that, if there is specified in the relevant Final Terms a minimum interest rate (the “Minimum Rate of Interest”) or a maximum interest rate (the “Maximum Rate of Interest”), then the Rate of Interest shall in no event be less than or, as the case may be, exceed such Minimum Rate of Interest or Maximum Rate of Interest. Unless otherwise specified in the relevant Final Terms, the Minimum Rate of Interest shall be deemed to be zero. (5) The Determination Agent will, as soon as practicable after determining the Rate of Interest in relation to each Interest Period, calculate the amount of interest (the “Interest Amount”) payable in respect of the principal amount of each denomination of such Notes specified in the relevant Final Terms for the relevant Interest Period. The Interest Amount will be calculated by multiplying the product of the Rate of Interest for such Interest Period and: (i) in the case of such Notes in global form, the principal amount of such Notes; or (ii) in the case of such Notes in definitive form, the Calculation Amount, in each case, by the applicable Day Count Fraction specified in the relevant Final Terms and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention. Where the Denomination of a Note to which this Condition 6B is specified in the relevant Final Terms as being applicable and which is in definitive form comprises more than one Calculation Amount, the Interest Amount payable in respect of such Note shall be the aggregate of the amounts (determined in the manner provided above) for each Calculation Amount comprising the Denomination without any further rounding. If no Day Count Fraction is specified in the relevant Final Terms then, in the case of Notes denominated in any currency other than sterling, the applicable Day Count Fraction shall be Actual/360 (as defined in Condition 6E(5)) and, in the case of Notes denominated in sterling, the applicable Day Count Fraction shall be Actual/Actual (ISDA) (as defined in Condition 6E(5)). A43902758 76 (6) For the purposes of these Terms and Conditions: (i) “Interest Determination Date” means, in respect of any Interest Period, the date falling such number (if any) of London Banking Days or, as the case may be, TARGET Days as may be specified in the relevant Final Terms prior to the first day of such Interest Period or, if none is specified: (a) in the case of Notes denominated in sterling, the first day of such Interest Period; or (b) in the case of Notes denominated in euro, the date falling two TARGET Days prior to the first day of such Interest Period; or (c) in any other case, the date falling two London Banking Days prior to the first day of such Interest Period; (ii) “London Banking Day” means a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London; (iii) “Relevant Time” means the time as of which any rate is to be determined as may be specified in the relevant Final Terms or, if none is specified: (a) in the case of Notes denominated in euro, approximately 11.00 a.m. (Brussels time); or (b) in any other case, approximately 11.00 a.m. (London time); (iv) “TARGET Day” means a day on which the TARGET System (as defined in Condition 8B(1)(iii)) is open; and (v) “sub-unit” means, with respect to any currency other than euro, the lowest amount of such currency that is available as legal tender in the country of such currency and, with respect to euro, means one cent. Screen Rate Determination for Floating Rate Notes referencing Compounded Daily SONIA – Non-Index Determination (7) The Rate of Interest for each Interest Period (as defined in Condition 6E(1)) in relation to Notes in relation to which (i) this Condition 6B is specified as being applicable; (ii) the Reference Rate in respect of the Notes is specified in the relevant Final Terms as being “Compounded Daily SONIA”; and (iii) “Index Determination” is specified as ‘Not Applicable’ in the relevant Final Terms shall, subject as provided below, be Compounded Daily SONIA with respect to such Interest Period plus or minus (as indicated in the applicable Final Terms) the applicable Margin all as determined by the Determination Agent (being the Principal Paying Agent or any other party named in the applicable Final Terms). “Compounded Daily SONIA” means, with respect to an Interest Period, the rate of return of a daily compound interest investment during the Observation Period corresponding to such Interest Period (with the daily Sterling overnight reference rate as reference rate for the calculation of interest) as calculated by the Determination Agent (or such other party responsible for the calculation of the Rate of Interest, as specified in the applicable Final Terms) as at the relevant Interest Determination Date in accordance with the following formula (and the resulting percentage will be rounded if necessary to the nearest fifth decimal place, with 0.000005 being rounded upwards): A43902758 77 [∏ (1+ SONIAi-pLBD × ni 365 ) -1 do i=1 ] × 365 d where: (i) “d” is the number of calendar days in: a. where “Lag” is specified as the Observation Method in the applicable Final Terms, the relevant Interest Period; or b. where “Shift” is specified as the Observation Method in the applicable Final Terms, the relevant Observation Period; (ii) “do” means: a. where “Lag” is specified in as the Observation Method in the applicable Final Terms, the number of London Banking Days in the relevant Interest Period; or b. where “Shift” is specified as the Observation Method in the applicable Final Terms, the number of London Banking Days in the relevant Observation Period; (iii) “i” is a series of whole numbers from one to do, each representing the relevant London Banking Day in chronological order from, and including, the first London Banking Day in: a. where “Lag” is specified in as the Observation Method in the applicable Final Terms, the relevant Interest Period; or b. where “Shift” is specified in as the Observation Method in the applicable Final Terms, the relevant Observation Period; (iv) “London Banking Day” or “LBD” means any day on which commercial banks are open for general business (including dealing in foreign exchange and foreign currency deposits) in London; (v) “ni” for any London Banking Day “i”, means the number of calendar days from (and including) such London Banking Day “i” up to (but excluding) the following London Banking Day; (vi) “Observation Period” means the period from (and including) the date falling “p” London Banking Days prior to the first day of the relevant Interest Period to (but excluding) the date falling “p” London Banking Days prior to (A) (in the case of an Interest Period) the Interest Payment Date for such Interest Period or (B) (in the case of any other Interest Period) the date on which the relevant payment of interest falls due; (vii) “p” means: a. where “Lag” is specified as the Observation Method in the applicable Final Terms, the number of London Banking Days by which an Observation Period precedes the corresponding Interest Period, being the number of London Banking Days specified as the “Lag Period (p)” in the applicable Final Terms (which shall not, without the prior agreement of the Determination Agent be less than five, or, if no such number is so specified, five London Banking Days); or A43902758 78 b. where “Shift” is specified as the Observation Method in the applicable Final Terms, the number of London Banking Days by which an Observation Period precedes the corresponding Interest Period, being the number of London Banking Days specified as the “Shift Period (p)” in the applicable Final Terms (which shall not, without the prior agreement of the Determination Agent be less than five, or, if no such number is so specified, five London Banking Days); (viii) the “SONIA reference rate”, in respect of any London Banking Day (“LBDx”), is a reference rate equal to the daily Sterling Overnight Index Average (“SONIA”) rate for such LBDx as provided by the administrator of SONIA to authorised distributors and as then published on the Relevant Screen Page (or, if the Relevant Screen Page is unavailable, as otherwise published by such authorised distributors) on the London Banking Day immediately following LBDx; and (ix) “SONIAi-pLBD” means: a. where “Lag” is specified as the Observation Method in the applicable Final Terms, in respect of any London Banking Day falling in the relevant Observation Period, the SONIA reference rate for the London Banking Day falling “p” London Banking Days prior to the relevant London Banking Day “i”; or b. where “Shift” is specified as the Observation Method in the applicable Final Terms, the SONIA reference rate for the relevant London Banking Day “i”. If, in respect of any London Banking Day in the relevant Observation Period, the applicable SONIA reference rate is not made available on the Relevant Screen Page or has not otherwise been published by the relevant authorised distributors, then (unless the Determination Agent (or other party responsible for the calculation of the Rate of Interest, as specified in the applicable Final Terms) has been notified of any Successor Rate or Alternative Rate (and any related Adjustment Spread and/or Benchmark Amendments) pursuant to Condition 4(d), if applicable) the SONIA reference rate in respect of such London Banking Day shall be: (i) the Bank of England’s Bank Rate (the “Bank Rate”) prevailing at 5.00 p.m. (or, if earlier, close of business) on such London Banking Day; plus (ii) the mean of the spread of the SONIA reference rate to the Bank Rate over the previous five London Banking Days on which a SONIA reference rate has been published, excluding the highest spread (or, if there is more than one highest spread, one only of those highest spreads) and lowest spread (or, if there is more than one lowest spread, one only of those lowest spreads). Screen Rate Determination for Floating Rate Notes referencing Compounded Daily SONIA – Index Determination (8) The Rate of Interest for each Interest Period (as defined in Condition 6E(1)) in relation to Notes in relation to which (i) this Condition 6B is specified as being applicable; (ii) the Reference Rate in respect of the Notes is specified in the relevant Final Terms as being “Compounded Daily SONIA” and (iii) “Index Determination” is specified as ‘Applicable’ in the relevant Final Terms shall, subject to Condition 6H (Benchmark Discontinuation) and as provided below, be the SONIA Compounded Index Rate with respect to such Interest Period plus or minus (as indicated in the applicable Final Terms) the relevant Margin. “SONIA Compounded Index Rate” means, with respect to an Interest Period, the rate of return of a daily compound interest investment during the Observation Period corresponding to such Interest Period (with the daily Sterling overnight reference rate as reference rate for the calculation of interest) (expressed as a percentage and rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) and will be calculated by the Determination Agent (being the Principal Paying Agent or any other party named in the applicable Final Terms) on the Interest Determination Date in accordance with the following formula:

$$\left(\frac{SONIA\ Compounded\ Index_{END}}{SONIA\ Compounded\ Index_{START}} - 1\right) \times \left(\frac{365}{d}\right)$$

where:

(i) "London Banking Day" and "Observation Period" have the meanings set out under "Screen Rate Determination for Floating Rate Notes referencing Compounded Daily SONIA – Non-Index Determination" above;

(ii) "d" means the number of calendar days in the relevant Observation Period;

(iii) "p" means the number of London Banking Days included in the SONIA Compounded Index Observation Period specified in the relevant Final Terms (or, if no such number is specified, five London Banking Days);

(iv) "SONIA Compounded Index" means the index known as the SONIA Compounded Index administered by the Bank of England (or any successor administrator thereof);

(v) "SONIA Compounded $Index_{Start}$" means, with respect to an Interest Period, the SONIA Compounded Index Value on the first day of the relevant Observation Period;

(vi) "SONIA Compounded $Index_{End}$" means the SONIA Compounded Index Value on the last day of the relevant Observation Period; and

(vii) "SONIA Compounded Index Value" means, in relation to any London Banking Day, the value of the SONIA Compounded Index as published on the Relevant Screen Page on such London Banking Day or, if the value of the SONIA Compounded Index cannot be obtained from the Relevant Screen Page, as published on the Bank of England's website at www.bankofengland.co.uk/boeapps/database/ (or such other page or website as may replace such page for the purposes of publishing the SONIA Compounded Index) in respect of the relevant London Banking Day.

Subject to Condition 6H (Benchmark Discontinuation), if the SONIA Compounded Index Value is not available in relation to any Interest Period on the Relevant Screen Page or the Bank of England's website (or such other page or website referred to in the definition of "SONIA Compounded Index Value" above) for the determination of either or both of SONIA Compounded $Index_{START}$ and SONIA Compounded $Index_{END}$, the Rate of Interest for such Interest Period shall be "Compounded Daily SONIA" determined in accordance with Condition 6B(7) above plus or minus (as indicated in the relevant Final Terms) the applicable Margin and as if Index Determination were specified in the applicable Final Terms as being "Not Applicable", and for these purposes: (A) (i) the "Observation Method" shall be deemed to be "Shift" and (ii) the "Observation Period" shall be deemed to be equal to the "SONIA Compounded Index Observation Period", as if those alternative elections had been made in the applicable Final Terms; and (B) the "Relevant Screen Page" shall be deemed to be the "Relevant Fallback Screen Page" specified in the relevant Final Terms.

Screen Rate Determination for Floating Rate Notes referencing SOFR – Non-Index Determination

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(9) Compounded Daily SOFR

The Rate of Interest for each Interest Period (as defined in Condition 6E(1)) in relation to Notes in relation to which (i) this Condition 6B is specified as being applicable; (ii) the Reference Rate in respect of the Notes is specified in the relevant Final Terms as being "Compounded Daily SOFR" and (iii) "Index Determination" is specified as 'Not Applicable' in the relevant Final Terms shall, subject as provided below, be Compounded Daily SOFR with respect to such Interest Period plus or minus (as indicated in the applicable Final Terms) the applicable Margin all as determined by the Determination Agent (being the Principal Paying Agent or any other party named in the applicable Final Terms).

"Compounded Daily SOFR" means, with respect to an Interest Period, the rate of return of a daily compound interest investment during the Observation Period corresponding to such Interest Period (with the daily U.S. dollars secured overnight financing rate as reference rate for the calculation of interest) as calculated by the Determination Agent as at the relevant Interest Determination Date in accordance with the following formula (and the resulting percentage will be rounded if necessary to the nearest fifth decimal place, with 0.000005 being rounded upwards):

$$\left(\prod_{i=1}^{d_o}\left(1+\frac{SOFR_i \times n_i}{360}\right)-1\right)\times\frac{360}{d}$$

where:

(i) "d" is the number of calendar days in:

a. where "Lag" or "Lock-out" is specified as the Observation Method in the applicable Final Terms, the relevant Interest Period; or

b. where "Shift" is specified as the Observation Method in the applicable Final Terms, the relevant Observation Period;

(ii) "d_o" means:

a. where "Lag" or "Lock-out" is specified as the Observation Method in the applicable Final Terms, the number of U.S. Government Securities Business Days in the relevant Interest Period; or

b. where "Shift" is specified as the Observation Method in the applicable Final Terms, the number of U.S. Government Securities Business Days in the relevant Observation Period;

(iii) "i" is a series of whole numbers from one to "d_o", each representing the relevant U.S. Government Securities Business Day in chronological order from, and including, the first U.S. Government Securities Business Day in:

a. where "Lag" or "Lock-out" is specified as the Observation Method in the applicable Final Terms, the relevant Interest Period; or

b. where "Shift" is specified as the Observation Method in the applicable Final Terms, the relevant Observation Period;

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(iv) "Lock-out Period" means the period from, and including, the day following the Interest Determination Date to, but excluding, the corresponding Interest Payment Date;

(v) "New York Fed's Website" means the website of the Federal Reserve Bank of New York (or a successor administrator of SOFR) or any successor source;

(vi) "n_i" for any U.S. Government Securities Business Day "i", means the number of calendar days from, and including, such U.S. Government Securities Business Day "i" up to, but excluding, the following U.S. Government Securities Business Day;

(vii) "Observation Period" means the period from, and including, the date falling "p" U.S. Government Securities Business Days prior to the first day of the relevant Interest Period to, but excluding, the date which is "p" U.S. Government Securities Business Days prior to the Interest Payment Date for such Interest Period (or the date falling "p" U.S. Government Securities Business Days prior to such earlier date, if any, on which the Instruments become due and payable);

(viii) "p" means:

a. where "Lag" is specified as the Observation Method in the applicable Final Terms, the number of U.S. Government Securities Business Days specified as the "Lag Period" in the applicable Final Terms (or, if no such number is so specified, five U.S. Government Securities Business Days);

b. where "Lock-out" is specified as the Observation Method in the applicable Final Terms, zero U.S. Government Securities Business Days; or (iii) where "Shift" is specified as the Observation Method in the applicable Final Terms, the number of U.S. Government Securities Business Days specified as the "Observation Period" in the applicable Final Terms (or, if no such number is specified, five U.S. Government Securities Business Days);

(ix) "Reference Day" means each U.S. Government Securities Business Day in the relevant Interest Period, other than any U.S. Government Securities Business Day in the Lock-out Period;

(x) "SOFR" in respect of any U.S. Government Securities Business Day ("USBDx"), is are reference rate equal to the daily secured overnight financing rate as provided by the Federal Reserve Bank of New York, as the administrator of such rate (or any successor administrator of such rate) on the New York Fed's Website, in each case at or around 3.00 p.m. (New York City time) on the U.S. Government Securities Business Day immediately following such USBDx;

(xi) "$SOFR_i$" means the SOFR for:

a. where "Lag" is specified as the Observation Method in the applicable Final Terms, the U.S. Government Securities Business Day falling "p" U.S. Government Securities Business Days prior to the relevant U.S. Government Securities Business Day "i";

b. where "Lock-out" is specified as the Observation Method in the applicable Final Terms:

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(i) in respect of each U.S. Government Securities Business Day "i" that is a Reference Day, the SOFR in respect of the U.S. Government Securities Business Day immediately preceding such Reference Day; or

(ii) in respect of each U.S. Government Securities Business Day "i" that is not a Reference Day (being a U.S. Government Securities Business Day in the Lock-out Period), the SOFR in respect of the U.S. Government Securities Business Day immediately preceding the last Reference Day of the relevant Interest Period (such last Reference Day coinciding with the Interest Determination Date); or

c. where "Shift" is specified as the Observation Method in the applicable Final Terms, the relevant U.S. Government Securities Business Day "i";

(xii) "U.S. dollar" means the currency of the United States of America; and

(xiii) "U.S. Government Securities Business Day" means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

(10) Weighted Average SOFR

The Rate of Interest for each Interest Period (as defined in Condition 6E(1)) in relation to Notes in relation to which (i) this Condition 6B is specified as being applicable; (ii) the Reference Rate in respect of the Notes is specified in the relevant Final Terms as being "Weighted Average SOFR" and (iii) "Index Determination" is specified as 'Not Applicable' in the relevant Final Terms shall, subject as provided below, be Weighted Average SOFR with respect to such Interest Period plus or minus (as indicated in the applicable Final Terms) the applicable Margin all as determined by the Determination Agent (being the Principal Paying Agent or any other party named in the applicable Final Terms).

"Weighted Average SOFR" means:

(a) where "Lag" is specified as the Observation Method in the applicable Final Terms, the arithmetic mean of the SOFR in effect for each calendar day during the relevant Observation Period, calculated by multiplying each relevant SOFR by the number of calendar days such rate is in effect, determining the sum of such products and dividing such sum by the number of calendar days in the relevant Observation Period. For these purposes, the SOFR in effect for any calendar day which is not a U.S. Government Securities Business Day shall be deemed to be the SOFR in effect for the U.S. Government Securities Business Day immediately preceding such calendar day; and

(b) where "Lock-out" is specified as the Observation Method in the applicable Final Terms, the arithmetic mean of the SOFR in effect for each calendar day during the relevant Interest Period, calculated by multiplying each relevant SOFR by the number of days such rate is in effect, determining the sum of such products and dividing such sum by the number of calendar days in the relevant Interest Period, provided however that for any calendar day of such Interest Period falling in the Lock-out Period, the relevant SOFR for each day during that Lock-out Period will be deemed to be the SOFR in effect for the Reference Day immediately preceding the first day of such Lock-out Period. For these purposes, the SOFR in

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A43902758 83 effect for any calendar day which is not a U.S. Government Securities Business Day shall, subject to the proviso above, be deemed to be the SOFR in effect for the U.S. Government Securities Business Day immediately preceding such calendar day. Defined terms used in this Condition 6B(10) and not otherwise defined herein have the meanings given to them in Condition 6B(9). (11) SOFR Unavailable Subject to Condition 6H (Benchmark Discontinuation), if, where any Rate of Interest is to be calculated pursuant to Conditions 6B(9) or 6B(10), in respect of any U.S. Government Securities Business Day in respect of which an applicable SOFR is required to be determined, such SOFR is not available, such SOFR shall be the SOFR for the first preceding U.S. Government Securities Business Day in respect of which the SOFR was published on the New York Fed's Website. Screen Rate Determination for Floating Rate Notes referencing SOFR – Index Determination (12) The Rate of Interest for each Interest Period (as defined in Condition 6E(1)) in relation to Notes in relation to which (i) this Condition 6B is specified as being applicable; (ii) the Reference Rate in respect of the Notes is specified in the relevant Final Terms as being “Compounded Daily SOFR” and (iii) “Index Determination” is specified as ‘Applicable’ in the relevant Final Terms shall, subject as provided below, be the sum of Compounded SOFR with respect to such Interest Period plus or minus (as indicated in the applicable Final Terms) the applicable Margin all as determined by the Determination Agent (being the Principal Paying Agent or any other party named in the applicable Final Terms). “Compounded SOFR” means, with respect to an Interest Period, the rate (expressed as a percentage and rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) determined by the Determination Agent in accordance with the following formula: ( 𝑆𝑂𝐹𝑅 𝐼𝑛𝑑𝑒𝑥𝐸𝑛𝑑 𝑆𝑂𝐹𝑅 𝐼𝑛𝑑𝑒𝑥𝑆𝑡𝑎𝑟𝑡 − 1) 𝑥 360 𝑑𝑐 where: (i) “dc” is the number of calendar days from, and including, the day in relation to which SOFR IndexStart is determined to, but excluding, the day in relation to which SOFR IndexEnd is determined; (ii) “Relevant Number” is the number specified as such in the applicable Final Terms (or, if no such number is specified, five); (iii) “SOFR” means the daily secured overnight financing rate as provided by the SOFR Administrator on the SOFR Administrator's Website; (iv) “SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of SOFR); (v) “SOFR Administrator's Website” means the website of the SOFR Administrator, or any successor source; (vi) “SOFR Index”, with respect to any U.S. Government Securities Business Day, means the SOFR index value as published by the SOFR Administrator as such index appears on A43902758 84 the SOFR Administrator's Website at or around 3.00 p.m. (New York time) on such U.S. Government Securities Business Day (the “SOFR Determination Time”); (vii) “SOFR IndexStart”, with respect to an Interest Period, is the SOFR Index value for the day which is the Relevant Number of U.S. Government Securities Business Days preceding the first day of such Interest Period; (viii) “SOFR IndexEnd”, with respect to an Interest Period, is the SOFR Index value for the day which is the Relevant Number of U.S. Government Securities Business Days preceding (A) the Interest Payment Date for such Interest Period, or (B) such other date on which the relevant payment of interest falls due (but which by its definition or the operation of the relevant provisions is excluded from such Interest Period); and If, as at any relevant SOFR Determination Time, the relevant SOFR Index is not published or displayed on the SOFR Administrator's Website by the SOFR Administrator, the Compounded SOFR for the applicable Interest Period for which the relevant SOFR Index is not available shall be “Compounded Daily SOFR” determined in accordance with Condition 6B(9) above as if “Index Determination” were specified in the applicable Final Terms as being ‘Not Applicable’, and for these purposes: (i) the “Observation Method” shall be deemed to be “Shift” and (ii) the “Observation Period” shall be deemed to be equal to the Relevant Number of U.S. Government Securities Business Days, as if such alternative elections had been made in the applicable Final Terms. Defined terms used in this Condition 6B(12) and not otherwise defined herein have the meanings given to them in Condition 6B(9). (13) In the event that the Rate of Interest cannot be determined in accordance with the foregoing provisions, the Rate of Interest shall be: (i) that determined as at the last preceding Interest Determination Date (though substituting, where a different Margin, Maximum Rate of Interest and/or Minimum Rate of Interest is to be applied to the relevant Interest Period from that which applied to the last preceding Interest Period, the Margin, Maximum Rate of Interest and/or Minimum Rate of Interest (as the case may be) relating to the relevant Interest Period, in place of the Margin, Maximum Rate of Interest and/or Minimum Rate of Interest (as applicable) relating to that last preceding Interest Period); or (ii) if there is no such preceding Interest Determination Date, the initial Rate of Interest which would have been applicable to such Series of Notes for the first scheduled Interest Period had the Notes been in issue for a period equal in duration to the first scheduled Interest Period but ending on (and excluding) the Interest Commencement Date (applying the Margin and, if applicable, any Maximum Rate of Interest and/or Minimum Rate of Interest, applicable to the first scheduled Interest Period). (14) If the relevant Series of Notes becomes due and payable in accordance with Condition 10, the final Rate of Interest shall be calculated for the Interest Period to (but excluding) the date on which the Notes become so due and payable, and such Rate of Interest shall continue to apply to the Notes for so long as interest continues to accrue thereon as provided in Condition 6E(5). A43902758 85 (C) Interest – Floating Rate (ISDA Determination) (1) Notes, in relation to which this Condition 6C is specified in the relevant Final Terms as being applicable, shall bear interest at the rates per annum (or otherwise) determined in accordance with this Condition 6C. (2) The Rate of Interest for such Notes for each Interest Period shall be determined by the Calculation Agent as a rate equal to the relevant ISDA Rate. For the purposes of this sub- paragraph, “ISDA Rate” for an Interest Period means a rate equal to the Floating Rate that would be determined by the Calculation Agent under a Swap Transaction under the terms of an agreement incorporating the ISDA Definitions and under which: (x) the Floating Rate Option is as specified in the relevant Final Terms (y) the Designated Maturity is a period specified in the relevant Final Terms and (z) the relevant Reset Date is the first day of that Interest Period unless otherwise specified in the relevant Final Terms. (3) For the purposes of this sub-paragraph, “Floating Rate”, “Calculation Agent”, “Floating Rate Option”, “Designated Maturity”, “Reset Date” and “Swap Transaction” have the meanings given to those terms in the ISDA Definitions. (D) Interest – Supplemental Provision Conditions 6E(1), 6E(2), 6E(3) and 6E(5) shall be applicable to all Notes which are interest-bearing in the manner specified therein and, as appropriate, in the relevant Final Terms. (E) Interest Payment Date Conventions (1) The Final Terms in relation to each Tranche of Notes to which Condition 6B is applicable shall specify which of the following conventions shall be applicable, namely: (i) the “FRN Convention”, in which case interest shall be payable in arrear on each date (each, an “Interest Payment Date”) which numerically corresponds to their Issue Date or such other date as may be specified in the relevant Final Terms or, as the case may be, the preceding Interest Payment Date in the calendar month which is the number of months specified in the relevant Final Terms after the calendar month in which such Issue Date or such other date as aforesaid or, as the case may be, the preceding Interest Payment Date occurred provided that: (a) if there is no such numerically corresponding day in the calendar month in which an Interest Payment Date should occur, then the relevant Interest Payment Date will be the last day which is a Business Day in that calendar month; (b) if an Interest Payment Date would otherwise fall on a day which is not a Business Day, then the relevant Interest Payment Date will be the first following day which is a Business Day unless that day falls in the next calendar month, in which case it will be the first preceding day which is a Business Day; and (c) if such Issue Date or such other date as aforesaid or the preceding Interest Payment Date occurred on the last day in a calendar month which was a Business Day, then all subsequent Interest Payment Dates will be the last day which is a Business Day in the calendar month which is the specified number of months A43902758 86 after the calendar month in which such Issue Date or such other date as aforesaid or, as the case may be, the preceding Interest Payment Date occurred; or (ii) the “Modified Following Business Day Convention”, in which case interest shall be payable in arrear on such dates (each, an “Interest Payment Date”) as are specified in the relevant Final Terms; provided that, if any Interest Payment Date would otherwise fall on a date which is not a Business Day, the relevant Interest Payment Date will be the first following day which is a Business Day unless that day falls in the next calendar month, in which case the relevant Interest Payment Date will be the first preceding day which is a Business Day, save in respect of Notes for which the reference rate is specified to be Compounded Daily SOFR or Weighted Average SOFR in the relevant Final Terms, for which the final Interest Payment Date will not be postponed and interest on that payment will not accrue during the period from and after the scheduled final Interest Payment Date. Each period beginning on (and including) such Issue Date or such other date as aforesaid and ending on (but excluding) the first Interest Payment Date and each period beginning on (and including) an Interest Payment Date and ending on (but excluding) the next Interest Payment Date is herein called an “Interest Period”. Notification of Rates of Interest, Interest Amounts and Interest Payment Dates (2) The Determination Agent will cause each Rate of Interest, floating rate, Interest Payment Date, final day of an interest calculation period, Interest Amount, floating amount or other item, as the case may be, determined or calculated by it to be notified to the Issuer, the Guarantor(s), the Trustee and the Principal Paying Agent (from whose respective specified offices such information will be available) and, in the case of Notes listed on Euronext Amsterdam and/or the Stock Exchange of Hong Kong and/or the Singapore Exchange (as specified in the relevant Final Terms), cause each such Rate of Interest, floating rate, Interest Payment Date, final day of an interest calculation period, Interest Amount, floating amount or other item, as the case may be, to be notified to Euronext Amsterdam and/or the Stock Exchange of Hong Kong and/or the Singapore Exchange (as specified in the relevant Final Terms) as soon as practicable after such determination but in any event not later than the fourth London Banking Day thereafter. The Determination Agent will be entitled (with the prior written consent of the Trustee) to amend any Interest Amount, floating amount, Interest Payment Date or final day of an interest calculation period (or to make appropriate alternative arrangements by way of adjustment) without prior notice in the event of the extension or abbreviation of the relevant Interest Period or an interest calculation period and such amendment or adjustment will be notified in accordance with the first sentence of this Condition 6E(2). (3) The determination or calculation by the Determination Agent of all rates of interest and amounts of interest and other items falling to be determined or calculated by it for the purposes of this Condition 6 shall, in the absence of manifest error, be final and binding on all parties. Accrual of Interest (4) Interest shall accrue on the principal amount of each Note or, in the case of a partly paid Note, on the paid-up principal amount of such Note or otherwise as indicated in the relevant Final Terms. Interest will cease to accrue as from the due date for redemption therefor unless (except in the case of any payment where presentation and/or surrender of the relevant Note is not required as a precondition of payment), upon due presentation or surrender thereof, payment in

A43902758 87 full of the principal amount or, as the case may be, redemption amount is improperly withheld or refused, in which case interest shall continue to accrue thereon as provided in the Trust Deed. (5) The applicable “Day Count Fraction” means, in respect of the calculation of an amount for any period of time (from and including the first day of such period to but excluding the last day of such period) whether or not constituting an Interest Period (a “Calculation Period”), such Day Count Fraction as may be specified in the relevant Final Terms or, if no Day Count Fraction is specified in the relevant Final Terms, such Day Count Fraction as is specified in Condition 6A or Condition 6B(5), as the case may be, and: (i) if “Actual/Actual (ISDA)” or “Actual/Actual” is so specified, means the actual number of days in such Calculation Period divided by 365 (or, if any portion of such Calculation Period falls in a leap year, the sum of (a) the actual number of days in such portion of such Calculation Period falling in a leap year divided by 366 and (b) the actual number of days in such portion of such Calculation Period falling in a non-leap year divided by 365); (ii) if “Actual/Actual (ICMA)” is so specified: (a) if such Calculation Period falls within a single Determination Period, means the actual number of days in such Calculation Period divided by the product of the number of days in the Determination Period in which it falls and the number of Determination Periods in any year; and (b) if such Calculation Period does not fall within a single Determination Period, means the sum of (x) the actual number of days in such Calculation Period falling in the Determination Period in which it begins divided by the product of the actual number of days in that Determination Period and the number of Determination Periods in any year and (y) the actual number of days in such Calculation Period falling in the subsequent Determination Period divided by the product of the actual number of days in the subsequent Determination Period and the number of Determination Periods in any year; “Determination Period” means, in the case of Notes in relation to which Condition 6A is specified in the relevant Final Terms, the period from, and including, a Fixed Interest Payment Date in any year to, and excluding, the next Fixed Interest Payment Date; (iii) if “Actual/365 (Fixed)” is so specified, means the actual number of days in such Calculation Period divided by 365; (iv) if “Actual/360” is so specified, means the actual number of days in such Calculation Period divided by 360; (v) if “30/360”, “360/360” or “Bond Basis” is so specified, means the number of days in such Calculation Period divided by 360, calculated on a formula basis as follows: Day Count Fraction = 360 )()](30[)](360[ 121212 DDMMxYYx  where: “Y1” is the year, expressed as a number, in which the first day of such Calculation Period falls; A43902758 88 “Y2” is the year, expressed as a number, in which the day immediately following the last day of such Calculation Period falls; “M1” is the calendar month, expressed as a number, in which the first day of such Calculation Period falls; “M2” is the calendar month, expressed as a number, in which the day immediately following the last day of such Calculation Period falls; “D1” is the first calendar day, expressed as a number, of such Calculation Period, unless such number is 31, in which case D1 will be 30; and “D2” is the calendar day, expressed as a number, immediately following the last day included in such Calculation Period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30; (vi) if “30E/360” or “Eurobond Basis” is so specified, means the number of days in such Calculation Period divided by 360, calculated on a formula basis as follows: Day Count Fraction = 360 )()](30[)](360[ 121212 DDMMxYYx  where: “Y1” is the year, expressed as a number, in which the first day of such Calculation Period falls; “Y2” is the year, expressed as a number, in which the day immediately following the last day of such Calculation Period falls; “M1” is the calendar month, expressed as a number, in which the first day of such Calculation Period falls; “M2” is the calendar month, expressed as a number, in which the day immediately following the last day of such Calculation Period falls; “D1” is the first calendar day, expressed as a number, of such Calculation Period, unless such number would be 31, in which case D1 will be 30; and “D2” is the calendar day, expressed as a number, immediately following the last day included in such Calculation Period, unless such number would be 31, in which case D2 will be 30; and (vii) if “30E/360 (ISDA)” is so` specified, means the number of days in such Calculation Period divided by 360, calculated on a formula basis as follows: Day Count Fraction = 360 )()](30[)](360[ 121212 DDMMxYYx  where: “Y1” is the year, expressed as a number, in which the first day of such Calculation Period falls; “Y2” is the year, expressed as a number, in which the day immediately following the last day of such Calculation Period falls; A43902758 89 “M1” is the calendar month, expressed as a number, in which the first day of such Calculation Period falls; “M2” is the calendar month, expressed as a number, in which the day immediately following the last day of such Calculation Period falls; “D1” is the first calendar day, expressed as a number, of such Calculation Period, unless (i) that day is the last day of February or (ii) such number would be 31, in which case D1 will be 30; and “D2” is the calendar day, expressed as a number, immediately following the last day included in such Calculation Period, unless (i) that day is the last day of February but not the Maturity Date or (ii) such number would be 31 and in which case D2 will be 30. (F) Interest – Floating Rate – Linear Interpolation Where Linear Interpolation is specified in the relevant final terms as applicable in respect of an Interest Period, the Rate of Interest for such Interest Period shall be calculated by the Determination Agent by straight line linear interpolation by reference to two rates based on the relevant Reference Rate (where Condition 6B (Screen Rate Determination) is specified hereon as applicable) or the relevant Floating Rate Option (where Condition 6C (ISDA Determination) is specified hereon as applicable), one of which shall be determined as if the Applicable Maturity were the period of time for which rates are available next shorter than the length of the relevant Interest Period and the other of which shall be determined as if the Applicable Maturity were the period of time for which rates are available next longer than the length of the relevant Interest Period provided however that if there is no rate available for the period of time next shorter or, as the case may be, next longer, then the Determination Agent shall determine such rate at such time and by reference to such sources as it determines appropriate. “Applicable Maturity” means: (a) in relation to Screen Rate Determination, the period of time designated in the Reference Rate, and (b) in relation to ISDA Determination, the Designated Maturity. (G) Zero Coupon Notes Where a Note the interest basis of which is specified in the relevant final terms to be Zero Coupon is repayable prior to the Maturity Date and is not paid when due, the amount due and payable prior to the Maturity Date shall be the early redemption amount of such Note. As from the Maturity Date, the Rate of Interest for any overdue principal of such a Note shall be a rate per annum (expressed as a percentage) equal to the Amortisation Yield (as described in Condition 7(i)). (H) Benchmark Discontinuation – Independent Adviser This Condition 6H shall apply to Notes only if “Benchmark Discontinuation – Independent Adviser” is specified in the applicable Final Terms. (1) Independent Adviser If the Issuer determines that a Benchmark Event occurs in relation to an Original Reference Rate when any Rate of Interest (or any component part thereof) remains to be determined by reference to such Original Reference Rate then the Issuer shall use its reasonable endeavours to appoint an Independent Adviser, as soon as reasonably practicable, to determine, in consultation with the Issuer, a Successor Rate, failing which an Alternative Rate (in accordance with Condition 6H(2)) and, in either case, an Adjustment Spread if any (in accordance with Condition 6H(3)) and any Benchmark Amendments (in accordance with Condition 6H(4)). A43902758 90 For the avoidance of doubt, the Principal Paying Agent shall not be obliged to monitor or inquire whether a Benchmark Event has occurred or have any liability in respect thereof. An Independent Adviser appointed pursuant to this Condition 6H shall act in good faith and in a commercially reasonable manner as an expert and in consultation with the Issuer. In the absence of bad faith or fraud, the Independent Adviser shall have no liability whatsoever to the Issuer, the Trustee, the Paying Agents, the Noteholders or the Couponholders for any determination made by it, pursuant to this Condition 6H. If (i) the Issuer is unable to appoint an Independent Adviser; or (ii) the Independent Adviser appointed by it fails to determine a Successor Rate or, failing which, an Alternative Rate in accordance with this Condition 6H(1) prior to the relevant Interest Determination Date, the Rate of Interest applicable to the next succeeding Interest Period shall be equal to the Rate of Interest last determined in relation to the Notes in respect of the immediately preceding Interest Period. If there has not been a first Interest Payment Date, the Rate of Interest shall be the initial Rate of Interest. Where a different Margin or Maximum or Minimum Rate of Interest is to be applied to the relevant Interest Period from that which applied to the last preceding Interest Period, the Margin or Maximum or Minimum Rate of Interest relating to the relevant Interest Period shall be substituted in place of the Margin or Maximum or Minimum Rate of Interest relating to that last preceding Interest Period. For the avoidance of doubt, this Condition 6H(1) shall apply to the relevant next succeeding Interest Period only and any subsequent Interest Periods are subject to the subsequent operation of, and to adjustment as provided in, this Condition 6H(1). (2) Successor Rate or Alternative Rate If the Independent Adviser, determines that: (a) there is a Successor Rate, then such Successor Rate shall (subject to adjustment as provided in Condition 6H(3)) subsequently be used in place of the Original Reference Rate to determine the Rate of Interest (or the relevant component part thereof) for all future payments of interest on the Notes (subject to the operation of this Condition 6H); or (b) there is no Successor Rate but that there is an Alternative Rate, then such Alternative Rate shall (subject to adjustment as provided in Condition 6H(3)) subsequently be used in place of the Original Reference Rate to determine the Rate of Interest (or the relevant component part thereof) for all future payments of interest on the Notes (subject to the operation of this Condition 6H). (3) Adjustment Spread If the Independent Adviser determines (i) that an Adjustment Spread is required to be applied to the Successor Rate or the Alternative Rate (as the case may be) and (ii) the quantum of, or a formula or methodology for determining, such Adjustment Spread, then such Adjustment Spread shall be applied to the Successor Rate or the Alternative Rate (as the case may be). If the Independent Adviser is unable to determine the quantum of, or a formula or methodology for determining, such Adjustment Spread, or determines that no Adjustment Spread is required to be applied, then the Successor Rate or Alternative Rate (as applicable) will apply without an Adjustment Spread. Notwithstanding any other provision of this Condition 6, if in the Determination Agent’s opinion there is any uncertainty between two or more alternative courses of action in making any determination or calculation under this Condition 6, the Determination Agent shall promptly notify the Issuer thereof and the Issuer or the Independent Adviser on behalf of the Issuer shall direct the Determination Agent

A43902758 91 in writing as to which alternative course of action to adopt. If the Determination Agent is not promptly provided with such direction, or is otherwise unable to make such calculation or determination for any reason, it shall notify the Issuer and the Trustee thereof and the Determination Agent shall be under no obligation to make such calculation or determination and shall not incur any liability for not doing so. (4) Benchmark Amendments If any Successor Rate, Alternative Rate or Adjustment Spread is determined in accordance with this Condition 6H and the Independent Adviser determines (i) that amendments to these Terms and Conditions, the Paying Agency Agreement and/or the Trust Deed are necessary to ensure the proper operation of such Successor Rate, Alternative Rate and/or Adjustment Spread or to follow market practice in relation thereof (such amendments, the “Benchmark Amendments”) and (ii) the terms of the Benchmark Amendments, then the Issuer shall, subject to giving notice thereof in accordance with Condition 6H(5), without any requirement for the consent or approval of Noteholders, vary these Terms and Conditions, the Paying Agency Agreement and/or the Trust Deed to give effect to such Benchmark Amendments with effect from the date specified in such notice. Such Benchmark Amendments shall not, without the prior consent of the party responsible for determining the Rate of Interest, either impose more onerous obligations on such party or expose such party to any additional duties. At the request of the Issuer, but subject to receipt by the Trustee of a certificate signed by an authorised signatory of the Issuer pursuant to Condition 6H(5), the Trustee shall (at the expense of the Issuer), without any requirement for the consent or approval of the Noteholders, be obliged to concur with the Issuer in effecting any Benchmark Amendments (including, inter alia, by the execution of a deed supplemental to or amending the Trust Deed and/or the Paying Agency Agreement), provided that the Trustee shall not be obliged so to concur if in the opinion of the Trustee doing so would impose more onerous obligations upon it or expose it to any additional duties, responsibilities or liabilities or reduce or amend the protective provisions afforded to the Trustee in these Terms and Conditions or the Trust Deed or the Paying Agency Agreement (including, for the avoidance of doubt, any supplemental trust deed or supplemental paying agency agreement) in any way. Notwithstanding any other provision of this Condition 6H, the Determination Agent or any Paying Agent is not obliged to concur with the Issuer or the Independent Adviser in respect of any changes or amendments as contemplated under this Condition 6H to which, in the sole opinion of the Determination Agent or the relevant Paying Agent, as the case may be, would impose more onerous obligations upon it or expose it to any additional duties, responsibilities or liabilities or reduce or amend the protective provisions afforded to the Determination Agent or the relevant Paying Agent (as applicable) in the Paying Agency Agreement and/or these Terms and Conditions. In connection with any such variation in accordance with this Condition 6H(4), the Issuer shall comply with the rules of any stock exchange on which the Notes are for the time being listed or admitted to trading. (5) Notices Any Successor Rate, Alternative Rate, Adjustment Spread and the specific terms of any Benchmark Amendments, determined under this Condition 6H will be notified promptly by the Issuer to the Trustee, the Determination Agent, the Paying Agents and, in accordance with Condition 14, the Noteholders. Such notice shall be irrevocable and shall specify the effective date of the Benchmark Amendments, if any. A43902758 92 No later than notifying the Noteholders of the same, the Issuer shall deliver to the Trustee, the Determination Agent and the Paying Agents a certificate signed by an authorised signatory of the Issuer: (a) confirming (i) that a Benchmark Event has occurred, (ii) the Successor Rate or, as the case may be, the Alternative Rate and, (iii) where applicable, any Adjustment Spread and/or the specific terms of any Benchmark Amendments, in each case as determined in accordance with the provisions of this Condition 6H; and (b) certifying that the Benchmark Amendments are necessary to ensure the proper operation of such Successor Rate, Alternative Rate and/or Adjustment Spread or to follow market practice in relation thereof. Each of the Trustee, the Determination Agent and the Paying Agents shall be entitled to rely on such certificate (without liability to any person) as sufficient evidence thereof. The Successor Rate or Alternative Rate and the Adjustment Spread (if any) and the Benchmark Amendments (if any) specified in such certificate will (in the absence of manifest error in the determination of the Successor Rate or Alternative Rate and the Adjustment Spread (if any) and the Benchmark Amendments (if any) and without prejudice to the Trustee’s or the Determination Agent’s or the Paying Agents’ ability to rely on such certificate as aforesaid) be binding on the Issuer, the Trustee, the Determination Agent, the Paying Agents and the Noteholders. (6) Survival of Original Reference Rate Without prejudice to the obligations of the Issuer under Condition 6H(1), (2) and (3), the Original Reference Rate and the fallback provisions provided for in Condition 6B(4) will continue to apply unless and until the Issuer determines that a Benchmark Event has occurred, and the Trustee and the Principal Paying Agent have been notified of the Successor Rate or Alternative Rate (as the case may be) and the Adjustment Spread and any Benchmark Amendments in accordance with this condition. (7) Definitions As used in this Condition 6H: “Adjustment Spread” means either a spread (which may be positive or negative), or the formula or methodology for calculating a spread, in each case to be applied to the Successor Rate or the Alternative Rate (as the case may be) and is the spread, formula or methodology which: (i) in the case of a Successor Rate, is formally recommended in relation to the replacement of the Original Reference Rate with the Successor Rate by any Relevant Nominating Body; or (if no such recommendation has been made, or in the case of an Alternative Rate); (ii) the Independent Adviser determines is customarily applied to the relevant Successor Rate or the Alternative Rate (as the case may be) in international debt capital markets transactions to produce an industry-accepted replacement rate for the Original Reference Rate; or (if the Independent Advisor determines no such spread is customarily applied); (iii) the Independent Adviser determines, is recognised or acknowledged as being the industry standard for over-the-counter derivative transactions which reference the Original Reference Rate, where such rate has been replaced by the Successor Rate or the Alternative Rate (as the case may be). “Alternative Rate” means an alternative benchmark or screen rate which the Independent Adviser, determines in accordance with Condition 6H(2) is customary in market usage in the international debt A43902758 93 capital markets for the purposes of determining rates of interest (or the relevant component part thereof) in the same Specified Currency as the Notes. “Benchmark Amendments” has the meaning given to it in Condition 6H(4). “Benchmark Event” means: (1) the Original Reference Rate ceasing be published for a period of at least 5 Business Days or ceasing to exist; or (2) the making of a public statement by the administrator of the Original Reference Rate that it has ceased or that it will by a specified future date cease publishing the Original Reference Rate permanently or indefinitely (in circumstances where no successor administrator has been appointed that will continue publication of the Original Reference Rate); or (3) the making of a public statement by the supervisor of the administrator of the Original Reference Rate, that the Original Reference Rate has been or will be permanently or indefinitely discontinued; or (4) the making of a public statement by the supervisor of the administrator of the Original Reference Rate as a consequence of which the Original Reference Rate will be prohibited from being used either generally, or in respect of the Notes; or (5) the making of a public statement by the supervisor of the administrator of the Original Reference Rate that, with effect from a date after 31 December 2021, the Original Reference Rate is or will be (or is or will be deemed by such supervisor to be) no longer representative of its relevant underlying market; or (6) it has become unlawful for any Paying Agent, Determination Agent or the Issuer to calculate any payments due to be made to any Noteholder using the Original Reference Rate, provided that the Benchmark Event shall be deemed to occur (a) in the case of sub-paragraphs (2) and (3) above, on the date of the cessation of publication of the Original Reference Rate or the discontinuation of the Original Reference Rate, as the case may be, (b) in the case of sub-paragraph (4) above, on the date of the prohibition of use of the Original Reference Rate and (c) in the case of sub- paragraph (5) above, on the date with effect from which the Original Reference Rate will no longer be (or will be deemed by the relevant supervisor to no longer be) representative of its relevant underlying market and which is specified in the relevant public statement, and, in each case, not the date of the relevant public statement. The occurrence of a Benchmark Event shall be determined by the Issuer and promptly notified to the Trustee, the Determination Agent and the Paying Agents. For the avoidance of doubt, neither the Trustee, the Determination Agent nor the Paying Agents shall have any responsibility for making such determination. “Independent Adviser” means an independent financial institution of international repute or an independent financial adviser with appropriate expertise appointed by the Issuer under Condition 6H(1). “Original Reference Rate” means the originally-specified benchmark or screen rate (as applicable) used to determine the Rate of Interest (or any component part thereof) on the Notes. “Relevant Nominating Body” means, in respect of a benchmark or screen rate (as applicable): A43902758 94 (i) the central bank, reserve bank, monetary authority or any such similar institution for the currency to which the benchmark or screen rate (as applicable) relates, or any other central bank or other supervisory authority which is responsible for supervising the administrator of the benchmark or screen rate (as applicable); or (ii) any working group or committee sponsored by, chaired or co-chaired by or constituted at the request of (a) the central bank, reserve bank, monetary authority or any such similar institution for the currency to which the benchmark or screen rate (as applicable) relates, (b) any central bank or other supervisory authority which is responsible for supervising the administrator of the benchmark or screen rate (as applicable), (c) a group of the aforementioned central banks or other supervisory authorities or (d) the Financial Stability Board or any part thereof. “Successor Rate” means a successor to or replacement of the Original Reference Rate (and related alternative screen page or source if available) which is formally recommended by any Relevant Nominating Body. (I) Benchmark Discontinuation – ARRC SOFR This Condition 6I shall apply to Notes only if “Benchmark Discontinuation – ARRC - SOFR” is specified in the applicable Final Terms. (1) Benchmark Replacement If the Issuer determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Notes in respect of such determination on such date and for all determinations on all subsequent dates. (2) Benchmark Replacement Conforming Changes In connection with the implementation of a Benchmark Replacement, the Issuer will have the right to make Benchmark Replacement Conforming Changes from time to time, without any requirement for the consent or approval of Noteholders. At the request of the Issuer, but subject to receipt by the Trustee of a certificate signed by an authorised signatory of the Issuer pursuant to Condition 6I(4), the Trustee shall (at the expense of the Issuer), without any requirement for the consent or approval of the Noteholders, be obliged to concur with the Issuer in effecting any Benchmark Replacement Conforming Changes (including, inter alia, by the execution of a deed supplemental to or amending the Trust Deed and/or the Paying Agency Agreement), provided that the Trustee shall not be obliged so to concur if in the opinion of the Trustee doing so would impose more onerous obligations upon it or expose it to any additional duties, responsibilities or liabilities or reduce or amend the protective provisions afforded to the Trustee in these Terms and Conditions or the Trust Deed or the Paying Agency Agreement (including, for the avoidance of doubt, any supplemental trust deed or supplemental agency agreement) in any way. (3) Decisions and Determinations Any determination, decision or election that may be made by the Issuer pursuant to this Condition 6I, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non- occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

A43902758 95 (i) will be conclusive and binding absent manifest error; (ii) will be made in the sole discretion of the Issuer; and (iii) notwithstanding anything to the contrary in the documentation relating to the Notes, shall become effective without consent from the holders of the Notes or any other party. (4) Notices, etc: Any Benchmark Replacement and the specific terms of any Benchmark Replacement Conforming Changes determined under this Condition 6I will be notified promptly by the Issuer to the Trustee, the Determination Agent, the Paying Agents and, in accordance with Condition 14, the Noteholders. Such notice shall be irrevocable and shall specify the effective date of the Benchmark Replacement Conforming Changes, if any. No later than notifying the Noteholders of the same, the Issuer shall deliver to the Trustee, the Determination Agent and the Paying Agents a certificate signed by an authorised signatory of the Issuer: (a) confirming (i) that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, (ii) the relevant Benchmark Replacement and (iii) where applicable, the specific terms of any Benchmark Replacement Conforming Changes, in each case as determined in accordance with the provisions of this Condition 6I; and (b) certifying that the Benchmark Replacement Conforming Changes (if applicable) are appropriate to reflect the adoption of the relevant Benchmark Replacement. Each of the Trustee, the Determination Agent and the Paying Agents shall be entitled to rely on such certificate (without liability to any person) as sufficient evidence thereof. The Benchmark Replacement and the Benchmark Replacement Conforming Changes (if any) specified in such certificate will (in the absence of manifest error and without prejudice to the Trustee’s or the Determination Agent’s or the Paying Agents’ ability to rely on such certificate as aforesaid) be binding on the Issuer, the Trustee, the Determination Agent, the Paying Agents and the Noteholders. (5) Definitions For the purposes of this Condition 6I: “Benchmark” means, initially, Compounded SOFR or Weighted Average SOFR, as specified in the applicable Final Terms; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR or Weighted Average SOFR (or the published daily SOFR used in the calculation thereof) or the then-current Benchmark, then “Benchmark” shall mean the applicable Benchmark Replacement; “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Issuer as of the Benchmark Replacement Date: (i) the sum of (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment; (ii) the sum of (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or A43902758 96 (iii) the sum of (a) the alternate rate of interest that has been selected by the Issuer as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment; “Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Issuer as of the Benchmark Replacement Date: (i) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement; or (ii) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or (iii) the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Issuer giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time; “Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the timing and frequency of determining rates and making payments of interest) that the Issuer decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Issuer decides that adoption of any portion of such market practice is not administratively feasible or if the Issuer determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Issuer determines is reasonably necessary); “Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof): (i) in the case of clause (i) or (ii) of the definition of “Benchmark Transition Event”, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark (or such component) permanently or indefinitely ceases to provide the Benchmark (or such component); or (ii) in the case of clause (iii) of the definition of “Benchmark Transition Event”, the date of the public statement or publication of information referenced therein. For the avoidance of doubt, if the event that gives rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination; “Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof): (i) a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of A43902758 97 such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or (ii) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or (iii) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative; “ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time; “ISDA Fallback Adjustment” means the spread adjustment, (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark; “ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment; “Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the Relevant Time, and (2) if the Benchmark is not Compounded SOFR, the time determined by the Issuer after giving effect to the Benchmark Replacement Conforming Changes; “Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto; and “Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment. 7 Redemption and Purchase (a) Final Redemption Unless previously redeemed, or purchased and cancelled, Notes shall be redeemed at their principal amount (or at such other redemption amount as may be specified in the relevant Final Terms) on the date or dates (or, in the case of Notes which bear interest at a floating rate, on the date or dates upon which interest is payable) specified in the relevant Final Terms. Notes may be redeemed before such date or dates in accordance with Condition 7(b). If stated as being applicable in the relevant Final Terms, Notes may also be redeemed before such date or dates in accordance with Condition 7(c) and/or Condition 7(f). The Issuer may also purchase Notes in accordance with Condition 7(g). A43902758 98 (b) Redemption for taxation reasons The Issuer may, at its option, redeem the Notes in whole, but not in part, upon giving not more than the Maximum Period of Notice nor less than the Minimum Period of Notice, each as specified in the applicable Final Terms (specifying, in the case of Notes which bear interest at a floating rate, a date for such redemption which is an Interest Payment Date) to the Holders of such Notes at their principal amount (or such other redemption amount as may be specified in these Terms and Conditions) less any additional amounts payable under Condition 9 or under any additional or substitute undertaking given pursuant to the Trust Deed (each a “Tax Early Redemption Amount”) provided that the Issuer or a Guarantor shall provide to the Trustee an opinion in writing of a reputable firm of lawyers of good standing (such opinion to be in a form, and such firm to be a firm, to which the Trustee shall have no reasonable objection) to the effect that there is a substantial likelihood that the Issuer or such Guarantor would be required to pay Additional Amounts in accordance with Condition 9 or under any additional or substitute undertaking given pursuant to the Trust Deed upon the next due date for a payment in respect of the Notes by reason of: (i) any actual or proposed change in or amendment to the laws, regulations or rulings of The Netherlands, the United Kingdom or the United States or any political subdivision or taxing authority thereof or therein; or (ii) any actual or proposed change in the official application or interpretation of such laws, regulations or rulings; or (iii) any action which shall have been taken by any taxing authority or any court of competent jurisdiction of The Netherlands, the United Kingdom or the United States or any political subdivision or taxing authority thereof or therein, whether or not such action was taken or brought with respect to the relevant Issuer or Guarantor; or (iv) any actual or proposed change in the official application or interpretation of, or any actual or proposed execution of, or amendment to, any treaty or treaties affecting taxation to which The Netherlands, the United Kingdom or the United States is or is to be a party, which change, amendment or execution becomes effective, taking of action occurs, or proposal is made, on or after the Issue Date of such Notes. (c) Optional Early Redemption (Call, Issuer Par Call, Make Whole Redemption and Clean-Up Call) (1) Call If Condition 7(c) – Call is specified in the relevant Final Terms as being applicable, then the Issuer may, upon the expiry of the appropriate notice (as specified in Condition 7(d)) redeem all (but not, unless and to the extent that the relevant Final Terms specifies otherwise, some only) of the Notes at any time or from time to time (i) where no particular period during which Call is applicable is specified, prior to their Maturity Date, or (ii) where Call is specified as only being applicable for a certain period, during such period, at their call early redemption amount (which shall be their principal amount or such other call early redemption amount as may be specified in the relevant Final Terms) (each, a “Call Early Redemption Amount”). (2) Issuer Par Call If Condition 7(c) – Issuer Par Call is specified in the relevant Final Terms as being applicable, then the Issuer may, upon the expiry of the appropriate notice (as specified in Condition 7(d)) redeem all (but not some only) of the Notes at any time during the Par Call Period specified as being applicable in the

A43902758 99 applicable Final Terms at their Final Redemption Amount (which, unless otherwise specified in the applicable Final Terms, is their nominal amount) specified in the applicable Final Terms. (3) Make Whole Redemption If Condition 7(c) – Make Whole Redemption is specified in the relevant Final Terms as being applicable, then the Issuer may, upon the expiry of the appropriate notice (as specified in Condition 7(d)), redeem all (but not, unless and to the extent that the relevant Final Terms specifies otherwise, some only) of the Notes at any time or from time to time (i) where no particular period during which Make-Whole Redemption is applicable is specified, prior to their Maturity Date, or (ii) where Make- Whole Redemption is specified as only being applicable for a certain period, during such period, in each case on the date for redemption specified in such notice (the “Make Whole Redemption Date”) at the Make Whole Redemption Amount. The Make Whole Redemption Amount shall be equal to the higher of the following, in each case together with accrued interest (if any) thereon (calculated as provided in these Terms and Conditions and the Trust Deed) to but excluding the date fixed for redemption: (i) the nominal amount of the Note; and (ii) the sum of the then present values of the remaining scheduled payments of principal and the Remaining Term Interest on such Notes (exclusive of interest accrued to the Make Whole Redemption Date) and such present values shall be calculated by discounting such amounts to the Make Whole Redemption Date on an annual basis (based on the Day Count Fraction specified hereon) at the Reference Dealer Rate (as defined below) plus any applicable Redemption Margin specified in the applicable Final Terms, in each case as determined by the Determination Agent. Any such redemption or exercise must relate to Notes of a nominal amount at least equal to the Minimum Redemption Amount to be redeemed specified in the applicable Final Terms and no greater than the Maximum Redemption Amount to be redeemed specified in the applicable Final Terms. In the case of a partial redemption the notice to Noteholders shall also contain the certificate numbers of the Bearer Notes to be redeemed, which shall have been drawn in such place as the Trustee may approve and in such manner as it deems appropriate, subject to compliance with any applicable laws and stock exchange or other relevant authority requirements. In this Condition: “Determination Agent” means a financial adviser or bank which is independent of the Issuer appointed by the Issuer and approved by the Trustee for the purpose of determining the Make Whole Redemption Price. “Determination Date” means the date specified as such in the applicable Final Terms. “Gross Redemption Yield” means a yield calculated in accordance with generally accepted market practice at such time, as advised to the Issuer by the Determination Agent. “Reference Dealers” means those Reference Dealers specified in the applicable Final Terms; “Reference Dealer Rate” means with respect to the Reference Dealers and the Make Whole Redemption Date, the average of the five quotations of the mid-market annual yield to maturity of the Reference Bond specified in the relevant Final Terms or, if the Reference Bond is no longer outstanding, a similar security in the reasonable judgement of the Reference Dealers, at the Quotation Time specified in the applicable Final Terms on the Determination Date specified in the applicable A43902758 100 Final Terms quoted in writing to the Determination Agent and the Trustee by the Reference Dealers; and “Remaining Term Interest” means, with respect to any Note, the aggregate amount of scheduled payment(s) of interest on such Notes for the remaining term to maturity of such Notes (or if Issuer Par Call is specified as being applicable in the applicable Final Terms, the remaining term up to the Par Call Period Commencement Date as specified in the applicable Final Terms) determined on the basis of the rate of interest applicable to such Note from and including the date on which such Note is to be redeemed by the Issue pursuant to this Condition 7(c). (4) Clean-Up Call If Condition 7(c) – Clean-Up Call is specified in the relevant Final Terms as being applicable, in the event that at least 80 per cent. of the initial aggregate principal amount of the Notes has been purchased and cancelled by the Issuer, then the Issuer may, at its option, upon the expiry of the appropriate notice (as specified in Condition 7(d)) redeem all (but not some only) of the Notes at their Final Redemption Amount specified in the applicable Final Terms. (d) The Appropriate Notice The appropriate notice referred to in the relevant provision of Condition 7(c) is a notice given by the Issuer to the Trustee and the Principal Paying Agent which notice shall be signed by an authorised signatory of the Issuer and shall specify: (i) the Notes subject to redemption; (ii) (if the relevant Final Terms specifies that some only of the Notes may be redeemed) whether Notes are to be redeemed in whole or in part only and, if in part only, the aggregate principal amount of the Notes which are to be redeemed; (iii) the due date for such redemption, which shall be a Business Day (as defined in Condition 8B(1)) which shall be not less than 10 days after the date on which such notice is validly given, which shall be, in the case of Notes which bear interest at a floating rate, an Interest Payment Date; and (iv) the Call Early Redemption Amount at which such Notes are to be redeemed or, as applicable, the Determination Date on which the Make Whole Redemption Amount shall be determined. In addition, if Condition 7(c) – Make Whole Redemption is specified in the relevant Final Terms as being applicable, then the notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, in which case such notice shall state that, in the Issuer’s discretion, the Make Whole Redemption Date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the Make Whole Redemption Date, or by the Make Whole Redemption Date so delayed. Any such notice shall be given not more than the Maximum Period of Notice and not less than the Minimum Period of Notice, each as specified in the applicable Final Terms prior to the date fixed for redemption, shall also be given to the Holders of the Notes in accordance with Condition 14, shall be irrevocable (unless the Trustee otherwise agrees), and the delivery thereof shall oblige the Issuer to make the redemption therein specified. A43902758 101 (e) Partial Redemption If the Notes are to be redeemed in part only on any date in accordance with Condition 7(c) the Notes to be redeemed shall be drawn by lot in such European city as the Issuer and the Trustee may agree, or identified in such other manner or in such other place as the Trustee may, in its absolute discretion, approve and deem appropriate and fair, subject always to compliance with all applicable laws and the requirements and procedures of any stock exchange on which the relevant Notes may be listed and of any clearing system in which the Notes are held and, in the case of such clearing system being Euroclear and Clearstream, Luxembourg, such redemption to be reflected in the records of Euroclear and Clearstream, Luxembourg as either a pool factor or a reduction in nominal amount, at their discretion. (f) Optional Early Redemption (Put) If this Condition 7(f) is specified in the relevant Final Terms as being applicable, then the Issuer shall, upon the exercise of the relevant option by the Holder of any Note, redeem such Note on the date or the next of the dates specified in the relevant Final Terms at its principal amount (or such other redemption amount as may be specified in the relevant Final Terms) (each, a “Put Early Redemption Amount”). In order to exercise such option, the Holder must, not less than 45 days before the date so specified, deposit the relevant Note (together, in the case of an interest-bearing Definitive Note, with any unmatured Coupons appertaining thereto) with any Paying Agent together with a duly completed redemption notice in the form which is available from the specified office of any of the Paying Agents. (g) Purchase of Notes The Issuer, each Guarantor and any other Group Company may at any time purchase Notes at any price in the open market or otherwise. If purchases are made by tender, tenders must be made available to all Noteholders alike. (h) Cancellation All Notes (together, in the case of interest-bearing Definitive Notes, with unmatured Coupons attached thereto or surrendered therewith) redeemed in accordance with this Condition 7 shall be cancelled forthwith and may not be reissued or resold, and Notes (together, in the case of interest-bearing Definitive Notes, with unmatured Coupons attached thereto or surrendered therewith) purchased in accordance with this Condition 7 may, at the option of the purchaser, be cancelled, held or resold. (i) Zero Coupon Notes (i) The early redemption amount payable in respect of any Zero Coupon Note, upon redemption of such Note pursuant to Condition 7(b), Condition 7(c) or Condition 7(f) or upon it becoming due and payable as provided in Condition 10 shall be the Amortised Face Amount (calculated as provided below) of such Note unless otherwise specified in the relevant final terms. (ii) Subject to the provisions of sub-paragraph (iii) below, the Amortised Face Amount of any such Note shall be the scheduled Final Redemption Amount of such Note on the Maturity Date discounted at a rate per annum (expressed as a percentage) equal to the Amortisation Yield (which, if none is shown hereon, shall be such rate as would produce an Amortised Face Amount equal to the issue price of the Notes if they were discounted back to their issue price on the Issue Date) compounded annually. (iii) If the early redemption amount payable in respect of any such Note upon its redemption pursuant to Condition 7(b), Condition 7(c) or Condition 7(f) or upon it becoming due A43902758 102 and payable as provided in Condition 10 is not paid when due, the early redemption amount due and payable in respect of such Note shall be the Amortised Face Amount of such Note as defined in sub-paragraph (B) above, except that such sub-paragraph shall have effect as though the date on which the Note becomes due and payable were the Relevant Date. The calculation of the Amortised Face Amount in accordance with this sub-paragraph shall continue to be made (both before and after judgment) until the Relevant Date, unless the Relevant Date falls on or after the Maturity Date, in which case the amount due and payable shall be the scheduled Final Redemption Amount of such Note on the Maturity Date together with any interest that may accrue in accordance with Condition 6G. Where such calculation is to be made for a period of less than one year, it shall be made on the basis of the Day Count Fraction shown in the final terms. 8 Payments (A) Payments (1) Payment of amounts (whether principal, redemption amount or otherwise and including accrued interest other than interest due against surrender of matured Coupons) due in respect of a Note will be made against presentation of the relevant Note at the specified office of any of the Paying Agents outside (unless Condition 8A(3) applies) the United States provided that such payment is not made into the United States or into an account maintained in the United States. (2) Payment of amounts due in respect of interest on Notes will be made: (a) in the case of a Temporary Global Note or Permanent Global Note, against presentation of the relevant Temporary Global Note or Permanent Global Note at the specified office of any of the Paying Agents outside (unless Condition 8A(3) applies) the United States and, in the case of a Temporary Global Note, upon due certification as required therein; (b) in the case of Definitive Notes without Coupons attached thereto at the time of their initial delivery, against presentation of the relevant Definitive Notes at the specified office of any of the Paying Agents outside (unless Condition 8A(3) applies) the United States; and (c) in the case of Definitive Notes initially delivered with Coupons attached thereto, against surrender of the relevant Coupons at the specified office of any of the Paying Agents outside (unless Condition 8A(3) applies) the United States. (3) Payments of amounts due in respect of interest on Notes and exchanges of Talons for Coupon sheets in accordance with Condition 8A(6) will not be made at the specified office of any Paying Agent in the United States (as defined in the United States Internal Revenue Code of 1986, as amended, and U.S. Treasury regulations thereunder) unless: (a) payment in full of amounts due or, as the case may be, the exchange of Talons in respect of interest on such Notes when due at all the specified offices of the Paying Agents outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions; (b) such payment or, as the case may be, exchange is permitted by applicable United States law; and

A43902758 103 (c) the Notes are denominated in and payable in United States Dollars. If paragraphs (i) to (iii) above apply, the Issuer and the Guarantor(s) shall forthwith appoint a further Paying Agent with a specified office in New York City. (4) If the due date for payment of any amount due in respect of any Note is not both a Relevant Financial Centre Day and a local banking day, then the Holder thereof will not be entitled to payment thereof until the next day which is such a day and, thereafter, will be entitled to receive payment by cheque on any local banking day, and will be entitled to payment by transfer to a designated account, on any day which is a local banking day, a Relevant Financial Centre Day and a day on which commercial banks and foreign exchange markets settle payments in the relevant currency in the place where the relevant designated account is located. No further payment on account of interest or otherwise shall be due in respect of such postponed payment unless there is subsequent failure to pay in accordance with these Terms and Conditions in which event interest shall continue to accrue as provided in Condition 6E(5). For the purpose of this Condition 8A(4), “Relevant Financial Centre Day” means, in the case of a currency other than euro, a day on which commercial banks and foreign exchange markets settle payments in the Relevant Financial Centre and any other place specified in the relevant Final Terms and, in the case of payment in euro, a TARGET Day and a “local banking day” means a day (other than a Saturday or Sunday) on which commercial banks are open for business in the place of presentation of the relevant Note or, as the case may be, Coupon. (5) Each Definitive Note initially delivered with Coupons attached thereto shall be presented and, save in the case of partial redemption of such Note, surrendered for final redemption together with all unmatured Coupons appertaining thereto, failing which: (a) in the case of Definitive Notes which bear interest at a fixed rate or rates, the amount of any missing unmatured Coupons (or, in the case of a payment not being made in full, that portion of the amount of such missing unmatured Coupon which that redemption amount paid bears to the total redemption amount due) (excluding for this purpose Talons) will be deducted from the amount otherwise payable on such final redemption, the principal amount so deducted being payable against surrender of the relevant Coupon at the specified office of any of the Paying Agents at any time within 10 years of the Relevant Date applicable to payment of such final redemption amount; and (b) in the case of Definitive Notes which bear interest at, or at a margin above or below, a floating rate, all unmatured Coupons relating to such Notes (whether or not surrendered therewith) shall become void and no payment shall be made thereafter in respect of them. The provisions of paragraph (i) of this Condition 8A(5) notwithstanding, if any Definitive Notes which bear interest at a fixed rate or rates should be issued with a maturity date and a fixed rate or fixed rates such that, on the presentation for payment of any such Definitive Note without any unmatured Coupons attached thereto or surrendered therewith, the amount required by paragraph (i) to be deducted would be greater than the amount otherwise due for payment, then, upon the due date for redemption of any such Definitive Note, such unmatured Coupons (whether or not attached) being Coupons representing an amount in excess of the relevant redemption amount shall become void (and no payment shall be made in respect thereof) as shall be required so that, upon application of the provisions of paragraph (i) in respect of such Coupons as have not so become void, the amount required by paragraph (i) to be deducted would not be greater than the amount otherwise due for payment. Where the application of the A43902758 104 foregoing sentence requires some but not all of the unmatured Coupons relating to a Definitive Note to become void, the relevant Paying Agent shall determine which unmatured Coupons are to become void, and shall select for such purpose Coupons maturing on later dates in preference to Coupons maturing on earlier dates. (6) In relation to Definitive Notes initially delivered with Talons attached thereto, on or after the due date for the payment of interest on which the final Coupon comprised in any Coupon sheet matures, the Talon comprised in the Coupon sheet may be surrendered at the specified office of any Paying Agent outside (unless Condition 8A(3) applies) the United States in exchange for a further Coupon sheet (including any appropriate further Talon), subject to the provisions of Condition 12 below. Each Talon shall, for the purpose of these Terms and Conditions, be deemed to mature on the due date for the payment of interest on which the final Coupon comprised in the relative Coupon sheet matures. (7) Payments of amounts due (whether principal, redemption amount, interest or otherwise) in respect of Notes will be made by (a) transfer to an account in the relevant currency specified by the payee or (b) cheque in the relevant currency drawn on a bank in the Relevant Financial Centre provided, however, that in the case of (a), payment shall not be made to an account within the United States unless permitted by applicable U.S. tax law requirements. (B) Payments – General Provisions (1) Save as otherwise specified herein, for the purposes of these Terms and Conditions: (a) “Business Day” means:  in relation to Notes payable in euro, a TARGET Day;  in relation to Notes payable in any other currency, a day on which commercial banks are open for business and foreign exchange markets settle payments in the Relevant Financial Centre in respect of the relevant currency;  a day on which commercial banks are open for business and foreign exchange markets settle payments in any place specified in the relevant Final Terms; and  in relation to Floating Rate Notes where the Reference Rate is specified in the relevant Final Terms as Compounded Daily SOFR or Weighted Average SOFR, a U.S. Government Securities Business Day; (b) “Relevant Financial Centre” means, in relation to the Notes denominated in a currency other than euro, such financial centre or centres as may be specified in relation to the relevant currency for the purposes of the definition of “Business Day” in the ISDA Definitions and, in relation to Notes denominated in euro, the principal financial centre of any of the member states in the Euro-zone; and (c) “TARGET System” means the Trans-European Automated Real-Time Gross Settlement Express Transfer (known as TARGET2) System, or any successor thereto. (2) Payments will, without prejudice to the provisions of Condition 9, be subject in all cases to: (i) any applicable fiscal or other laws and regulations; and (ii) any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations or agreements thereunder, any official interpretations A43902758 105 thereof or any law implementing an intergovernmental approach with respect thereto (“FATCA”). (C) Redenomination (1) Unless disapplied in the relevant Final Terms, the Issuer may, without the consent of the Noteholders and the Couponholders, on giving prior notice to the Trustee, the Principal Paying Agent, Euroclear and Clearstream, Luxembourg and at least 30 days’ prior notice to the Noteholders in accordance with Condition 14, elect that, in the case of Notes denominated in the currency of a member state of the European Union that has not adopted the single currency in accordance with the Treaty, with effect from the Redenomination Date specified in the notice, Notes denominated in the currency of such member state of the European Union that adopts the single currency in accordance with the Treaty shall be redenominated in euro. (2) The election will have effect as follows: (a) each Specified Denomination and, in the case of Fixed Rate Notes, each amount of interest specified in the Coupons will be deemed to be such amount of euro as is equivalent to its denomination or the amount of interest so specified in the Specified Currency at the Established Rate, rounded down to the nearest €0.01 (any fraction arising therefrom shall be paid on the Redenomination Date to the Noteholder in addition to the payment of interest otherwise payable on such Redenomination Date); (b) if definitive notes are required to be issued after the Redenomination Date they shall be issued at the expense of the Issuer in denominations of at least €100,000, or such higher denominations as the Agent shall determine and notify to the Noteholders; (c) after the Redenomination Date, all payments in respect of the Notes and the Coupons, other than payments of interest in respect of periods commencing before the Redenomination Date, will be made solely in euro as though references in the Notes to the Specified Currency were to euro. Payments will be made in euro by credit or transfer to a euro account (or any other account to which euro may be credited or transferred) specified by the payee or, at the option of the payee, by a euro cheque; (d) if the Notes are Fixed Rate Notes and interest for any period ending on or after the Redenomination Date is required to be calculated for a period ending other than on an Interest Payment Date it will be calculated: (A) in the case of the Notes in global form, by applying the Rate of Interest to the principal amount of such Notes; and (B) in the case of Notes in definitive form, by applying the Rate of Interest to the Calculation Amount, and, in each case, multiplying such sum by the applicable Day Count Fraction, which, in this case, shall be Actual/Actual (ICMA) and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with the applicable market convention. Where the Denomination of a Fixed Rate Note in definitive form comprises more than one Calculation Amount, the amount of interest payable in respect of such Fixed Rate Note shall be the aggregate of the amounts (determined in the manner provided above) for each Calculation Amount comprising the Denomination without any further rounding; A43902758 106 (e) if the Notes are Floating Rate Notes the relevant Final Terms will specify any relevant changes to the provisions relating to interest; and (f) such other changes shall be made to these Terms and Conditions as the Issuer may decide, after consultation with the Principal Paying Agent, and as may be specified in the notice, to conform them to conventions then applicable to instruments denominated in euro to the satisfaction of the Trustee. (3) For the purposes of these Terms and Conditions: (a) “Established Rate” means the rate for the conversion of the Specified Currency (including compliance with rules relating to roundings in accordance with applicable European Community regulations) into euro established by the Council of the European Union pursuant to Article 123 of the Treaty; (b) “euro” means the currency introduced at the start of the third stage of European economic and monetary union pursuant to the Treaty; (c) “Redenomination Date” means (in the case of interest-bearing Notes) any date for payment of interest under the Notes or (in the case of Zero Coupon Notes) any date, in each case specified by the Issuer in the notice given to the Noteholders pursuant to paragraph 8C(1) above and which falls on or after the date on which the relevant member state of the European Union that has not adopted the single currency in accordance with the Treaty, adopts the single currency in accordance with the Treaty; (d) “Specified Currency” means the currency specified in the relevant Final Terms; (e) “Specified Denomination” means the denomination (of the relevant Notes in the Specified Currency) specified in the relevant Final Terms; and (f) “Treaty” means the Treaty establishing the European Community as amended. (D) Exchange The Issuer may, without the consent of the Noteholders and the Couponholders, on giving prior notice to the Trustee, the Principal Paying Agent, Euroclear and Clearstream, Luxembourg and not less than 30 days’ prior notice to the Noteholders in accordance with Condition 14, elect that, with effect from the Redenomination Date specified in the notice, the Notes shall be exchangeable for Notes expressed to be denominated in euro in accordance with such arrangements as the Issuer may decide, after consultation with the Principal Paying Agent, and as may be specified in the notice, including arrangements under which Coupons unmatured at the date so specified become void. (E) The Paying Agents (1) The Issuer and the Guarantor(s) together reserve the right, in accordance with the provisions of the Paying Agency Agreement, to vary or terminate the appointment of any Paying Agent (including the Principal Paying Agent) and to appoint additional or other Paying Agents provided that they will at all times maintain (i) a Principal Paying Agent, (ii) so long as any Notes are listed on any stock exchange, a Paying Agent in such place as may be required by such relevant stock exchange and (iii) in the circumstances described in Condition 8A(3), a Paying Agent with a specified office in New York City. The Paying Agents reserve the right at any time to change their respective offices to some other specified office in the same city. Notice of all changes in the identities or specified offices of the Paying Agents will be notified promptly by the Issuer to the Holders of the Notes in accordance with Condition 14.

A43902758 107 (2) The Paying Agents act solely as agents of the Issuer and the Guarantor(s) or, following the occurrence of a Default (as defined in Condition 10), the Trustee and, save as provided in the Paying Agency Agreement, do not assume any obligations towards or relationship of agency or trust for any Holder of any Note or Coupon and each of them shall only be responsible for the performance of the duties and obligations expressly imposed upon them in the Paying Agency Agreement or incidental thereto. (3) The initial Paying Agents and their respective initial specified offices are specified below. 9 Taxation All payments of principal of, and interest on, Notes by the Issuer or, as the case may be, a Guarantor will be made without withholding or deduction for or on account of any present or future taxes or duties of whatever nature imposed or levied by or on behalf of The Netherlands (in the case of payment by UFN), the United Kingdom (in the case of payment by PLC) or the United States (in the case of payment by UNUS) or (in any such case) any political subdivision or taxing authority thereof or therein, unless such withholding or deduction is required by law. In such event, except to the extent that the withholding or deduction is made in respect of FATCA, the Issuer or, as the case may be, such Guarantor, will pay such additional amounts (“Additional Amounts”) as shall be necessary in order that the net amounts received by the holder of any Note or, as the case may be, Coupon, after such withholding or deduction, shall equal the respective amounts of principal and interest which would have been receivable in respect of the Notes or, as the case may be, Coupons in the absence of such withholding or deduction, provided however that no such Additional Amounts shall be payable: (A) by UFN or PLC (as the case may be) with respect to: (i) any Note or Coupon presented for payment by, or on behalf of, a Holder who is liable to such taxes or duties in respect of such Note or Coupon by reason of his having some connection with The Netherlands or, as the case may be, the United Kingdom other than the mere holding of such Note or Coupon; or (ii) any payment in respect of a Note or Coupon where the Holder thereof would be able to avoid such withholding or deduction by making a declaration of non-residence or other similar claim for exemption to the relevant tax authority; or (iii) if presentment is required, any Note or Coupon presented for payment more than 30 days after the Relevant Date except to the extent that the holder thereof would have been entitled to such Additional Amounts on presenting the same for payment on such thirtieth day; or (iv) any tax, assessment or other governmental charge required to be withheld or deducted by any Paying Agent from any payment by UFN or, as the case may be, PLC if such payment can be made without such withholding or deduction by any other Paying Agent; or (v) any estate, inheritance, gift, sales, transfer, excise, personal property or any similar tax, assessment or other governmental charge; or (vi) any tax, assessment or other governmental charge which is payable otherwise than by withholding from payment of principal, premium, if any, or interest, if any, with respect to such Note or Coupon; or A43902758 108 (vii) any payment in respect of a Note or Coupon to any Holder who is not the sole beneficial owner of such Note or Coupon to the extent that a beneficial owner thereof would not have been entitled to payment thereof had such beneficial owner been the Holder of such Note or Coupon; or (viii) any withholding or deduction which is required to be made pursuant to the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021); or (ix) any combination of (i) to (viii); or (B) by UNUS with respect to: (i) any Note or Coupon presented for payment by, or on behalf of, a Holder who is liable for such taxes or duties in respect of such Note or Coupon by reason of his having some connection with the United States other than the mere holding of such Note or Coupon; or (ii) any payment in respect of a Note or Coupon where the Holder thereof would be able to avoid such withholding or deduction by making a declaration of non-residence or other similar claim for exemption to the relevant tax authority; or (iii) if presentment is required, any Note or Coupon presented for payment more than 30 days after the Relevant Date except to the extent that the holder thereof would have been entitled to such Additional Amounts on presenting the same for payment on such thirtieth day; or (iv) any tax, assessment or other governmental charge required to be withheld or deducted by any Paying Agent from any payment by UNUS in its capacity as Guarantor if such payment can be made without such withholding or deduction by any other Paying Agent; or (v) any estate, inheritance, gift, sales, transfer, excise, personal property or any similar tax, assessment or other governmental charge; or (vi) any tax, assessment or other governmental charge which is payable otherwise than by withholding from payment of principal, premium, if any, or interest, if any, with respect to such Note or Coupon; or (vii) any payment in respect of a Note or Coupon to any Holder who is not the sole beneficial owner of such Note or Coupon to the extent that a beneficial owner thereof would not have been entitled to payment thereof had such beneficial owner been the Holder of such Note or Coupon; or (viii) any combination of (i) to (vii). As used herein, “Relevant Date” means whichever is the later of (i) the date on which such payment first becomes due and (ii) if the full amount of the moneys payable has not been made available to the Principal Paying Agent on or prior to such date, the date on which, the full amount of such moneys having been made available, notice to that effect shall have been given to the Noteholders in accordance with Condition 14. References herein to principal of, or interest on, the Notes shall be deemed also to refer to any Additional Amounts which may be payable with respect thereto under this Condition or any undertakings given in addition thereto or in substitution therefor pursuant to the Trust Deed. A43902758 109 The provisions of this Condition shall be without prejudice to the rights of substitution conferred by Condition 15. 10 Repayment Upon Event of Default (A) The following events or circumstances (each, a “Default”) shall be acceleration events in relation to the Notes of a Series: (a) there is a default in the payment of any principal of, or for more than 15 days in the payment of any interest due on, any of the Notes; or (b) there is a default in the performance or observance by (in the case of UFN Notes) UFN or PLC or (in the case of PLC Notes) PLC, of any other obligation under the Trust Deed or the UFN Notes or PLC Notes (as applicable) and such default continues for 30 days after written notice thereof shall have been given to the Issuer and the Guarantor(s) by the Trustee requiring the same to be remedied; or (c) (i) any other indebtedness in respect of borrowed money (amounting in aggregate principal amount to not less than U.S.$100,000,000 or the equivalent thereof in any other currency or currencies) of either (in the case of UFN Notes) UFN or PLC or (in the case of PLC Notes) PLC becomes prematurely repayable as a result of a default under the terms thereof, or (ii) (in the case of UFN Notes) either UFN or PLC or (in the case of PLC Notes) PLC, defaults in the repayment of any indebtedness in respect of borrowed money (amounting in aggregate principal amount to not less than U.S.$100,000,000 or the equivalent thereof in any other currency or currencies) at the maturity thereof (taking into account any applicable grace period therefor), or (iii) any guarantee or indemnity given by (in the case of UFN Notes) either UFN or PLC or (in the case of PLC Notes) PLC, in respect of any indebtedness in respect of borrowed money (amounting in aggregate principal amount to not less than U.S.$100,000,000 or the equivalent thereof in any other currency or currencies) shall not be honoured when due and called upon (taking into account any applicable grace period therefor) save where the Trustee is satisfied that liability under such guarantee or indemnity is being contested in good faith; or (d) an order is made or a decree or an effective resolution is passed for the winding-up, liquidation or dissolution of (in the case of UFN Notes) UFN or PLC or (in the case of PLC Notes) PLC or (in any case) an administration order is made or an administrator is appointed in relation to PLC (except for the purpose of a merger, reconstruction or amalgamation, under the terms of Condition 15 or the terms of which have previously been approved in writing by the Trustee) and (except where such order, decree or resolution is initiated or consented to by the relevant company or its shareholders) such order, decree or resolution is not discharged or stayed within a period of 60 days; or (e) (in the case of UFN Notes) UFN or PLC (except for the purpose of a merger, reconstruction or amalgamation, under the terms of Condition 15 or the terms of which have previously been approved in writing by the Trustee) ceases or threatens to cease to carry on the whole or substantially the whole of its business; or (f) an administrative receiver or other receiver, trustee, assignee or like officer is appointed in respect of the whole or a substantial part of the undertaking or assets of PLC or (in the case of UFN Notes only) an administrator (bewindvoerder) is provisionally or definitively appointed by the District Court in the event of a moratorium (surséance van betaling) over the whole or any part of the undertaking or assets of UFN and (except where any such appointment is made by or A43902758 110 at the instigation or motion of the relevant company or its shareholders) such appointment is not discharged within 30 days; or (g) (in the case of UFN Notes only) a trustee in bankruptcy (curator) is appointed by the District Court in the event of bankruptcy (faillissement) affecting the whole or any part of the undertaking or assets of UFN and such appointment is not discharged within 30 days; or (h) a distress or execution is levied or enforced upon or sued out against (in the case of the UFN Notes) any part of the assets of UFN (being either an executory attachment (executoriaal beslag) or a conservatory attachment (conservatoir beslag)) or (in any case) a substantial part of the assets of PLC and, in either case, is not removed, discharged, cancelled or paid out within 30 days after the making thereof or any encumbrancer takes possession of (in the case of UFN Notes) the whole or any part of the undertaking or assets of UFN or (in any case) the whole or any substantial part of the undertaking or assets of PLC and is not discharged within 30 days; or (i) (in the case of UFN Notes only) for any reason the guarantee of PLC in respect of the UFN Notes ceases to be in full force and effect. For the purposes of paragraphs (f) and (h) the expression “a substantial part” means a part whose value is equal to or greater than 25 per cent. of the aggregate value of the fixed assets and current assets of the Unilever Group, such value and such assets being determined by reference to the then most recently published audited consolidated balance sheet of the Unilever Group. A report by the auditors of PLC that, in their opinion, (i) the amounts shown in a certificate provided by PLC (showing the fixed assets and current assets of the relevant part and those fixed assets and current assets expressed as a percentage of the fixed assets and current assets of the Unilever Group) have been correctly extracted from the accounting records of the Unilever Group and (ii) the percentage of the fixed assets and current assets of that part to the fixed assets and the current assets of the Unilever Group has been correctly calculated, shall, in the absence of manifest error, be conclusive evidence of the matters to which it relates. (B) If any Default shall occur in relation to the Notes of a Series, the Trustee in its discretion may, and (subject to its rights under the Trust Deed to be indemnified and/or secured and/or prefunded to its satisfaction), if so directed by an Extraordinary Resolution of the Holders of the Notes of the relevant Series or if so requested in writing by the Holders of not less than 25 per cent. in principal amount of the Notes of the relevant Series, shall, but, in the case of the happening of any of the events referred to in paragraphs (b), (c), (e), (f), (g) or (h) of Condition 10A, only if the Trustee shall have certified to the Issuer and the Guarantor(s) that such event is, in its opinion, materially prejudicial to the interests of the Holders of the Notes of the relevant Series, by written notice to the Issuer and the Guarantor(s) declare that such Notes are immediately repayable whereupon the same shall become immediately repayable at their default early redemption amount (which shall be their principal amount or such other default early redemption amount as may be specified in the relevant Final Terms) together with all interest (if any) accrued thereon (calculated as provided in these Terms and Conditions and in the Trust Deed). 11 Enforcement At any time after the Notes of a Series shall have become repayable, the Trustee may, at its discretion and without further notice, institute such proceedings against the Issuer and the Guarantor(s) as it may think fit to enforce repayment of such Notes together with accrued interest and to enforce the provisions of the Trust Deed, but it shall not be bound to take any such proceedings unless (i) it shall have been so directed by an Extraordinary Resolution or so requested in writing by the holders of at least 25 per cent. in principal amount

A43902758 111 of the Notes of the relevant Series then outstanding and (ii) it shall have been indemnified and/or prefunded and/or received security to its satisfaction. Only the Trustee may enforce the provisions of the Notes or the Trust Deed and no Holder or Couponholder shall be entitled to proceed directly against the Issuer or the Guarantor(s) unless the Trustee, having become bound so to proceed, fails to do so within a reasonable time and such failure is continuing. 12 Prescription (a) Claims against the Issuer and/or any Guarantor(s) in respect of Notes and Coupons will become void unless presented for payment within a period of 10 years, in the case of Notes and five years, in the case of Coupons, from the Relevant Date (as defined in Condition 9) relating thereto. (b) In relation to Definitive Notes initially delivered with Talons attached thereto, there shall not be included in any Coupon sheet issued upon exchange of a Talon pursuant to Condition 8A(6) any Coupon which would be void upon issue or the due date for payment of which would fall after the due date for the redemption of the relevant Note or which would be void pursuant to this Condition 12. 13 Replacement of Notes and Coupons If any Note or Coupon is lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Principal Paying Agent upon payment by the claimant of all expenses incurred in connection with such replacement and upon such terms as to evidence, security, indemnity and otherwise as the Issuer or the Principal Paying Agent may require. Mutilated or defaced Notes and Coupons must be surrendered before replacements will be delivered. 14 Notices Notices to Holders of Notes will be deemed to be validly given if published in one leading English language daily newspaper with circulation in London (which is expected to be the Financial Times) or, if this is not possible, in one other leading English language daily newspaper with circulation in Europe or, in the case of a Temporary Global Note or Permanent Global Note, if delivered to Euroclear and/or Clearstream, Luxembourg and/or any other applicable clearing system for communication by them to the persons shown in their respective records as having interests therein provided that the requirements of the relevant stock exchange(s) have been complied with. Any such notice shall be deemed to have been given on the date of such publication or, if so published more than once, on the date of first publication or, as the case may be, on the fourth day after the date of such delivery to Euroclear and/or Clearstream, Luxembourg and/or such other clearing system. If publication is not practicable in any such newspaper, notice will be validly given if made in such other manner, and shall be deemed to have been given on such date, as the Trustee may in each case approve in writing. Holders of Coupons will be deemed for all purposes to have notice of the contents of any notice given to Holders of Notes in accordance with this Condition. 15 Meetings of Noteholders; Modification; Waiver; Substitution The Trust Deed contains provisions for convening meetings of Holders (including meetings held by virtual means via an electronic platform) of any Series of Notes to consider any matter affecting their interests, including the modification by Extraordinary Resolution of these Terms and Conditions or the provisions of the Trust Deed. The quorum at any such meeting for passing an Extraordinary Resolution will be two or more persons holding or representing a clear majority in principal amount of the Notes of that Series for the time being outstanding or, at any adjourned meeting, two or more persons being or representing Noteholders A43902758 112 whatever the principal amount of the Notes of that Series so held or represented, except that, at any meeting the business of which includes the modification of certain of these Terms and Conditions or provisions of the Trust Deed, the necessary quorum for passing an Extraordinary Resolution will be two or more persons holding or representing not less than 66 per cent., or at any adjourned such meeting not less than 33 per cent., of the principal amount of the Notes of that Series for the time being outstanding. An Extraordinary Resolution passed at any meeting of Noteholders of any Series of Notes will be binding on all Noteholders of that Series, whether or not they are present at the meeting, and on all Couponholders of that Series. The Trust Deed contains provisions for the convening of a single meeting of Holders of Notes of more than one Series where the Trustee so decides. The Trustee may agree, without the consent of the Noteholders or Couponholders of any Series, to any modification (subject to certain exceptions) of, or to the waiver or authorisation of any breach or proposed breach of, any of these Terms and Conditions or any of the provisions of the Trust Deed which, in the opinion of the Trustee, is not materially prejudicial to the interests of the Holders of such Notes or to any modification which is of a formal, minor or technical nature or is made to correct a manifest error. The Trustee may also determine that any event which would or might otherwise constitute a Default under Condition 10 shall not do so, provided that, in the opinion of the Trustee, such event is not materially prejudicial to the interests of the Holders of the Notes of the relevant Series. In addition, the Trustee shall be obliged to concur with the Issuer in effecting any Benchmark Amendment in the circumstances and as otherwise set out in Condition 6H without the consent of the Noteholders or Couponholders. Any such modification, waiver, authorisation or determination shall be binding on the Holders of the Notes of such Series and of the Coupons (if any) relating thereto and (unless the Trustee agrees otherwise) any such modification shall be notified to the Noteholders as soon as practicable thereafter in accordance with Condition 14. The Trustee may also agree, subject to certain conditions set out in the Trust Deed, but without the consent of the Holders of the Notes of such Series and of the Coupons (if any) relating thereto, (i) to the substitution of any Group Company in place of the Issuer as principal debtor in respect of the Notes of any Series or (ii) to the substitution in place of the Issuer as principal debtor, or of any Guarantor, of any successor in business (as defined in the Trust Deed) of the Issuer or, as the case may be, that Guarantor. It is a condition of any such substitution in accordance with (i) above that such Notes and Coupons (if any) relating thereto thereupon become or remain, as the case may be, unconditionally and irrevocably guaranteed on a joint and several basis by PLC (except where PLC is the new principal debtor) and UNUS. So long as any Notes remain outstanding (as defined in the Trust Deed), neither UFN nor PLC will merge with, or transfer all or substantially all of its assets or undertaking to, another company (except where UFN or PLC, as the case may be, is the continuing company) unless that other company agrees, in form and manner reasonably satisfactory to the Trustee, to be bound by the terms of the Notes and the Coupons (if any) appertaining thereto and the Trust Deed in place of UFN or PLC and the Trustee is satisfied that the conditions set out in the Trust Deed are complied with. In considering the interests of the Noteholders for the purposes of any substitution, merger or transfer as aforesaid the Trustee shall not have regard to the consequences for individual Noteholders resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political subdivision thereof. 16 Indemnification of the Trustee The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility, including provisions relieving it from taking proceedings to enforce repayment unless indemnified to its satisfaction. The Trustee is entitled to enter into business transactions with PLC, UFN, A43902758 113 UNUS and/or any Group Company without accounting to any Noteholders or Couponholders for any profit resulting therefrom. 17 Further Issues and Additional Issuers (A) The Issuer may, from time to time, without the consent of the Holders of any Notes or Coupons of any Series, create and issue further notes, bonds or debentures having the same terms and conditions as the Notes of an existing Series in all respects (or, in all respects except for the first payment of interest, if any, on them and/or the denomination thereof) so as to form a single series with the Notes of the existing Series. (B) Subject as provided in the Trust Deed, PLC may designate any Group Company to become an Issuer of Notes under the Trust Deed. As provided in the Trust Deed, any such Group Company which is to become an Issuer of any Series of Notes shall become such under the terms of a supplemental deed in or substantially in the form scheduled to the Trust Deed (or in such other form as may be approved by the Trustee in writing) (which shall take effect in accordance with its terms) whereby such Group Company agrees to be bound as an Issuer under the Trust Deed and the Paying Agency Agreement, all as more fully provided in the Trust Deed. 18 Governing Law The Trust Deed, the Paying Agency Agreement, the Notes and the Coupons, and any non-contractual obligations arising out of or in connection with them, are governed by, and will be construed in accordance with, English law. 19 Jurisdiction UFN and UNUS have, in the Trust Deed, submitted to the jurisdiction of the English courts for all purposes in connection with the Trust Deed, the Notes and the Coupons. 20 Rights of Third Parties No person shall have any right to enforce any term or condition of the Notes under the Contracts (Rights of Third Parties) Act 1999. A43902758 114 The Fifth Schedule Form of Supplemental Deed increasing Programme Limit This deed made the [●] day of [●], [●] between: (1) UNILEVER FINANCE NETHERLANDS B.V., UNILEVER PLC and UNILEVER UNITED STATES, INC.; and (2) THE LAW DEBENTURE TRUST CORPORATION p.l.c. as Trustee. Supplemental to a Trust Deed dated 22 July 1994 made between the parties hereto relating to a Programme for the Issuance of Debt Instruments witnesses that the limit of U.S.$25,000,000,000 imposed by Clause 2(A) of the said Trust Deed as amended by Deeds supplemental thereto dated 24 July 1995, 11 July 1996, 13 November 1997, 11 November 1998, 4 July 2000, 2 July 2001, 1 July 2002, 27 June 2003, 2 June 2004, 10 August 2005, 15 May 2007, 13 May 2008, 11 May 2009, 6 May 2010, 5 May 2011, 4 May 2012, 3 May 2013, 2 May 2014, 1 May 2015, 22 April 2016, 15 May 2019 and 11 May 2021 is hereby increased to U.S.$[●]. In witness thereof the parties hereto have executed this Deed as a deed the day and year first above written.

A43902758 115 The Sixth Schedule Form of Supplemental Deed joining a New Issuer This Supplemental Deed is made this [●] day of [●], [●] by: (1) [●] a company incorporated in [●] having its registered office at [●] (the “New Issuer”); (2) UNILEVER FINANCE NETHERLANDS B.V., a company incorporated under the laws of The Netherlands, whose corporate seat is in Rotterdam and its address at Weena 455, 3013 AL, Rotterdam, The Netherlands, UNILEVER PLC, a company incorporated under the laws of England, whose registered office is at Port Sunlight, Wirral, Merseyside CH62 4ZD, United Kingdom and UNILEVER UNITED STATES, INC., a company incorporated under the laws of the State of Delaware, United States of America, whose registered office is at 1209 Orange Street, Wilmington, Delaware 19801, United States of America; (3) THE LAW DEBENTURE TRUST CORPORATION p.l.c., a company incorporated under the laws of England, whose registered office is at Eighth Floor, 100 Bishopsgate, London EC2N 4AG, United Kingdom (the “Trustee”); (4) [●] in its capacity as principal paying agent (the “Principal Paying Agent”, which expression shall include any successor to [●] in its capacity as such); and (5) [●] and [●] in their capacities as paying agents (the “Paying Agents”, which expression shall include the Principal Paying Agent and any substitute or additional paying agents so appointed). Whereas: (A) This Supplemental Deed is supplemental to the trust deed dated 22 July 1994 (such trust deed, as from time to time amended and restated or supplemented in accordance with its terms being referred to herein as the “Trust Deed”) made between Unilever Finance Netherlands B.V. and Unilever PLC as issuers (the “Original Issuers”), Unilever PLC and Unilever United States, Inc. as guarantors (the “Original Guarantors”) and the Trustee and to the paying agency agreement dated 22 July 1994 (such paying agency agreement, as from time to time amended and restated or supplemented with the prior consent of the Trustee being referred to herein as the “Paying Agency Agreement”) made between the Original Issuers, the Original Guarantors, the Trustee, the Principal Paying Agent and the Paying Agents. (B) The New Issuer is a Group Company. (C) At the request of [●], the New Issuer wishes to execute this Supplemental Deed (being a deed supplemental to the Trust Deed in order to become an Issuer as defined in the Trust Deed) and pursuant to the provisions therein contained, and pursuant to the provisions contained in the Paying Agency Agreement. (D) Each of the Agents (as defined in Clause 1 hereof) wishes, pursuant to the terms of the Paying Agency Agreement to act as an agent (in the capacity in which it has been appointed under the Paying Agency Agreement and in accordance with the terms thereof) of [●] which becomes an Issuer pursuant to, and in the manner provided in, Clause 17(E) of the Trust Deed. (E) [●] has agreed to guarantee the payment of all moneys payable by the New Issuer under the Trust Deed and in respect of any Notes issued by the New Issuer in the manner appearing hereunder and under the Trust Deed. A43902758 116 (F) [The Trustee has received legal opinion(s) from legal counsel in the country of incorporation of the New Issuer and of [●] and from legal counsel in England, reasonably satisfactory to it, to the effect, inter alia, that the New Issuer and [●] each have the capacity and power to enter into this supplemental deed and that, when executed and delivered by such New Issuer and [●], this supplemental deed will constitute valid and legally binding obligations of such New Issuer.]25 Now therefore this Supplemental Deed witnesseth and it is hereby declared as follows: 1 Definitions and Interpretations (A) In this Supplemental Deed, any reference to “Agents” is to the Principal Paying Agent and the other Paying Agents. (B) To the extent to which the same are applicable and unless otherwise defined herein, the definitions and provisions contained in Clause 1 of the Trust Deed shall apply to and be incorporated in this Supplemental Deed (including the recitals hereto). 2 Acknowledgement by New Issuer The New Issuer hereby appoints the Trustee (and the Trustee hereby accepts such appointment) to act as Trustee on the same terms as set out in the Trust Deed. 3 Guarantee [●] hereby confirms that the guarantee contained in Clause 8 of the Trust Deed applies to all amounts owing by the New Issuer under or pursuant to the Trust Deed and any Notes or Coupons appertaining thereto. 4 Appointment of Agents The New Issuer hereby appoints each of the Agents as its agent on the same terms set out in the Paying Agency Agreement and each of the Agents accepts its appointment as agent of the New Issuer in relation to any Notes issued by the New Issuer and shall comply with the terms and conditions applicable thereto, the provisions of the Paying Agency Agreement and, in connection therewith, shall take all such action as may be incidental thereto. 5 Incorporation of Terms It is declared that there shall be deemed to be incorporated in this Supplemental Deed all the covenants, undertakings, powers, obligations and/or other provisions of the Trust Deed, the Schedules thereto, the Conditions and the Paying Agency Agreement relating to or affecting the Issuers in the same manner and to the same extent as if the same had been, mutatis mutandis, set out in full in this Supplemental Deed and made applicable to the New Issuer, and (without prejudice to the generality of the foregoing) the New Issuer accordingly covenants: (i) in favour of the Trustee to duly perform and observe and be bound by the said covenants, undertakings, powers, obligations and/or other provisions imposed on or 25 Recital (F) and Clause 6 of this Supplemental Deed are alternatives, one of which (to be determined by the Trustee) should be deleted. A43902758 117 relating to or affecting it by or under the Trust Deed or the Schedules or the Conditions; and (ii) in favour of the Trustee and each of the Agents, to duly perform and observe and be bound by the said covenants, undertakings, powers, obligations and/or other provisions imposed on or relating to or affecting it by or under the Paying Agency Agreement. 6 [Conditions This Supplemental Deed shall not take effect unless and until the Trustee shall have received opinions of legal counsel in the country of incorporation of the New Issuer and of [●] and in England, reasonably satisfactory to it, to the effect, inter alia, that the New Issuer and [●] each have the capacity and power to enter into this Supplemental Deed and that this Supplemental Deed constitutes valid and legally binding obligations of the New Issuer and [●].] 7 Counterparts This Supplemental Deed may be executed in any number of counterparts, each of which shall be identical and all of which, when taken together, shall constitute one and the same instrument and any one of the parties hereby may execute this Supplemental Deed by signing any such counterpart. 8 Governing Law This Supplemental Deed, and any non-contractual obligations arising out of or in connection with it, is governed by, and shall be construed in accordance with, the laws of England. 9 [Jurisdiction In relation to all claims arising hereunder (including a claim relating to any non-contractual obligations arising out of or in connection with this Supplemental Deed) [●] severally agree that the courts of England are to have jurisdiction to settle any such claim and that accordingly any suit, action or proceedings (together referred to as “Proceedings”) arising hereunder may be brought in such courts. Nothing contained in this Clause shall limit any right to take proceedings against [●] in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not. Each of [●] irrevocably agrees that any legal proceedings or any demand or any notice may be made or served on it by the same being posted in a prepaid registered or recorded delivery letter addressed to it at the address set out in Clause 32 of the Trust Deed for the time being of Unilever PLC (or at such other office as it may have notified in writing to the Trustee and as the Trustee shall from time to time have approved) and marked for the attention of the Group Secretary of Unilever PLC or such other official of Unilever PLC as [●] may have notified in writing to the Trustee and the Trustee shall from time to time have approved.] In witness whereof this Supplemental Deed has been executed as a deed by the parties hereto and is intended to be and is hereby delivered on the date first above written. A43902758 118 The Seventh Schedule Form of Supplemental Deed releasing an Issuer This Supplemental Deed is made this [●] day of [●], [●] by: (1) [●] a duly incorporated company having its [registered office at [●]]26 [corporate seat in Rotterdam, The Netherlands]27 (the “Retiring Issuer”); (2) THE LAW DEBENTURE TRUST CORPORATION p.l.c., a company incorporated under the laws of England, whose registered office is at Eighth Floor, 100 Bishopsgate, London EC2N 4AG, United Kingdom (the “Trustee”); (3) [●] in its capacity as principal paying agent (the “Principal Paying Agent”, which expression shall include any successor to [●] in its capacity as such); (4) [●] and [●] in their capacities as paying agents (the “Paying Agents”, which expression shall include the Principal Paying Agent and any substitute or additional paying agents so appointed). Whereas: (A) This supplemental deed is supplemental to the trust deed dated 22 July 1994 (such trust deed, as from time to time amended and restated or supplemented in accordance with its terms being referred to herein as the “Trust Deed”) made between Unilever Finance Netherlands B.V. and Unilever PLC as Issuers (the “Original Issuers”), Unilever PLC and Unilever United States, Inc. as Guarantors (the “Original Guarantors”) and the Trustee and to the paying agency agreement dated 22 July 1994 (such paying agency agreement, as from time to time amended and restated or supplemented with the prior consent of the Trustee being referred to herein as the “Paying Agency Agreement”) made between the Original Issuers, the Original Guarantors, the Trustee, the Principal Paying Agent and the other Paying Agents. (B) [There are not outstanding any Notes issued by the Retiring Issuer.]/[●] has assumed the obligations under the Notes.]28 (C) At the request of the Retiring Issuer, the Trustee has agreed to execute this supplemental deed in order to release the Retiring Issuer from its obligations, undertakings and covenants under the Trust Deed. (D) The Trustee and each of the Agents (as defined in Clause 1 of these presents) have agreed that the Retiring Issuer shall be released from its obligations, undertakings and covenants under the Paying Agency Agreement upon the execution and delivery of this supplemental deed. Now therefore this Supplemental Deed witnesseth and it is hereby declared as follows: 1 (A) In this supplemental deed, any reference to “Agents” is to the Principal Paying Agent and the other Paying Agents as such expressions are defined in the Paying Agency Agreement. 26 Delete if UFN is the Retiring Issuer. 27 Include if UFN is the Retiring Issuer. 28 Delete as applicable.

A43902758 119 (B) To the extent to which the same are applicable, the definitions and provisions contained in Clause 1 of the Trust Deed shall apply to and be incorporated in this supplemental deed (including the recitals hereto). 2 At the request of the Retiring Issuer: (a) the Trustee hereby releases the Retiring Issuer from its obligations, undertakings and covenants under the Trust Deed; and (b) the Trustee and each of the Agents hereby releases the Retiring Issuer from its obligations, undertakings and covenants under the Paying Agency Agreement. 3 The release of the Retiring Issuer shall not affect any accrued rights and liabilities as between the Retiring Issuer, the Trustee and the Agents pursuant to the Trust Deed and the Paying Agency Agreement. 4 This supplemental deed may be executed in any number of counterparts, each of which shall be identical and all of which, when taken together, shall constitute one and the same instrument and any one of the parties hereby may execute this supplemental deed by signing any such counterpart. 5 This supplemental deed, and any non-contractual obligations arising out of or in connection with it, is governed by, and shall be construed in accordance with, the laws of England. In witness whereof this supplemental deed has been executed as a deed by the parties hereto and is intended to be and is hereby delivered on the date first above written. A43902758 120 The Eighth Schedule Provisions for Meetings of Holders of Notes 1 (A) As used in this Schedule, the following expressions shall have the meanings hereinafter mentioned unless the context otherwise requires: (1) “voting certificate” shall mean a certificate in the English language issued by any Paying Agent and dated, in which it is stated: (a) that on the date thereof, Notes of any Series (not being Notes in respect of which a block voting instruction has been issued and is outstanding in respect of the meeting specified in such voting certificate or any adjournment thereof) of the principal amount(s) specified and bearing specified serial numbers have been deposited with such Paying Agent and that no such Notes will be released until the first to occur of: (i) the conclusion of the meeting specified in such certificate or if applicable any adjournment thereof or any poll taken on any resolution proposed thereat (whichever is the later); and (ii) the surrender of the voting certificate to the Paying Agent who issued the same; or (b) that until the release of the Notes represented thereby the bearer thereof is entitled to attend and vote at such meeting or any adjournment thereof in respect of the Notes represented by such certificate; (2) “block voting instruction” shall mean a document in the English language issued by any Paying Agent and dated, in which: (a) it is certified that Notes of the relevant Series (not being Notes in respect of which a voting certificate has been issued and is outstanding in respect of the meeting specified in such block voting instruction or any adjournment thereof) have been deposited with such Paying Agent and that no such Bearer Notes will be released until the first to occur of: (i) the conclusion of the meeting specified in such document or if applicable any adjournment thereof or any poll taken on any resolution proposed thereat (whichever is the later); and (ii) the surrender, not less than 48 hours before the time for which such meeting or adjourned meeting is convened or poll called, of the respective receipts to the Paying Agent who issued the same in respect of each such deposited Note which is to be released coupled with notice from the Paying Agent to the relevant Issuer of such surrender; (b) it is certified that each depositor of such Notes has instructed such Paying Agent that the vote(s) attributable to his or its Notes so deposited should be cast in a particular way in relation to the resolution A43902758 121 or resolutions to be put to such meeting or any adjournment thereof and that all such instructions are, during the period of 48 hours prior to the time for which such meeting or adjourned meeting is convened, neither revocable nor subject to amendment; (c) the total number, the principal amounts and the certificate numbers of the Notes so deposited are listed, distinguishing with regard to principal amount and with regard to each such resolution between those in respect of which instructions have been given as aforesaid that the votes attributable thereto should be cast in favour of the resolution, and those in respect of which instructions have been given that the votes attributable thereto should be cast against the resolution; and (d) one or more persons named in such document (hereinafter called a “proxy”) is or are authorised and instructed by such Paying Agent to cast the votes attributable to the Notes so listed in accordance with the instructions referred to in (c) above as set out in such document; (3) “electronic platform” means any form of telephony or electronic platform or facility and includes, without limitation, telephone and video conference call and application technology systems; (4) “meeting” means a meeting convened pursuant to this Schedule by the relevant Issuer or the or the Trustee and whether held as a physical meeting or as a virtual meeting; (5) “physical meeting” means any meeting attended by persons present in person at the physical location specified in the notice of such meeting; (6) “present” means physically present in person at a physical meeting, or able to participate in a virtual meeting via an electronic platform; and (7) “virtual meeting” means any meeting held via an electronic platform. (B) Voting certificates and block voting instructions shall only be issued in respect of Notes deposited with any Paying Agent not less than 48 hours before the time for which the meeting or the poll to which the same relate has been convened or called and shall be valid only for so long as the relevant Notes will not be released pursuant to this paragraph 1 hereof and during the validity thereof the Holder of any such voting certificate or (as the case may be) the proxy or proxies named in any block voting instruction shall, for all purposes in connection with any meeting of Holders of Notes, be deemed to be the Holder of the Notes of the relevant Series to which such voting certificate or block voting instruction relates and the Paying Agent with which such Notes have been deposited shall nevertheless be deemed for such purposes not to be the Holder of those Notes. 2 The Trustee, the relevant Issuer or the relevant Guarantor(s) at any time may, and the Trustee shall (subject to its being indemnified to its satisfaction against all costs and expenses thereby occasioned) upon a request in writing at the time by Holders of Notes holding not less than one-tenth of the principal amount outstanding of the Notes of any particular Series for the time being outstanding shall, convene a meeting of the Holders of Notes of such Series. Whenever the relevant Issuer or the relevant Guarantor(s) is or, as the case may be, are about to convene any such meeting it shall forthwith give notice in A43902758 122 writing to the Trustee of the day, time and place (or the details of the electronic platform to be used in the case of a virtual meeting) thereof and of the nature of the business to be transacted thereat. Every physical meeting shall be held at such place as the Trustee may approve. Every virtual meeting shall be held via an electronic platform and at a time approved by the Trustee. 3 At least 21 days’ notice (exclusive of the day on which the notice is given and of the day on which the meeting is held) specifying the day, time and place of meeting (or the details of the electronic platform to be used in the case of a virtual meeting) shall be given to the Holders of the Notes of the relevant Series in the manner provided in the Conditions. A copy of the notice shall be given to the Trustee unless the meeting shall be convened by the Trustee, and to the relevant Issuer or the relevant Guarantor(s) unless the meeting shall be convened by such relevant Issuer or the relevant Guarantor(s). Such notice shall be given in the manner provided in these presents and shall, unless in any particular case the Trustee otherwise agrees, specify the terms of the resolutions to be proposed and shall include to the extent applicable to the relevant Series, inter alia, statements to the effect that Notes of the relevant Series may be deposited with any Paying Agent for the purpose of obtaining voting certificates or appointing proxies until 48 hours before the time fixed for the meeting but not thereafter. With respect to a virtual meeting, each such notice shall set out such other and further details as are required under paragraph 25. 4 A person (who may, but need not, be the Holder of a Note of the relevant Series) nominated in writing by the Trustee shall be entitled to take the chair at every such meeting but if no such nomination is made or if at any meeting the person nominated shall not be present within 15 minutes after the time appointed for the holding of such meeting the Holders of Notes present shall choose one of their number to be chairperson and, failing such choice, the relevant Issuer may appoint a chairperson who may, but need not, be the Holder of a Note. 5 At any such meeting two or more persons present in person holding Notes of the relevant Series and/or voting certificates and/or being proxies or representatives and being or representing in the aggregate a clear majority in principal amount of the Notes of the relevant Series for the time being outstanding shall form a quorum for the action of business and no business (other than the choosing of a chairperson) shall be transacted at any meeting unless the requisite quorum be present at the commencement of business. The quorum at any such meeting for passing an Extraordinary Resolution shall (subject as provided below) be two or more persons present in person holding Notes of the relevant Series or voting certificates or being proxies and holding or representing in the aggregate a clear majority in principal amount of the Notes of the relevant Series for the time being outstanding; PROVIDED THAT at any meeting the business of which includes any of the following matters (each of which shall only be capable of being effected after having been approved by Extraordinary Resolution) namely: (i) varies the date of maturity or any date of redemption of any of the Notes of the relevant Series or any date for payment of any principal or interest in respect thereof; or (ii) reduces or cancels the principal amount of the Notes of the relevant Series, varies any provision regarding the calculation of the amount or the rate of interest payable thereon or varies the rate of discount, rate of amortisation or any other rate of return applicable thereto or reduces the amount of principal or interest payable on any date; or

A43902758 123 (iii) modifies the provisions contained in this Schedule concerning the quorum required at any meeting of Holders of Notes in respect of the Notes of the relevant Series or any adjournment thereof or concerning the majority required to pass an Extraordinary Resolution; or (iv) varies the currency in which any payment (or other obligation) in respect of the Notes of the relevant Series is to be made; or (v) amends this proviso in any manner, the quorum shall be two or more persons present holding Notes or voting certificates or being proxies and holding or representing in the aggregate not less than 66 per cent. of the principal amount of the Notes of the relevant Series for the time being outstanding. 6 If within half an hour from the time appointed for any such meeting a quorum is not present the meeting shall, if convened upon the requisition of Holders of Notes, be dissolved. In any other case it shall be adjourned for such period, not being less than fourteen days nor more than 42 days, and to such time and place or electronic platform (as the case may be) as may be appointed by the chairperson. Save as otherwise provided in the proviso to this paragraph, at such adjourned meeting two or more persons present in person holding Notes of the relevant Series and/or voting certificates and/or being proxies or representatives (whatever the principal amount of the Notes so held or represented) shall form a quorum and shall have the power to pass any resolution and to decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had a quorum been present at such meeting Provided that at any adjourned meeting the business of which includes any of the matters specified in the proviso to paragraph 5 above, the quorum shall be two or more persons present holding Notes or voting certificates or being proxies or representatives and holding or representing in the aggregate no less than 33 per cent. of the principal amount of the Notes of the relevant Series for the time being outstanding. 7 The chairperson may with the consent of (and shall if directed by) any meeting adjourn the same from time to time and from place to place (including, for this purpose, an electronic platform) but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. 8 At least fourteen days’ notice of any meeting adjourned through want of a quorum shall be given in the same manner as for an original meeting and such notice shall state the quorum required at such adjourned meeting. Subject as aforesaid, it shall not be necessary to give any notice of an adjourned meeting. 9 At a meeting which is held only as a physical meeting, every question submitted to such meeting shall be decided in the first instance by a show of hands and in case of equality of votes the chairperson shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) to which he may be entitled as a Holder of a Note or as a Holder of a voting certificate and/or as a proxy. 10 At any meeting, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairperson or the relevant Issuer or the relevant Guarantor(s) or by one or more persons holding one or more Notes of the relevant Series or voting certificates and/or being proxies or representatives and holding or representing in the aggregate not less than one-fiftieth part of the principal amount outstanding of the Notes of A43902758 124 the relevant Series for the time being outstanding, a declaration by the chairperson that a resolution has been carried or carried by a particular majority or lost or not carried by any particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution. 11 If at any meeting a poll is so demanded, it shall be taken in such manner and (subject as hereinafter provided) either at once or after such an adjournment as the chairperson directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll has been demanded. 12 Any poll demanded at any meeting on the election of a chairperson or on any question of adjournment shall be taken at the meeting without adjournment. 13 At a virtual meeting, a resolution put to the vote of the meeting shall be decided on a poll in accordance with paragraph 27, and any such poll will be deemed to have been validly demanded at the time fixed for holding the meeting to which it relates. 14 The Trustee, the relevant Issuer and the relevant Guarantor(s) (through their respective representatives) and their respective financial and legal advisers shall be entitled to attend and speak at any meeting of the Holders of Notes. Save as aforesaid, no person shall be entitled to attend or vote at any meeting of the Holders of Notes or to join with others in requesting the convening of such a meeting unless he is the Holder of a voting certificate or is a proxy or representative. Neither the relevant Issuer nor the relevant Guarantor(s) nor any of their group companies shall be entitled to vote in respect of Notes held by or on its behalf but this shall not prevent any proxy or representative named in the block voting instructions from being a director, officer or representative of, or otherwise connected with, the relevant Issuer, the relevant Guarantor(s) or any of their group companies. 15 Subject as provided in paragraph 14 above, at any such meeting (a) on a show of hands every person who is present in person or who produces his appointment as a representative or a Note or a voting certificate or who is a proxy, shall have one vote and (b) on a poll every person who is so present shall have one vote in respect of each integral currency unit of the Specified Currency (a “Unit”) of Notes of the relevant Series so produced or represented by the voting certificate so produced or in respect of which he is a proxy. Without prejudice to the obligations of the proxies named in any block voting instruction or form of proxy, any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way. 16 A proxy named in any block voting instruction need not be a Holder of any Note. 17 Each block voting instruction and each form of proxy, together (if so required by the Trustee) with proof satisfactory to the Trustee of its due execution on behalf of the relevant Paying Agent, shall be deposited at the registered office of the relevant Issuer (or at such other place or electronic platform as the Trustee shall designate or approve) not less than 24 hours before the time appointed for holding the meeting or adjourned meeting or for the taking of the poll at which the proxy named in the block voting instruction or form of proxy proposes to vote and in default the block voting instruction or form of proxy shall not be treated as valid unless the chairperson of the meeting decides otherwise before such meeting or adjourned meeting or poll proceeds to business. A notarially certified copy of each such block A43902758 125 voting instruction and form of proxy and satisfactory proof as aforesaid (if applicable) shall be deposited with the Trustee before the commencement of the meeting, adjourned meeting or poll but the Trustee shall not thereby be obliged to investigate or be concerned with the validity of, or the authority of the proxy named in, any such block voting instruction or form of proxy. 18 Any vote given in accordance with the terms of a block voting instruction or form of proxy shall be valid notwithstanding the previous revocation or amendment of the block voting instruction or form of proxy or of any of the Noteholders’ instructions pursuant to which it was executed; provided that no intimation in writing of such revocation or amendment shall have been received from the Principal Paying Agent by the relevant Issuer at its registered office or by the chairperson of the meeting in each case not less than 24 hours before the commencement of the meeting or adjourned meeting at which the block voting instruction or form of proxy is intended to be used. 19 A meeting of the Holders of Notes shall, in respect of the Notes of the relevant Series and subject to the provisions contained in the Conditions, in addition to the powers hereinbefore given, but without prejudice to any powers conferred on other persons by these presents, have the following powers exercisable by Extraordinary Resolution namely: (a) to sanction any proposal by the relevant Issuer or the relevant Guarantor(s) for any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Holders of Notes and/or the Couponholders in respect of the Notes of the relevant Series, against the relevant Issuer and/or Guarantor(s) whether such rights shall arise under these presents, the Notes or Coupons (if any) of that Series or otherwise; (b) power to sanction any scheme or proposal for the exchange or sale of the Notes of any Series, for the conversion of the Notes of any Series, into or the cancellation of the Notes of any Series, in consideration of, shares, stock, bonds, notes, debentures, debenture stocks and/or other obligations and/or securities of the relevant Issuer or any other company formed or to be formed, or for or into or in consideration of cash, or partly for or into or in consideration of such shares, stock, bonds, notes, debentures, debenture stock and/or other obligations and/or securities as aforesaid and partly for or into or in consideration of cash; (c) to assent to any modification or alteration of the provisions contained in the Notes or the Coupons of the relevant Series, the Conditions thereof or these presents which shall be proposed by the relevant Issuer, the relevant Guarantor(s) or the Trustee; (d) to waive or authorise any breach or proposed breach by the relevant Issuer or the relevant Guarantor(s) of its or their obligations under the Conditions applicable to the Notes of the relevant Series or these presents or determine that any act or omission which might otherwise constitute an Event of Default under the Conditions applicable to the Notes of the relevant Series shall not be treated as such; (e) to authorise the Trustee to concur in and execute and do all such documents, acts and things as may be necessary to carry out and give effect to any Extraordinary Resolution; (f) to give any authority, direction or sanction which under these presents or the Conditions applicable to the Notes of the relevant Series is required to be given by Extraordinary Resolution; A43902758 126 (g) to appoint any persons (whether Holders of Notes or not) as a committee or committees to represent the interests of the Holders of Notes in respect of the Notes of the relevant Series and to confer upon such committee or committees any powers or discretions which such Holders of Notes could themselves exercise by Extraordinary Resolution; (h) to approve a person proposed to be appointed a new Trustee under these presents and to remove any Trustee or Trustees for the time thereof; and (i) to discharge or exonerate the Trustee from any liability in respect of any act or omission for which the Trustee may have become responsible under these presents or under the Notes of the relevant Series. 20 An Extraordinary Resolution passed at a meeting of the Holders of Notes in respect of the Notes of the relevant Series duly convened and held in accordance with these presents shall be binding upon all the Holders of Notes of the relevant Series, whether present or not present at such meeting, and upon all the Couponholders in respect of Notes of the relevant Series and each of the Holders of Notes and Couponholders shall, in respect of the Notes of that Series, be bound to give effect thereto accordingly. The passing of any such resolution shall be conclusive evidence that the circumstances of such resolution justify the passing thereof. 21 The expression “Extraordinary Resolution” when used in these presents means a resolution passed at a meeting of the Holders of Notes in respect of the Notes of the relevant Series duly convened and held in accordance with the provisions contained herein by a majority consisting of not less than three-fourths of the votes cast thereon or an instrument or instruments in writing signed by the Holder or Holders of not less than 75 per cent. of the Notes of the relevant Series for the time being outstanding. 22 If and whenever an Issuer shall have issued and have outstanding any Notes which do not form one single Series then the foregoing provisions of this Schedule shall have effect subject to the following modifications: (i) a resolution which in the opinion of the Trustee affects one Series only of the Notes shall be deemed to have been duly passed if passed at a separate meeting of the Holders of the Notes of the relevant Series; (ii) a resolution which in the opinion of the Trustee affects more than one Series of the Notes but does not give rise to a conflict of interest between the Holders of Notes of any of the Series affected shall be deemed to have been duly passed if passed at a single meeting of the Holders of the Notes of all Series so affected; (iii) a resolution which in the opinion of the Trustee affects more than one Series of Notes and gives or may give rise to a conflict of interest between the Holders of the Notes of one Series or group of Series so affected and the Holders of the Notes of another Series or group of Series so affected shall be deemed to have been duly passed only if in lieu of being passed at a single meeting of the Holders of the Notes of all such Series it shall be duly passed at separate meetings of the Holders of the Notes of each Series so affected; and (iv) to all such meetings as aforesaid all preceding provisions of this Schedule shall, mutatis mutandis, apply as if references therein to Notes and Noteholders or Holders of Notes of the relevant Series were references to the Notes of the Series or group of Series in question and to the Holders of such Notes respectively.

A43902758 127 23 Minutes of all resolutions and proceedings at every such meeting as aforesaid shall be made and duly entered in books to be from time to time provided for that purpose by the relevant Issuer or the Trustee and any such minutes as aforesaid, if purporting to be signed by the chairperson of the meeting at which such resolutions were passed or proceedings transacted or by the chairperson of the next succeeding meeting of the Holders of Notes in respect of the Notes of the relevant Series, shall be conclusive evidence of the matters therein contained and until the contrary is proved every such meeting in respect of the proceedings of which minutes have been made and signed as aforesaid shall be deemed to have been duly held and convened and all resolutions passed or proceedings transacted thereat to have been duly passed and transacted. Subject to all other provisions contained in these presents, the Trustee may by agreement with UFN and PLC, without the consent of the Noteholders or the Couponholders, prescribe or approve such further regulations regarding the holding of meetings of Noteholders and attendance and voting thereat as the Trustee may in its discretion determine or as proposed by the relevant Issuer or the relevant Guarantor(s). 24 So long as the Notes of the relevant Series are represented by any Notes in global form, the Holder of the relevant Notes in global form shall for the purposes of this Schedule be deemed to be two persons and, at any such meeting, as having one vote in respect of each Unit for which such Notes in global form may be exchanged. 25 The relevant Issuer, the relevant Guarantor(s) (in each case, with the Trustee’s prior approval) or the Trustee in its sole discretion may decide to hold a virtual meeting and, in such case, shall provide details of the means for Holders of the relevant Notes or their proxies or representatives to attend and participate in the meeting, including the electronic platform to be used. 26 The relevant Issuer, or the relevant Guarantor(s) or the chairperson (in each case, with the Trustee’s prior approval) or the Trustee in its sole discretion may make any arrangement and impose any requirement or restriction as is necessary to ensure the identification of those entitled to take part in the virtual meeting and the security of the electronic platform. All documentation that is required to be passed between persons present at the virtual meeting (in whatever capacity) shall be communicated by email. 27 All resolutions put to a virtual meeting shall be voted on by a poll in accordance with paragraphs 9-13 above (inclusive) and such poll votes may be cast by such means as the Issuers, or the Guarantors (in each case, with the Trustee’s prior approval) or the Trustee in its sole discretion considers appropriate for the purposes of the virtual meeting. 28 Persons seeking to attend or participate in a virtual meeting shall be responsible for ensuring that they have access to the facilities (including, without limitation, IT systems, equipment and connectivity) which are necessary to enable them to do so. 29 In determining whether persons are attending or participating in a virtual meeting, it is immaterial whether any two or more members attending it are in the same physical location as each other or how they are able to communicate with each other. 30 Two or more persons who are not in the same physical location as each other attend a virtual meeting if their circumstances are such that if they have (or were to have) rights to speak or vote at that meeting, they are (or would be) able to exercise them. A43902758 128 31 The relevant Issuer, or the relevant Guarantor(s) (in each case, with the Trustee’s prior approval) or the Trustee in its sole discretion may make whatever arrangements they consider appropriate to enable those attending a virtual meeting to exercise their rights to speak or vote at it. 32 A person is able to exercise the right to speak at a virtual meeting when that person is in a position to communicate to all those attending the meeting, during the meeting, as contemplated by the relevant provisions of this Schedule. 33 A person is able to exercise the right to vote at a virtual meeting when: (i) that person is able to vote, during the meeting, on resolutions put to the vote at the meeting; and (ii) that person’s vote can be taken into account in determining whether or not such resolutions are passed at the same time as the votes of all the other persons attending the meeting who are entitled to vote at such meeting.